Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of
May 6, 2014

AMONG

KINDER MORGAN, INC.,
as the Borrower,

THE LENDERS PARTY HERETO,

and

BARCLAYS BANK PLC,
as Administrative Agent

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INC.,

THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A.,

RBC CAPITAL MARKETS,(1)

RBS SECURITIES INC.,

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners,

CITIBANK N.A.,

as the Syndication Agent,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INC.,

THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A.,

RBC CAPITAL MARKETS,

THE ROYAL BANK OF SCOTLAND PLC,

and

WELLS FARGO SECURITIES, LLC,

as Co-Documentation Agents

(1)  RBC Capital Markets is the marketing name for the capital markets business of Royal Bank of Canada and its subsidiaries.

i

SCHEDULES:

Schedule 1.01(a)	Revolving Credit Commitments, Term Loan Commitments
Schedule 1.01(b)	Existing Equal and Ratable Debt
Schedule 1.01(c)	Existing Cash Management Agreements
Schedule 1.01(d)	Existing Liens
Schedule 1.01(e)	Excluded Subsidiaries
Schedule 1.01(f)	Existing Guarantors
Schedule 1.01(g)	Existing Immaterial Subsidiaries
Schedule 1.01(h)	Existing CDS Facilities
Schedule 4.16	Subsidiaries
Schedule 6.05	Existing Affiliate Transactions
Schedule 6.06	Existing Restrictions

EXHIBITS:

Exhibit 1.01-A	Form of Assignment and Acceptance
Exhibit 1.01-B	Other Existing Letters of Credit
Exhibit 1.01-C	Form of Revolver Note
Exhibit 1.01-D	Form of Term Loan Note
Exhibit 1.01-E	Form of Swingline Note
Exhibit 1.01-F	Agreed Security Package
Exhibit 1.01-F-1	Form of Pledge Agreement
Exhibit 1.01-F-2	Form of Security Agreement
Exhibit 1.01-F-3	Form of Collateral Agency Agreement
Exhibit 1.01-F-4	Form of Agreed Opinion
Exhibit 1.01-G	Form of Affiliated Lender Assignment and Acceptance
Exhibit 2.03	Form of Borrowing Request
Exhibit 2.05	Form of Letter of Credit Request
Exhibit 2.06	Form of Notice of Account Designation
Exhibit 2.07	Form of Interest Election Request
Exhibit 2.10	Form of Notice of Prepayment
Exhibit 2.16-A	Form of U.S. Tax Compliance Certificate
Exhibit 2.16-B	Form of U.S. Tax Compliance Certificate
Exhibit 2.16-C	Form of U.S. Tax Compliance Certificate
Exhibit 2.16-D	Form of U.S. Tax Compliance Certificate
Exhibit 2.22	Form of New Loan Increase Joinder
Exhibit 5.01	Form of Compliance Certificate

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of May 6, 2014 (as amended, supplemented, restated, amended and restated or otherwise modified from time to time, this “Agreement”) is entered  into among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (including each Person listed on the signature pages hereof and each Person that becomes a Lender pursuant to Section 2.22 or 9.05, the “Lenders”), Barclays Bank PLC, Citibank N.A. and JPMorgan Chase Bank, N.A. as Issuing Banks, and Barclays Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower is party to and incurred certain Indebtedness under (i) that certain Credit Agreement, dated as of February 10, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among the Borrower,  the lenders party thereto from time to time, Barclays Bank PLC as administrative agent, and the other parties party thereto, and (ii) that certain Credit Agreement, dated as of May 24, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among the Borrower, the lenders party thereto from time to time, Barclays Bank PLC as administrative agent, and the other parties party thereto (together the “Existing Credit Agreements”);

WHEREAS, the Borrower has informed the Lenders that the Borrower intends to refinance all existing Indebtedness outstanding and terminate all commitments, in each case under each of the Existing Credit Agreements (the “Refinancing”, together with the borrowings under the Facilities (as defined herein) and the payment of fees and expenses in connection therewith, the “Transactions”); and

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, in an aggregate principal amount of $2,400,000,000, consisting of (i) a term loan facility (the “Term Facility”) in an aggregate principal amount of $650,000,000 and (ii) a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $1,750,000,000.  The Term Facility and the Revolving Facility are herein referred to collectively as the “Facilities.”

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders and the Issuing Banks to make their respective extensions of credit to the Borrower hereunder, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” means the Person, property, business or asset acquired and not subsequently disposed of.

“Additional CDS Facilities” means any CDS credit facilities entered into after the Closing Date in an aggregate principal amount not to exceed $400,000,000, and any Permitted Refinancing thereof, which Additional CDS Facilities may be unsecured or, if secured, shall constitute Additional Equal and Ratable Debt.

“Additional Debt Certificate” means a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, together with a reasonably detailed description of the material terms and conditions of the applicable Additional Equal and Ratable Debt or Permitted Additional Debt, or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of Additional Equal and Ratable Debt or Permitted Additional Debt, as applicable.

“Additional Equal and Ratable Debt” means any securities issued by the Borrower or any Additional CDS Facilities, in each case, evidencing or consisting of Indebtedness that is or is required by its terms to be secured by the Collateral on an equal and ratable basis with the Loans, in each case, solely to the extent that the Obligations hereunder are secured; provided that, in each case, at any time after the occurrence of a Collateral Delivery Date and prior to a subsequent Collateral Fall-Away Event, the requirements set forth in Section 4.13 of the Collateral Agency Agreement shall have been satisfied and the document evidencing such Additional Equal and Ratable Debt shall be subject to the terms of the Collateral Agency Agreement as “Additional Equal and Ratable Instruments”; provided, further, that any Additional Equal and Ratable Debt shall be unsecured unless equally and ratably secured with the Obligations hereunder in accordance with the terms of the Collateral Documents to the extent such Obligations are secured in accordance with the terms hereof; provided, further, that (a)  the terms of such Additional Equal and Ratable Debt (i) other than in the case of Additional CDS Facilities, do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is six months and one day after the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent the same are senior subordinated notes or credit facilities, provide for customary subordination to the Obligations, (b) the covenants, events of default, guarantees and other terms of such Additional Equal and Ratable Debt  (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those contained herein (it being understood that delivery of an Additional Debt Certificate to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower prior to such incurrence that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (c) no Subsidiary of the Borrower (other than a Guarantor) is an obligor in respect of such Additional Equal and Ratable Debt.

“Adjusted Total Revolving Credit Commitment” means at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affiliate” of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For purposes of this definition, any Person that owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

“Affiliated Lender” has the meaning specified in Section 9.05(a)(v).

“Affiliated Lender Assignment and Acceptance” means an assignment and acceptance substantially in the form of Exhibit 1.01-G or such other form as may be approved by the Administrative Agent.

“Agents” means each Joint Lead Arranger, the Administrative Agent, the Syndication Agent, and each Co-Documentation Agent.

“Aggregate Revolving Credit Outstandings” has the meaning specified in Section 2.10(b)(ii).

“Agreed Opinion” means a favorable, signed opinion addressed to the Administrative Agent, the Issuing Banks and the Lenders from Bracewell & Giuliani LLP, counsel to the Borrower, in substantially the form of Agreed Opinion attached hereto as Exhibit 1.01-F-4, with such changes to such form as may be necessary or desirable in light of changes in fact or law, in each case, since the Closing Date, together with any further changes in light of the policies or requirements of the opinion committee of Bracewell & Giuliani LLP to the extent reasonably acceptable to the Administrative Agent.

“Agreed Security Documents” means (a) a pledge agreement in substantially the form of the Pledge Agreement attached hereto as Exhibit 1.01-F-1, (b) a security agreement in substantially the form of the Security Agreement attached as Exhibit 1.01-F-2 and (c) a collateral agency agreement in substantially the form of the Collateral Agency Agreement attached hereto as Exhibit 1.01-F-3.

“Agreed Security Package” means the required grants of security interests by the Borrower and the Guarantors of the Collateral described in Exhibit 1.01-F hereto pursuant to the Collateral Documents that shall be substantially in the form of the Agreed Security Documents.

“Agreement” has the meaning specified in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00%, (b) the Prime Rate in effect for such day, and (c) the LIBOR Rate for a Eurodollar Loan with a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.

“Applicable Commitment Fee Rate” means at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the corresponding Performance Level set forth below:

Performance Level	Applicable Commitment Fee Rate
Performance Level 1	0.175%
Performance Level 2	0.225%
Performance Level 3	0.275%
Performance Level 4	0.350%
Performance Level 5	0.400%

Subject to Section 1.04, the Applicable Commitment Fee Rate shall be determined by reference to the Performance Level in effect from time to time, and any change in Applicable Commitment Fee Rate shall be effective from the effective date of the change in the applicable Performance Level giving rise thereto.

“Applicable Margin” means, as to any ABR Borrowing or any LIBOR Borrowing, as the case may be, at any time and from time to time, the percentage per annum set forth below under the applicable type of Loan for the corresponding Performance Level set forth below:

	Applicable Margin
Performance Level	LIBOR Borrowing	ABR Borrowing
Performance Level 1	1.25%	0.25%
Performance Level 2	1.50%	0.50%
Performance Level 3	1.75%	0.75%
Performance Level 4	2.00%	1.00%
Performance Level 5	2.25%	1.25%

Subject to Section 1.04, the Applicable Margin shall be determined by reference to the Performance Level in effect from time to time, and any change in the Applicable Margin shall be effective from the effective date of the change in the applicable Performance Level giving rise thereto.

“Application” has the meaning specified in Section 2.05(e).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” means any Disposition of any business unit, asset or other property of the Borrower or any of the Restricted Subsidiaries not in the ordinary course of business (including any Disposition of any Capital Stock of any Subsidiary of the Borrower owned by the Borrower or a Restricted Subsidiary and any issuance of Capital Stock by any Restricted Subsidiary).  Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any transaction permitted by Section 6.08 other than transactions permitted by Sections 6.08(b) and (h).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit 1.01-A or any other form approved by the Administrative Agent.

“Availability Period” means the period from the Closing Date, to the earlier of the Revolving Credit Maturity Date and the date of termination of the Total Revolving Credit Commitment.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.05(f).

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrowing” means (a) a borrowing comprised of Revolving Credit Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a borrowing comprised of Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Date” means the Business Day upon which any Letter of Credit is to be issued or any Loan is to be made available to the Borrower.

“Borrowing Request” has the meaning specified in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a rate of interest determined by reference to LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that for the avoidance of doubt, any lease that was accounted for by such Person as an operating lease as of the Closing Date and any other lease entered into after the Closing Date by such Person shall be accounted for as an operating lease and not a Capital Lease to the extent that such lease would have been characterized as an operating lease as of the Closing Date.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person’s equity, including (a) all common stock and preferred stock, any limited or general partnership interest and any limited liability company member interest, (b) beneficial interests in trusts, (c) any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person and (d) all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.

“Cash Collateralize” means, solely for purposes of Sections 2.20 and 2.21, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for their respective LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Lender or any bank holding company owning any Lender; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the Dollar Equivalent thereof) in the case of foreign banks;  (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar funds (i) either having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and (i) in the case of Investments by any Restricted Foreign Subsidiary, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located.

“Cash Management Agreement” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management agreements, including, in each case, any Existing Cash Management Agreements.

“Cash Management Bank” means (i) each Existing Cash Management Bank and (ii) any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent, in its capacity as a party to a Cash Management Agreement.

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation.

“CDS Facilities” means (i) each unsecured CDS credit facility set forth on Schedule 1.01(h) existing as of the Closing Date, and (ii) Additional CDS Facilities.

“Change in Control” means and will be deemed to have occurred if (a) the Kinder Shareholders shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 10% of the voting power of the outstanding Voting Stock of the Borrower (other than as the result of one or more widely distributed public offerings of the common Stock of the Borrower, in each case whether by the Borrower or the Kinder Shareholders); or (b) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Kinder Shareholders or any group of which they are a part, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 50% of the voting power of all the outstanding Voting Stock of the Borrower, unless the Kinder Shareholders or any group of which they are a part have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower; or (d) the Borrower shall fail to own, directly or indirectly, at least 100% of the Capital Stock of KM Delaware and 100% of the Capital Stock of EPPHC or shall not have the right or ability by voting power, contract or otherwise to (i) elect or designate for election at least a majority of the board of directors of KM Delaware and EPPHC or (ii) cause KM Delaware and EPPHC to pay dividends or make distributions on its Capital Stock; or (e) the Borrower shall fail to own, directly or indirectly, at least 100% of the Capital Stock of KMGP and 100% of the Capital Stock of EPPGP or shall not have the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of KMGP and EPPGP, or the partnership agreements of KMP (as in effect on the Closing Date) or EPB (as in effect on the Closing Date) shall be amended in a manner that is materially adverse to the interests of the Lenders in their capacity as Lenders hereunder.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning specified in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term Loans or Swingline Loans.

“Closing Date” means the date on which the conditions specified in Section 3.01 and 3.02 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Merrill Lynch, Pierce, Fenner & Smith Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., RBC Capital Markets, The Royal Bank of Scotland plc and Wells Fargo Securities LLC.

“Collateral” means, following the Collateral Delivery Date and prior to a subsequent Collateral Fall-Away Event, all assets pledged to secure Obligations pursuant to the Collateral Documents.

“Collateral Agent” has the meaning specified in Section 5.08(e).

“Collateral Delivery Date” has the meaning specified in Section 5.08(a).

“Collateral Documents” means the security documents substantially in the form of the Agreed Security Documents that have been executed and delivered in connection with the occurrence of a Collateral Trigger Event and each other security agreement or other instrument or document executed and delivered pursuant to the Agreed Security Package or pursuant to any of the Collateral Documents to secure any of the Secured Obligations.

“Collateral Fall-Away Event” means (a) in the case of any Collateral Trigger Event caused by the occurrence of an event described in clause (i) of the definition thereof, any public announcement following a Collateral Trigger Event that the Debt Ratings as determined by both of S&P and Moody’s are at least BB and Ba2 (or if either or both have been replaced in accordance with Section 1.04(e), the corresponding rating of any Replacement Ratings Agency), respectively and (b) in the case of any Collateral Trigger Event caused by the occurrence of an event described in clause (ii) of the definition thereof, the occurrence of a Contingent Residual Indemnity Cure with respect to each Contingent Residual Indemnity Trigger Event.

“Collateral Trigger Event” means (i) any public announcement that (w) the Debt Ratings as determined by both S&P and Moody’s are determined to be BB- and Ba3 (or if either or both have been replaced in accordance with Section 1.04(e), the corresponding rating of any Replacement Ratings Agency), respectively, (x) the Debt Ratings as determined by either of S&P and Moody’s is determined to be B+ (or the corresponding rating of any Replacement Ratings Agency) (or lower) or B1 (or the corresponding rating of any Replacement Ratings Agency) (or lower), respectively, or (y) either S&P or Moody’s (or if either or both have been replaced in accordance with Section 1.04(e), any such other Replacement Ratings Agency) cease to provide a Debt Rating and are not replaced with nationally recognized ratings agencies in accordance with Section 1.04(e) hereof or (ii) the occurrence of any Contingent Residual Indemnity Trigger Event.

“Commitment” means, with respect to each Lender, Revolving Credit Commitments and Term Loan Commitments of such Lender.

“Commitment Fee” has the meaning specified in Section 2.11(a).

“Communications” has the meaning specified in Section 9.01.

“Confidential Information Memorandum” means the Confidential Information Memorandum of the Borrower dated April 2014, made available to certain of the Lenders in connection with this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means, at the date of any determination thereof, the total assets of the Borrower and the Restricted Subsidiaries (or, for purposes of the calculation of Consolidated Assets in the proviso to the definition of Material Subsidiary, the Borrower and its consolidated Subsidiaries) as set forth on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries (or, for purposes of the calculation of Consolidated Assets in the proviso to the definition of Material Subsidiary, the Borrower and its consolidated Subsidiaries) for their most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated EBITDA” means for any applicable period, without duplication, the sum of

(i)            all amounts the Borrower receives in cash directly or indirectly from Unrestricted Subsidiaries or any other Persons not consolidated with the Borrower during such period in the form of dividends or other distributions during such applicable period; provided that any such cash dividends or distributions actually received by the Borrower within 45 days after the last day of any fiscal quarter and attributable to operations of such Unrestricted Subsidiary and its consolidated Subsidiaries or such other Person not consolidated with the Borrower during the immediately preceding fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received by the Borrower (including when the Consolidated EBITDA for any period that includes such later fiscal quarter is measured); plus

(ii)           the sum of, without duplication, (x) to the extent the stock price for Capital Stock of KMR of the class received is quoted on a nationally recognized stock exchange, the fair market value of any dividend or distribution paid in kind by KMR directly or indirectly to the Borrower in the form of Capital Stock of KMR during such period that has not been Disposed of by the Borrower, which fair market value shall be determined by reference to the last quoted market price for Capital Stock of KMR as of market close on the date of distribution of such Capital Stock of KMR, provided that any such dividends or distributions actually received by the Borrower within 45 days after the last day of any fiscal quarter and attributable to operations of KMP and its consolidated Subsidiaries during the immediately preceding fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received by the Borrower (including when the Consolidated EBITDA for any period that includes such later fiscal quarter is measured) and (y) the net cash proceeds received during such period by the Borrower from the Disposition of Capital Stock of KMR that was received by the Borrower as a dividend or distribution paid in kind by KMR during such period, provided that any such net cash proceeds actually received by the Borrower within 45 days after the last day of any fiscal quarter and attributable to the Disposition of such Capital Stock of KMR shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received by the Borrower (including when the Consolidated EBITDA for any period that includes such later fiscal quarter is measured); plus

(iii)          (x) operating income of the Borrower and its Restricted Subsidiaries for  such  period (which, for the avoidance of doubt, shall not include any amounts included pursuant to clause (i) and (ii) above), calculated on a consolidated basis in accordance with GAAP; minus (y) operating expenses, including operating lease expense and general and administrative expenses, of the Borrower and its Restricted Subsidiaries for such period to the extent not already deducted in the calculation of operating income, determined in each case, on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing:

(a)           Consolidated EBITDA for any period will not include (and if included pursuant to  the foregoing, will be adjusted to exclude) any (i) extraordinary, unusual or non-recurring gains or losses from asset sales, (ii) extraordinary, unusual or non-recurring gains, losses, charges, or costs from the operating activities or results of the Borrower and its Restricted Subsidiaries, and (iii) non-cash items of revenues or expense; and

(b)           Consolidated EBITDA shall be calculated after giving Pro Forma Effect to acquisitions of any Person, property, business or asset (to the extent not subsequently sold, transferred, abandoned or otherwise disposed) and any sale, transfer, abandonment or other disposition of any Person, property, business or asset made by the Borrower or any Restricted Subsidiary during such period (except that no Pro Forma Effect shall be given to any Specified Drop Down Dispositions made by the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary).

“Consolidated Indebtedness” means, as of any date of determination, (a) the sum of (i) all Indebtedness of the types described in clause (a) and clause (e) of the definition thereof actually owing by the Borrower and the Restricted Subsidiaries on such date to the extent appearing on the consolidated balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP), and (ii) all Indebtedness of the type described in clause (h) of the definition thereof in respect of Indebtedness of any Person other than the Borrower or any Restricted Subsidiary, minus (b)(i) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date and (ii) Cash Equivalents of the Borrower and the Restricted Subsidiaries as at such date, in the case of each of clauses (i) and (ii), to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.  For the avoidance of doubt, “Consolidated Indebtedness” shall include only those liabilities under Contingent Residual Indemnity Agreements that would be required under the loss contingency recognition principles in FASB ASC 450-20-25 to be reflected as “debt” (or any like classification)  on the consolidated balance sheet of the Borrower on the date of determination.

“Contingent Obligor” has the meaning specified in the definition of Contingent Residual Indemnity Agreement.

“Contingent Residual Indemnity Agreement” means any agreement entered into by the Borrower or any of its Restricted Subsidiaries (the “Contingent Obligor”), in which the Contingent Obligor agrees to provide a contingent residual indemnity with respect to the Indebtedness (the “Original Obligation”) of another Person (the “Original Obligor”) incurred by the Original Obligor to finance the acquisition of assets from the Contingent Obligor or with respect to Indebtedness of a Person acquired by the Original Obligor pursuant to such acquisition; provided that, (i) in connection with such acquisition of assets, the Contingent Obligor acquires an equity interest in the Original Obligor that is treated as a partnership interest for U.S. federal income tax purposes, (ii) the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee, (iii) such agreement is unsecured, and (iv) the Contingent Obligor is expressly only secondarily and not primarily liable in respect of such agreement.

“Contingent Residual Indemnity Cure” means the cure of any event of default that caused any Contingent Residual Indemnity Trigger Event.

“Contingent Residual Indemnity Trigger Event” means, with respect to any Original Obligation supported by any Contingent Residual Indemnity Agreement, (a) any acceleration of the Original Obligations or the failure of the Original Obligor to satisfy such Original Obligations upon the stated maturity thereof or (b) the commencement of any remedies available to any obligee with respect to any Original Obligation, in each case, following the occurrence of an “event of default” in respect of such Original Obligation.

“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Closing Date, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by the Kinder Shareholders or Persons nominated by the Kinder Shareholders or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Credit Event” means the making of any Loan or the issuance or the extension of any Letter of Credit.

“Credit Party” means the Borrower and the Guarantors.

“Debt Fund Affiliate” has the meaning specified in Section 9.05(a)(v).

“Debt Incurrence Prepayment Event” means any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, excluding any Indebtedness permitted to be issued or incurred under Section 6.01 (other than Section 6.01(d) and as required by the paragraph following Section 6.01(g)).

“Debt Rating” means, with respect to the Borrower as of any date of determination, the public debt rating of (a) after the occurrence of any Collateral Delivery Date and prior to a subsequent Collateral Fall-Away Event, the Borrower’s senior secured non-credit enhanced long-term indebtedness for borrowed money or (b) otherwise, the Borrower’s senior unsecured non-credit enhanced long-term indebtedness for borrowed money, in each case, as publicly announced by S&P, Moody’s or, to the extent applicable, such other Replacement Ratings Agency.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deferred Net Cash Proceeds” has the meaning specified in the definition of Net Cash Proceeds.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of  doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii), in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each of such cases, so long as such ownership interest or such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.08(b) and Section 6.08(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Dispose” or “Disposition” has the meaning specified in Section 6.08.

“Disqualified Equity Interests” means any Capital Stock which, by its terms (or by the terms of any security or other  Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is otherwise not a Disqualified Equity Interest), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Capital Stock that is otherwise not a Disqualified Equity Interest), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Final Maturity Date; provided however that if any Capital Stock in any Person is issued pursuant to any plan for the benefit of employees or directors of the Borrower or any of its Subsidiaries or by any such plan to such employees or directors, such Capital Stock shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

“Drop Down Disposition” means any disposition of any asset of the Borrower or any of its Restricted Subsidiaries to any Person; provided, that, in the case of a Drop Down Disposition in which the assets are being disposed of from a Restricted Subsidiary of the Borrower, at the time such disposition occurs, no contractual, legal or statutory limitations exist which would limit the ability of the Subsidiaries of the Borrower to dividend or otherwise distribute the net cash proceeds of the consideration received in connection with such disposition to the Borrower.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.05(a)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.05(a)(iii)).

“Environmental Claims” means any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (for purposes of this definition, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to property or to health or safety (to the extent relating to human exposure to Hazardous Materials) or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“EPB” means El Paso Pipeline Partners, L.P., a Delaware limited partnership.

“EPPGP” means El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company.

“EPPHC” means El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company.

“Equal and Ratable Debt” means (i) each series Existing Equal and Ratable Debt, and (ii) each series or tranche of Additional Equal and Ratable Debt.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the LIBOR Rate.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Subsidiary listed on Schedule 1.01(e) hereto unless designated by the Borrower as a Guarantor and Credit Party pursuant to Section 5.10, (b) any Subsidiary that is not a Wholly-Owned Subsidiary, (c) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Obligations, (d) any Foreign Subsidiary and any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Domestic Subsidiary (including any Domestic Subsidiary that is treated as a disregarded entity for U.S. tax purposes) which has no material assets other than Capital Stock of Foreign Subsidiaries, (f) any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness that is permitted to be secured pursuant to Section 6.02(d) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or, if the Obligations are secured, granting a Lien on any of its assets to secure, the Obligations (other than the terms of any financing documentation created or incurred in anticipation of, or with the intent to circumvent the terms of, this Agreement), (g) any other Subsidiary with respect to which, in the reasonable judgment of the

Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (h) each Unrestricted Subsidiary, (i) any not-for-profit Subsidiary, and (j) any Immaterial Subsidiary that has not been designated by the Borrower as a Guarantor and Credit Party pursuant to Section 5.10.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (including the Issuing Bank), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Cash Management Agreement” means each agreement or arrangement with an Existing Cash Management Bank set forth on Schedule 1.01(c) existing as of the Closing Date to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, to the Borrower or any of its Restricted Subsidiaries.

“Existing Cash Management Bank” means any Person (other than the Borrower or any of its Subsidiaries) providing cash management services to the Borrower or any of its Restricted Subsidiaries that is a party to any Existing Cash Management Agreement as of the Closing Date.

“Existing Credit Agreements” has the meaning specified in the preliminary statements to this Agreement.

“Existing Equal and Ratable Debt” means any senior notes set forth on Schedule 1.01(b).

“Existing Letters of Credit” means, collectively, the letters of credit issued under the Existing Credit Agreements listed on Exhibit 1.01-B.

“Facilities” has the meaning specified in the preliminary statements to this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any legislation or other official guidance or official requirements adopted pursuant to any intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” has the meaning specified in Section 2.11.

“FGT” means El Paso Citrus Holdings, Inc., a Delaware corporation.

“Final Maturity Date” means the latest of the Revolving Credit Maturity Date and the Term Loan Maturity Date.

“Foreign Asset Sale” has the meaning specified in Section 2.10(b)(vii).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financing Accounting Standards Board.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” as to any Person, means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the Primary Obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantee Agreement” means the Guarantee Agreement dated as of the Closing Date, made by each Guarantor in favor of the Administrative Agent for the benefit of the Lenders and any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Guarantors” means (a) each Domestic Subsidiary set forth on Schedule 1.01(f) and (b) each additional Domestic Subsidiary that becomes a party to the Guarantee Agreement after the Closing Date pursuant to the terms of Section 5.10.

“Gulf” means Southern Gulf LNG Company, L.L.C., a Delaware limited liability company.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedge agreements, and other similar agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business (and not for speculative purposes) for the primary purpose of protecting the Borrower or any of the Restricted Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent.

“IDR” of any Person that is a master limited partnership means any incentive distribution rights issued by such Person.

“Immaterial Subsidiary” means (a) as of the Closing Date, each Domestic Subsidiary set forth on Schedule 1.01(g), and (b) any Domestic Subsidiary of the Borrower formed or acquired after the Closing Date which has a Pro Forma EBITDA Percentage of less than or equal to 5% as of the fiscal quarter most recently ended for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b), as the case may be, in each case, subject to Section 5.10.

“Increased Amount Date” has the meaning specified in Section 2.22(a).

“Indebtedness” of any Person means (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) the principal component of all Capital Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements, (g) all obligations of such Person in respect of Disqualified Equity Interests and (h) without duplication, all Guarantees of such Person, provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses, in each case (A) (1) payable directly or through a bank clearing arrangement or (2) payable by the Borrower or a Subsidiary to the Borrower or any other Subsidiary and (B) arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary having a term not exceeding 364 days (inclusive of any rollover or extension of terms) and made in the ordinary course of business.  For the avoidance of doubt, for no purposes of this Agreement or any other Loan Document shall “Indebtedness” include liabilities under Contingent Residual Indemnity Agreements that would not be required to be reflected as “debt” (or any like classification) on the consolidated balance sheet of the Borrower on the date of determination under the loss contingency recognition principles in FASB ASC 450-20-25.

“Indemnified Parties” has the meaning specified in Section 9.03.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of a Credit Party and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnity Matters” means, with respect to any Indemnified Party, all losses, liabilities, claims and damages (including reasonable legal fees and expenses).

“Information” has the meaning specified in Section 9.12.

“Interest Election Request” has the meaning specified in Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (a) on the numerically corresponding day in the calendar month that is one, two, three or six months and, to the extent LIBOR for such interest period is quoted by Bloomberg or a similar customary reporting service as of any date of determination, one week, thereafter, or (b) if agreed to by all Lenders, twelve months thereafter, in each case as the Borrower may elect and in each case to the extent LIBOR quotations for such period are available; provided (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Eurodollar Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall end after the Maturity Date applicable to the Loan in question.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person:  (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock (or any other capital contribution), bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding (i) any such advance, loan or extension or credit of the Borrower or a Restricted Subsidiary owing to the Borrower or a Restricted Subsidiary having a term not exceeding 364 days arising in the ordinary course of business and (ii) any ordinary course trade or other payables and ordinary course accrued expenses in each case not constituting Indebtedness; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Banks” means Barclays Bank PLC, Citibank N.A. and JPMorgan Chase Bank, N.A. in their capacities as issuers of Letters of Credit hereunder, and each other Lender as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 2.05; provided that such Lender has agreed to be an Issuing Bank and the Administrative Agent has consented to such selection.

“Joint Lead Arrangers” means Barclays Bank PLC, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., RBS Securities, Inc., Royal Bank of Canada and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners.

“Kinder Shareholders” means (i) Richard D. Kinder and any executor, administrator, guardian, conservator or similar legal representative thereof, (ii) any member of the immediate family of Richard D. Kinder, (iii) any person directly or indirectly controlled by one or more of the immediate family members of Richard D. Kinder, (iv) the Kinder Foundation and (v) any Person acting as agent for any Person described in the foregoing clauses (i) through (iv).

“KM Delaware” means Kinder Morgan (Delaware), Inc., a Delaware corporation.

“KMGP” means Kinder Morgan G.P., Inc., a Delaware corporation.

“KMP” means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.

“KMR” means Kinder Morgan Management, LLC, a Delaware limited liability company.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Revolving Credit Commitment Percentage of the total LC Exposure at such time.

“LC Sublimit” means $300,000,000.

“Lenders” has the meaning specified in the preamble to this Agreement.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Existing Letter of Credit or any standby letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of the LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or (b) terminated pursuant to Section 2.08.  Each Issuing Bank’s Letter of Credit Commitment is a sublimit of such Issuing Bank’s Revolving Credit Commitment, and not an addition thereto.  The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 1.01(a).

“Letter of Credit Request” has the meaning specified in Section 2.05.

“LIBOR” means with respect to any Eurodollar Borrowing for any Interest Period, (x) the rate per annum determined by the Administrative Agent to be the offered rate for deposits with a term equivalent to such elected Interest Period appearing on the page of the Reuters Screen which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration (such page currently being the LIBOR01 page) or (y) if the rate in clause (x) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the Administrative Agent to be the offered rate for deposits with a term equivalent to such elected Interest Period on such other page or other service which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration or (z) if the rates in clauses (x) and (y) are not available, the rate per annum determined by the Administrative Agent  to be the average offered quotation rate by major banks in the London interbank market for deposits of principal amounts comparable to the Eurodollar Loan for which the LIBOR Rate is then being determined with maturities comparable to such Interest Period, in each case as adjusted for applicable Reserve Requirements.

“LIBOR Rate” means, with respect to any Eurodollar Loan for any Interest Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the product of (i) LIBOR for such Loan for such Interest Period multiplied by (ii) the Reserve Requirement for such Loan for such Interest Period.  In no case shall the LIBOR Rate be less than zero.

“Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan” means any Revolving Credit Loan, Swingline Loan, Term Loan or New Revolving Loan made by any Lender hereunder.

“Loan Documents” mean, collectively, this Agreement, the Guarantee Agreement, the Notes, if any, the Applications, the Collateral Documents, if any, the Fee Letters and all other instruments and documents from time to time executed and delivered by any Credit Party in connection herewith and therewith.

“Material Acquisition” means, at the designation of the Borrower, one or more acquisitions of assets or entities or operating lines or divisions in any rolling 12-month period for an aggregate purchase price of not less than $100,000,000; provided that, for the avoidance of doubt, no one acquisition of any assets, entities, operating lines or divisions may be used by the Borrower to designate more than one Material Acquisition.

“Material Adverse Effect” means, relative to any occurrence of whatever nature, a material adverse effect on (a) the business assets, liabilities or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment Obligations or (c) the rights of the Administrative Agent, any Issuing Bank or any Lender against the Borrower or any other Credit Party under any material provision of this Agreement or any other Loan Document.

“Material Subsidiary” means each Restricted Subsidiary (i) the value of the assets of which exceeds 5% of Consolidated Assets or (ii) the gross revenues of which are equal to or exceed 5% of the consolidated gross revenue of the Borrower and the Restricted Subsidiaries, in each case, defined in accordance with GAAP as of the fiscal quarter most recently ended for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b), as the case may be; provided that, notwithstanding the foregoing, for purposes of Sections 7.01(f), (g), (h) and (i) only, (x) each of KMP and KMGP shall be deemed to be a Material Subsidiary and (y) if EPB and EPPGP, collectively (but without duplication), have consolidated total assets equal to or greater than 20% of Consolidated Assets at such date, each of EPB and EPPGP shall be deemed to be a Material Subsidiary.

“Maturity Date” means the earlier of (a) (i) with respect to Revolving Credit Loans, the Revolving Credit Maturity Date, (ii) with respect to Term Loans, the Term Loan Maturity Date and (b) the acceleration of the Obligations pursuant to Section 7.01.

“Minimum Collateral Amount” means, solely for purposes of Sections 2.20 and 2.21, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Maximum Rate” has the meaning specified in Section 9.13.

“MLP” means each of KMP and EPB, and “MLPs” means KMP and EPB collectively.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, less (b) the sum, without duplication, of:

(i)                                     the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii)                                  the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii)                               the amount of any Indebtedness (other than any Indebtedness outstanding hereunder and any Equal and Ratable Debt) (a) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness by its terms requires that such Indebtedness be repaid directly as a result of such Prepayment Event or (b) of any Subsidiary which is being Disposed of in connection with such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness by its terms requires that such Indebtedness be repaid directly as a result of such Prepayment Event, in the case of each of clauses (a) and (b) above, repaid with the proceeds of such Prepayment Event upon consummation of such Prepayment Event,

(iv)                              in the case of any Casualty Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 6.11), provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Borrower or a Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds (in which case clause (x)(2) will apply), (x) be deemed to be Net Cash Proceeds of a Casualty Event occurring (1) on the last day of such Reinvestment Period or (2) 180 days after the date the Borrower or such Restricted Subsidiary has entered into such binding commitment (unless so reinvested during such 180 day period), as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 2.10(b),

(v)                                 in the case of any Asset Sale Prepayment Event or Casualty Event in respect of a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Restricted Subsidiary as a result thereof, and

(vi)                              reasonable and customary fees paid by the Borrower or a Restricted Subsidiary in connection with any of the foregoing,

in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“New Loan Increase Joinder” has the meaning specified in Section 2.22(c).

“New Revolving Credit Commitment” has the meaning specified in Section 2.22(a).

“New Revolving Loan” has the meaning specified in Section 2.22(b).

“New Revolving Loan Lender” has the meaning specified in Section 2.22(b).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.05(f).

“Note” means a Revolver Note, a Term Loan Note or a Swingline Note.

“Notice of Account Designation” has the meaning specified in Section 2.06.

“Notice of Default” has the meaning specified in Section 7.01.

“Notice of Prepayment” has the meaning specified in Section 2.10.

“Obligations” means collectively:

(a)                                 the payment of all indebtedness and liabilities by, and performance of all other obligations of, any Credit Party in respect of the Loans;

(b)                                 all obligations of any Credit Party under, with respect to, and relating to the Letters of Credit whether contingent or matured;

(c)                                  the payment of all other indebtedness and liabilities by and performance of all other obligations of, each Credit Party to the Administrative Agent, the Issuing Banks and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of each Credit Party to the Administrative Agent, the Issuing Banks and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys’ fees and expenses) under the Loan Documents;

(d)                                 the reimbursement of all sums advanced and costs and expenses incurred by the Administrative Agent under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or any part thereof, whether such advances, costs and expenses were made or incurred at the request of any Credit Party or the Administrative Agent; and

(e)                                  all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (d) above.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Original Obligation” has the meaning specified in the definition of Contingent Residual Indemnity Agreement.

“Original Obligor” has the meaning specified in the definition of Contingent Residual Indemnity Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Indebtedness” has the meaning specified in Section 6.01(e).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning specified in Section 9.05(c).

“Patriot Act” has the meaning specified in Section 9.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Level” means a reference to one of Performance Level 1, Performance Level 2, Performance Level 3, Performance Level 4 or Performance Level 5.

“Performance Level 1” means, at any date of determination, that the Borrower shall have a Debt Rating in effect on such date of at least BBB by S&P (or the corresponding rating of any Replacement Ratings Agency) and at least Baa2 by Moody’s (or the corresponding rating of any Replacement Ratings Agency).

“Performance Level 2” means, at any date of determination, (a) that the Borrower does not meet the requirements of Performance Level 1 and (b) that the Borrower shall have a Debt Rating in effect on such date of at least BBB- by S&P (or the corresponding rating of any Replacement Ratings Agency) and at least Baa3 by Moody’s (or the corresponding rating of any Replacement Ratings Agency).

“Performance Level 3” means, at any date of determination, (a) that the Borrower does not meet the requirements of Performance Level 1 or Performance Level 2 and (b) that the Borrower shall have a Debt Rating in effect on such date of at least BB+ by S&P (or the corresponding rating of any Replacement Ratings Agency) and at least Ba1 by Moody’s (or the corresponding rating of any Replacement Ratings Agency).

“Performance Level 4” means, at any date of determination, (a) that the Borrower does not meet the requirements of Performance Level 1, Performance Level 2 or Performance Level 3 and (b) that the Borrower shall have a Debt Rating in effect on such date of at least BB by S&P (or the corresponding rating of any Replacement Ratings Agency) and at least Ba2 by Moody’s (or the corresponding rating of any Replacement Ratings Agency).

“Performance Level 5” means, at any date of determination, that the Borrower does not meet the requirements of Performance Level 1, Performance Level 2, Performance Level 3 or Performance Level 4.

“Permitted Acquisition” means the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets or Capital Stock, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law in all material respects; (b) such acquisition shall result in the issuer of such Capital Stock becoming a Restricted Subsidiary and a Guarantor, to the extent required by Section 5.10; (c) if the Obligations are secured, such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any Capital Stock or any assets so acquired, to the extent required by Sections 5.08 and 5.09; (d) after giving effect to such acquisition, no Event of Default shall have occurred and be continuing; and (e) the Borrower is in compliance with Section 6.07, determined on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or be incurred in connection therewith pursuant to Section 6.01) recomputed as at the last day of the most recently ended Test Period as if such acquisition (including any Indebtedness assumed or permitted to exist or be incurred in connection therewith pursuant to Section 6.01) had occurred (or been assumed or incurred) on the first day of such Test Period (and, in the case of any such Indebtedness, remained outstanding).

“Permitted Additional Debt” means senior unsecured or senior subordinated unsecured notes, or other unsecured Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is six months and one day after the Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) to the extent the same are senior subordinated notes, provide for customary subordination to the Obligations, (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those contained herein; provided that an Additional Debt Certificate delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower prior to such incurrence that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (c) of which no Subsidiary of the Borrower (other than a Guarantor) is an obligor.

“Permitted Indebtedness” means:

(a)                                 subject to compliance with Section 6.09, Indebtedness of the Borrower or of any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary; provided that, in each case, all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be subordinated to the Obligations of such Credit Party on customary terms;

(b)                                 Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(c)                                  subject to compliance with Section 6.09, Guarantees incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement, provided that there shall be no guarantee by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Credit Party and (ii) the Borrower in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement;

(d)                                 Guarantees incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees;

(e)                                  Indebtedness in respect of Hedge Agreements;

(f)                                   Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)                                  Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;

(h)                                 Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the Disposition of any business, assets or Capital Stock permitted hereunder, other than Guarantees incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition, provided that (i) such Indebtedness is not reflected or required to be reflected on the balance sheet of the Borrower or any Restricted Subsidiary in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Borrower and the Restricted Subsidiaries in connection with such Disposition;

(i)                                     Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements; and

(j)                                    Indebtedness (x) representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business, (y) consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock of the Borrower permitted by Section 6.04(b) and (z) consisting of obligations of the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder.

“Permitted Investments” means:

(a)                                 Cash Equivalents;

(b)                                 Investments in the Borrower or any Credit Party;

(c)                                  Investments held directly by any Person, or successor thereto, which is the sole general partner of an MLP in Capital Stock and IDRs of the applicable MLP, plus additional contributions by the relevant general partner to maintain its general partnership interest in such MLP in accordance with the applicable partnership agreement of such MLP and any Investments held directly by the Borrower or a Restricted Subsidiary in Capital Stock of any MLP;

(d)                                 Contingent Residual Indemnity Agreements; and

(e)                                  any Permitted Acquisition.

“Permitted Liens” means:

(a)                                 Liens for taxes, assessments or governmental charges or claims not yet delinquent or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b)                                 Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)                                  Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 7.01;

(d)                                 Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e)                                  ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(f)                                   easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(g)                                  any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(h)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)                                     Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Restricted Subsidiaries, provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit to the extent permitted under Section 6.01;

(j)                                    leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(k)                                 Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;

(l)                                     Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(m)                             Liens existing on the Closing Date and listed on Schedule 1.01(d);

(n)                                 Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution or securities intermediary arising as a matter of law encumbering deposits and securities accounts (including, in each case, the right of set-off) and which are within the general parameters customary in the banking industry;

(o)                                 Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.09 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.08, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(p)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(q)                                 Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business; and

(r)                                    Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder.

“Permitted Pari Liens” means, Liens permitted under Section 6.02(a) and (d).

“Permitted Refinancing” means, with respect to any Indebtedness, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided, that (i) the principal amount (or in the case of any revolving credit facility, letter of credit facility or similar facility, the aggregate commitments thereunder) thereof does not exceed the principal amount (or aggregate commitments, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal or extension (A) has a final maturity date the same as or later than the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed or extended and (B) has a weighted average life to maturity the same as or greater than the weighted average life to maturity of the Indebtedness so modified, refinanced, refunded, renewed or extended; (iii) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured and/or subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is unsecured and/or subordinated in right of payment to the Obligations to substantially the same extent as the Indebtedness being modified, refinanced, refunded, renewed or extended, (iv) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by Liens upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien) theretofore subject to such security and (v) the direct and contingent obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended are not changed (other than in connection with the addition of guarantors pursuant to the terms of such Indebtedness being refinanced prior to such modification, refinancing, refunding, renewal or extension, and as long as such guarantors also guarantee the Obligations).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any member of its ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prepayment Event” means any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event or the issuance of KMGP Preferred Stock as described in the paragraph following Section 6.01(g).

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Principal Office” means the principal office of the Administrative Agent, presently located in New York, New York, or such other location as designated by the Administrative Agent from time to time.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions (including any Specified Transactions occurring after the end of such Test Period for purposes of Section 6.07 and prior to compliance being measured in connection with such test or covenant; provided that, for the avoidance of doubt, unless such calculation is required by the terms of this Agreement to be made on a “Pro Forma Basis”, this parenthetical shall not apply for purposes of the quarterly calculation of compliance with Section 6.07 of the Agreement) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above (but without duplication thereof), the foregoing pro forma adjustments in clause (a) above may be applied to any calculation of Consolidated EBITDA in connection with any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (I) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (II) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma EBITDA Percentage” means, as of any date of determination, for any Subsidiary, the fraction expressed as a percentage, determined by dividing (x) the amount that would have constituted the contribution by such Subsidiary and its consolidated subsidiaries to the Borrower’s Consolidated EBITDA by (y) Consolidated EBITDA, in each case, for the Test Period ended on such date, calculated on a Pro Forma Basis as if such Subsidiary was deemed to be a Restricted Subsidiary during such period.

“Real Estate” means land, buildings and improvements owned or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Refinanced Term Loans” has the meaning specified in Section 9.02(e).

“Register” has the meaning specified in Section 9.05.

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reinvestment Period” means a period of 15 months following the date of the receipt of proceeds from a Casualty Event.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Ratings Agency” has the meaning specified in Section 1.04(e).

“Required Lenders” means, at any date, (a) Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, and (ii) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment has been terminated or for the purposes of acceleration pursuant to Section 7.01, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and LC Exposure (excluding the Loans and LC Exposure of Defaulting Lenders) in the aggregate at such date.

“Required Revolving Credit Lenders” means, at any date, Non-Defaulting Lenders having or holding a majority of the Adjusted Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment has been terminated at such time, a majority of the Revolving Credit Exposure (excluding Revolving Credit Exposure of Defaulting Lenders) at such time).

“Requirement of Law” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Removal Effective Date” has the meaning specified in Section 8.06(b).

“Replacement Term Loans” has the meaning specified in Section 9.02(e).

“Reserve Requirement” means, for any day a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or other Governmental Authority to which the Administrative Agent is subject with respect to LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).  Such reserve percentage shall include those imposed pursuant to Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulations.  The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Resignation Effective Date” has the meaning specified in Section 8.06(a).

“Responsible Officer” means, as used with respect to the Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Borrower.

“Restricted Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Restricted Payment” has the meaning specified in Section 6.04.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolver Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 1.01-C, together with all modifications, extensions, renewals and replacements thereof.

“Revolving Credit Commitment” means, (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.01(a) as such Lender’s “Revolving Credit Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case of the same may be changed from time to time pursuant to terms hereof or pursuant to a New Loan Increase Joinder.

“Revolving Credit Commitment Percentage” means at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the amount of the Total Revolving Credit Commitment, provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure by (b) the Revolving Credit Exposure of all Lenders.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s LC Exposure at such time and (c) such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or Revolving Credit Exposure at such time.

“Revolving Credit Loans” has the meaning specified in Section 2.01(b).

“Revolving Credit Maturity Date” means May 6, 2019, being the date that is five years after the Closing Date, or, if such date is not a Business Day, the first Business Day thereafter.

“Revolving Facility” has the meaning specified in the preliminary statements to this Agreement.

“Ruby” means El Paso Ruby Holding Company, L.L.C., a Delaware limited liability company.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Sanctions” has the meaning specified in Section 4.14(a).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to its function.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank, and designated as such by the Borrower to the Administrative Agent.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank, and designated as such by the Borrower to the Administrative Agent.

“Secured Obligations” means the Obligations hereunder, and any obligation under any Secured Hedge Agreement and any Secured Cash Management Agreement.

“Secured Parties” means the Administrative Agent, each Issuing Bank, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement and each Cash Management Bank that is party to a Secured Cash Management Agreement.

“Solvent” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis as of the Closing Date, that as of the Closing Date after giving effect to the Transactions, both (a) (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries on a consolidated basis does not exceed the present fair saleable value of the present assets of the Borrower and its Restricted Subsidiaries on a consolidated basis; (ii) the capital of the Borrower and its Restricted Subsidiaries on a consolidated basis is not unreasonably small in relation to its business as contemplated on the such date; and (iii) the Borrower and its Restricted Subsidiaries on a consolidated basis have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise); and (b) the Borrower and its Restricted Subsidiaries on a consolidated basis are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Drop Down Disposition” means the Drop Down Disposition of the Borrower’s or its Restricted Subsidiaries’ interests in each of FGT, Ruby, Young, Gulf and/or their respective properties, businesses or assets, including the respective Subsidiaries, properties, businesses or assets of FGT, Ruby, Young and Gulf and each other subsidiary or other Person in respect of which FGT, Ruby, Young or Gulf own Capital Stock.

“Specified Material Acquisition Period” means the period following the occurrence of a Material Acquisition commencing on the first day of the fiscal quarter during which such Material Acquisition is consummated and is designated as a Material Acquisition by the Borrower and ending on the first day following the immediately succeeding two fiscal quarter periods; provided, that following any Specified Material Acquisition Period, no Specified Material Acquisition Period shall apply to any acquisition until the date that any prior Specified Material Acquisition Period has ended.

“Specified Transaction” means, with respect to any period, any Investment, Permitted Acquisition, sale, transfer or other Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Revolving Credit Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.  Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of the Borrower.

“Subordinated Indebtedness” means Indebtedness of a Credit Party that is by its terms subordinated in right of payment to the obligations of such Credit Party under this Agreement and the other Loan Documents.

“Successor Borrower” has the meaning specified in Section 6.03(a).

“Swingline Lender” means Barclays Bank PLC in its capacity as lender of Swingline Loans hereunder, or another Lender acceptable to the Borrower and the Administrative Agent, acting in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Note” means a promissory note of the Borrower payable to the Swingline Lender in substantially the form of Exhibit 1.01-E, together with all modifications, extensions, renewals and replacements thereof.

“Syndication Agent” means Citibank N.A.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Term Facility” has the meaning specified in the preliminary statements to this Agreement.

“Term Loan Commitment” means, (a) with respect to each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.01(a) as such Lender’s “Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case of the same may be changed from time to time pursuant to terms hereof.  The aggregate amount of the Term Loan Commitment as of the Closing Date is $650,000,000.

“Term Loan Lender” means, at any time, any Lender that has a Term Loan Commitment or has made a Term Loan that is outstanding, in each case, at such time.

“Term Loan” has the meaning specified in Section 2.01(a).

“Term Loan Maturity Date” means May 6, 2017, being the date that is three years after the Closing Date or, if such date is not a Business Day, the first Business Day thereafter.

“Term Loan Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 1.01-D, together with all modifications, extensions, renewals and replacements thereof.

“Test Period” has the meaning specified in Section 6.07.

“Total Commitment” means the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

“Total Revolving Credit Commitment” means the sum of the Revolving Credit Commitments of all the Lenders. The Total Revolving Credit Commitment as of the Closing Date is $1,750,000,000.

“Total Term Loan Commitment” means the sum of the Term Loan Commitments of all the Lenders.  The Total Term Loan Commitment as of the Closing Date is $650,000,000.

“Transactions” has the meaning specified in the preliminary statements to this Agreement.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

“United States” and “U.S.” each means United States of America.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date, provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b)

any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, provided that in the case of clause (b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it previously had been designated as an Unrestricted Subsidiary; and provided, further, in the case of clauses (a) and (b), (x) such designation shall be deemed to be an Investment on the date of such designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Borrower’s direct or indirect equity ownership percentage of the net worth of such designated Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any guarantee provided by such designated Restricted Subsidiary) and (ii) without duplication, the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Borrower or any other Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation after giving pro forma effect thereto and the Borrower shall be in compliance with the covenant set forth in Section 6.07 determined on a pro forma basis after giving effect to such designation and (c) each Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of any written designation by the Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation.  For the avoidance of doubt, as of the Closing Date, KMP, KMR, and EPB and each of their respective subsidiaries shall constitute Unrestricted Subsidiaries.  None of the Guarantors on the Closing Date shall be designated as an Unrestricted Subsidiary hereunder.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(g).

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person or its managing member or its general partner (or its managing general partner if there is more than one general partner).

“Wholly-owned Subsidiary” means a Subsidiary of which all issued and outstanding Capital Stock (excluding directors’ qualifying shares) is directly or indirectly owned by the Borrower.

“Withholding Agent” means the Administrative Agent, the Borrower and the Guarantors.

“Young” means CIG Gas Storage Company, a Delaware corporation.

SECTION 1.02 Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing” or an “ABR Loan” or “ABR Borrowing”).

SECTION 1.03 Accounting Terms; Changes in GAAP.  All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Borrower on a consistent basis, except to the extent that a deviation therefrom is expressly stated.  Should there be a change in GAAP from that in effect on the Closing Date, such that any of the defined terms set forth in Section 1.01 and/or compliance with the covenants set forth in Article VI would then be calculated in a different manner or with different components or any of such covenants and/or defined terms used therein would no longer constitute meaningful criteria for evaluating the matters addressed thereby prior to such change in GAAP (a) the Borrower and the Required Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to modify the defined terms set forth in Section 1.01 or the covenants set forth in Article VI, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders so that the criteria for evaluating the matters addressed by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Borrower shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

SECTION 1.04 Debt Ratings.  Notwithstanding anything to the contrary in Section 1.01 or in this Agreement generally:

(a)                                 if, at any time, neither S&P nor Moody’s (nor any applicable Replacement Ratings Agency) shall have in effect a Debt Rating, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be set in accordance with Performance Level 5 under the definition of “Applicable Margin” or “Applicable Commitment Fee Rate”, as the case may be; provided, that from the Closing Date until S&P or Moody’s (or such Replacement Ratings Agency) first announce Debt Ratings that give effect to the Transactions hereunder, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be set in accordance with Performance Level 4 under the definition of “Applicable Margin” or “Applicable Commitment Fee Rate”, as the case may be; provided, further that upon one of either S&P or Moody’s (or such Replacement Ratings Agency) first announcing, or having in effect, Debt Ratings that give effect to the Transactions hereunder, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be set based upon such rating.

(b)                                 if the Debt Ratings established by S&P and Moody’s (or any applicable Replacement Ratings Agency) shall fall within different Performance Levels (including because either S&P or Moody’s (or such Replacement Ratings Agency) does not have in effect a Debt Rating), the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be based upon the higher Debt Rating; provided, however, that, if the lower of such Debt Ratings is two or more Performance Levels below the higher of such ratings, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be based upon the rating that is one Performance Level higher than the Performance Level in which the lower Debt Rating appears;

(c)                                  if any Debt Rating established by S&P or Moody’s (or any applicable Replacement Ratings Agency) shall be first announced or changed, such change shall be effective as of the date on which such first announcement or change is announced publicly by the rating agency making such first announcement or change;

(d)                                 if S&P or Moody’s (or any applicable Replacement Ratings Agency) shall change the basis on which ratings are established by it, each reference to the Debt Rating announced by S&P or Moody’s shall refer to the then corresponding rating by S&P or Moody’s (or such Replacement Ratings Agency), as the case may be; and

(e)                                  if either S&P or Moody’s (or any Replacement Ratings Agency) shall withdraw or cease to provide a Debt Rating (other than (i) at the request of the Borrower, (ii) if the Borrower has otherwise terminated such ratings services by such agency or (iii) if such withdrawal or termination is the result of the Borrower failing to pay any requisite fees in connection with such rating services), the Borrower shall have the right to replace such rating agency by designating Fitch Ratings as its replacement (or, if Fitch Ratings has also ceased to be in the business of rating corporate debt obligations or is already so designated by the Borrower as a replacement hereunder, another nationally recognized rating agency reasonably acceptable to the Administrative Agent) (Fitch Ratings or such other nationally recognized rating agency reasonably acceptable to the Administrative Agent, a “Replacement Ratings Agency”).  Notwithstanding anything in the foregoing, Debt Ratings from two nationally recognized rating agencies shall be required at all times (other than at any time when such ratings agency is being replaced in accordance with this clause (e) hereof).

SECTION 1.05 Interpretation.  In this Agreement, unless a clear contrary intention appears:

(a)                                 the singular number includes the plural number and vice versa;

(b)                                 reference to any gender includes each other gender;

(c)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)                                 reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

(e)                                  except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified, or extended, renewed, refunded, substituted or replaced, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note or Indebtedness or other indebtedness includes any note or indebtedness issued pursuant hereto in extension or renewal or refunding thereof or in substitution or replacement therefor;

(f)                                   unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(g)                                  the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(h)                                 with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;

(i)                                     reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

(j)                                    the words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.

ARTICLE II
THE CREDITS

SECTION 2.01 Commitments.

(a)                                 Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a loan or loans (each a “Term Loan” and, collectively, the “Term Loans”) on the Closing Date to the Borrower, which Term Loans shall not exceed for any such Lender the Term Loan Commitment of such Lender and in the aggregate shall not exceed $650,000,000.  The Term Loans described in the preceding sentence: (A) shall be made on the Closing Date, (B) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Term Loans or LIBOR Term Loans; provided that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type; (C) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed; (D) shall not exceed for any such Lender the Term Loan Commitment of such Lender; (E) shall be denominated in U.S. dollars and (F) shall not exceed in the aggregate the Total Term Loan Commitment.

(b)                                 Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make a loan or loans (each a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) to the Borrower from time to time during the Availability Period, which Revolving Credit Loans: (A) may be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date; (B) may, at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Revolving Credit Loans or LIBOR Revolving Credit Loans, provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type; (C) may be repaid and reborrowed in accordance with the provisions hereof; (D) shall not, for any such Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time; (E) shall be denominated in U.S. dollars and (F) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ aggregate Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect.

SECTION 2.02 Loans and Borrowings.

(a)                                 Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Lenders in accordance with their respective Term Loan Commitments. Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Revolving Credit Loans made by the Lenders in accordance with their respective Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.13, each Borrowing (other than a Borrowing of Swingline Loans, which must be ABR Loans) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing of Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Credit Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(h).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.  There shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Loan.

SECTION 2.03 Requests for Borrowings.(a)     To request a Borrowing (other than a Borrowing of a Swingline Loan), the Borrower shall notify the Administrative Agent of such request by written notice (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York, New York time, on the date of the proposed Borrowing.  Each such written Borrowing Request shall be irrevocable and shall be delivered to the Administrative Agent in the form of Exhibit 2.03 (a “Borrowing Request”) and signed by the Borrower.  Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be the Closing Date in the case of Term Loans, and a Business Day in the case of Revolving Credit Loans;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)                                 To request a Borrowing of a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by written notice, not later than 12:00 noon, New York, New York time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent (if not the Swingline Lender) will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the deposit account of the Borrower identified in the most recent Notice of Account Designation by 3:00 p.m., New York, New York time, on the requested date of such Swingline Loan.

SECTION 2.04 Swingline Loans

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the Total Revolving Credit Commitment; provided that (A) each Swingline Loan shall be in a minimum amount of $1,000,000 and shall be repayable in full as provided in Section 2.09, and (B) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York, New York time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such Swingline Loan or Loans.  Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such Swingline Loan or Loans.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent for the account of the Revolving Credit Lenders and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent for the account of the Revolving Credit Lenders; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05 Letters of Credit.

(a)                                 Existing Letters of Credit.  The parties hereto acknowledge that on and after the Closing Date, each Existing Letter of Credit shall be a Letter of Credit issued by the Issuing Bank shown as the issuer thereof on Exhibit 1.01-B for the account of the Borrower.

(b)                                 General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance, amendment, renewal or extension of Letters of Credit from an Issuing Bank for its own account individually or for its own account and that of any Restricted Subsidiary as co-applicants, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period.  Subject to the terms and conditions set forth herein, such Issuing Bank shall have an obligation to issue a Letter of Credit, and to amend, renew or extend any Letter of Credit previously issued by it, under this Section 2.05 if, after giving effect to any such issuance, amendment, renewal or extension, (i) the LC Exposure for all Letters of Credit issued by such Issuing Bank would not exceed such Issuing Bank’s Letter of Credit Commitment at such time, (ii) the total LC Exposure would not exceed the LC Sublimit and (iii) the total Revolving Credit Exposure does not exceed the Total Revolving Credit Commitment.   In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank thereof relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Letters of Credit issued and deemed issued under this Section 2.05 shall constitute utilization of the Total Commitment including the total Letter of Credit Commitments in an amount equal to the LC Exposure relating to such Letters of Credit.  All Letters of Credit issued under this Agreement shall be denominated in U.S. dollars. In no event shall Barclays Bank PLC or any other Issuing Bank be required to issue any Letter of Credit other than a standby letter of credit.

(c)                                  No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such  Issuing Bank in good faith deems material to it;

(ii)                                  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(iii)                               except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000;

(iv)                              such Letter of Credit is to be denominated in a currency other than U.S. dollars;

(v)                                 such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi)                              any Revolving Credit Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s Revolving Credit Commitment Percentage of the outstanding LC Exposure pursuant to Section 2.20(a)(iv) or the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other

LC Exposure as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(d)                                 No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(e)                                  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication (e-mail), if arrangements for doing so have been approved by the designated Issuing Bank) to the designated Issuing Bank and the Administrative Agent not less than five Business Days (or such lesser number as may be otherwise acceptable to such Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension) a notice (a “Letter of Credit Request”) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(f)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank that has been requested to issue such Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form (an “Application”), appropriately completed and signed by a Responsible Officer of the Borrower and including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (i) at any time prior to the Revolving Credit Maturity Date (A) the sum of the total Revolving Credit Exposures at any time shall not exceed the Total Revolving Credit Commitment, (B) the LC Exposure  in respect of  Letters of Credit issued by any Issuing Bank shall not exceed the Letter of Credit Commitment of such Issuing Bank and (C) the total LC Exposure shall not exceed the LC Sublimit, and (ii) at any time on and after the Revolving Credit Maturity Date, no Revolving Credit Lender shall have any Revolving Credit Exposure or LC Exposure.  Upon the issuance, amendment, renewal or extension of each Letter of Credit, the Issuing Bank that has issued such Letter of Credit will notify the Administrative Agent, who, in turn, will notify the Revolving Credit Lenders, of the amount and type of such Letter of Credit that is issued, amended, renewed or extended pursuant to this Agreement.

(f)                                   Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (unless the Issuing Bank issuing such Letter of Credit otherwise agreed in its sole discretion) and (ii) five Business Days prior to the Revolving Credit Maturity Date.  If the Borrower so requests in any applicable Letter of Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the five Business Days prior to the Revolving Credit Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (e) of Section 2.05 or otherwise pursuant to the terms hereof).

(g)                                  Participations.  On the Closing Date with respect to the Existing Letters of Credit and by the issuance of each other Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Revolving Credit Lenders, the Issuing Bank that has issued such Letter of Credit hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.05(h), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(h)                                 Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (whether from its own funds or with the proceeds of Revolving Credit Loans) an amount equal to such LC Disbursement not later than 12:00 noon, New York, New York, time, on the Business Day immediately following the day that the Borrower receives such notice; provided that if the Borrower fails to make such payment when due, then, upon demand by such Issuing Bank sent to the Administrative Agent and each Revolving Credit Lender before 10:00 a.m., New York, New York, time, each Revolving Credit Lender shall pursuant to Section 2.06 on the same day make available to the Administrative Agent for delivery to such Issuing Bank, immediately available funds in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the amount of such payment by such Issuing Bank, and the funding of such amount shall be treated as the funding of an ABR Loan by such Revolving Credit Lender to the Borrower.  Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Revolving Credit Lenders set forth in this Section 2.05(h) shall be binding regardless of whether or not a Default or an Event of Default shall exist or the other conditions precedent in Article III are satisfied at such time. If and to the extent any Revolving Credit Lender fails to effect any payment due from it under this Section 2.05(h) to the Administrative Agent, then interest shall accrue on the obligation of such Revolving Credit Lender to make such payment from the date such payment became due to the date such obligation is paid in full at a rate per annum equal to the Federal Funds Effective Rate.  The failure of any Revolving Credit Lender to pay its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Revolving Credit Lender of its obligation hereunder to pay to the Administrative Agent its Revolving Credit Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to pay to the Administrative Agent such other Revolving Credit Lender’s Revolving Credit Commitment Percentage of any such payment.

(i)                                     Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(h) shall, to the extent permitted by law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)                                     any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit, this Agreement or any other Loan Document;

(iii)                               the existence of any claim, setoff, defense or other right that any Credit Party, or any Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or

(vi)                              any other act or omission to act or delay of any kind of the Issuing Banks, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower for whose account such Letter of Credit was issued to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that each Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence, willful misconduct or unlawful conduct on the part of such Issuing Bank.  Without limiting the generality of the foregoing, it is understood that each Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that each Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)                                    Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) or by electronic communication (e-mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such LC Disbursement.

(k)                                 Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date specified in Section 2.05(h), the unpaid amount thereof shall bear interest, for each day from the date such LC Disbursement is made to the date that the Borrower reimburses such LC Disbursement (or all Revolving Credit Lenders make the payments to the Administrative Agent contemplated by Section 2.05(h) and treated pursuant to said Section as constituting the funding of ABR Loans), at the rate per annum then applicable to ABR Loans.

(l)                                     Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) any Letter of Credit remains outstanding on the fifth Business Day prior to the Revolving Credit Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon (A) the occurrence of any event described in the foregoing clauses (i) or (ii) or (B) the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, and in any event at the Borrower’s risk and expense) such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account and may, subject to the immediately preceding sentence be reinvested from time to time.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of any Letter of Credit remaining outstanding on the Revolving Credit Maturity Date, then such cash collateral or portion thereof shall be released promptly following: (i) the elimination of the applicable LC Exposure or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral.

(m)                             Designation.  In addition the Borrower and any Issuing Bank, with the written consent of the applicable Issuing Bank and notice to the Administrative Agent and the Revolving Credit Lenders, may designate letters of credit issued by such Issuing Bank that were not originally issued under this Agreement as Letters of Credit issued hereunder, so long as, at the time of such designation, (i) the Borrower would have been able to deliver a Letter of Credit Request with respect to a Letter of Credit hereunder containing the same terms as such letter of credit that was so designated, (ii) such Issuing Bank would have been required to issue a Letter of Credit hereunder containing the same terms as such letter of credit that was so designated and (iii) all the conditions to a credit extension set forth in Section 3.02 have been met immediately prior to such designation. Upon such designation in accordance with the foregoing, such designated letter of credit of such Issuing Bank shall be deemed to be a Letter of Credit issued by such Issuing Bank hereunder.

SECTION 2.06 Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to Section 2.03 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form of Exhibit 2.06 hereto (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or otherwise agreed upon by the Borrower and the Administrative Agent from time to time; provided that ABR Revolving Credit Loans made to finance the reimbursement of an LC Disbursement as provided in Sections 2.05(g) and (h) shall be remitted by the Administrative Agent to the Issuing Bank that has made such LC Disbursement.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s pro rata share of such Borrowing, the Administrative Agent may assume that such Lender has made such pro rata share available on such date in accordance with Section 2.06(a) and may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its pro rata share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07 Interest Elections.

(a)                                 Subject to Section 2.13, each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, subject to Section 2.13, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by written notice, including by electronic communication (e-mail), receipt of which, in each case, is confirmed by the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or by electronic communication (e-mail) to the Administrative Agent of a written Interest Election Request in the form of Exhibit 2.07 (an “Interest Election Request”).

(c)                                  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if and so long as an Event of Default is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then so long as an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments.

(a)                                 The Term Loan Commitments shall terminate at 5:00 p.m. New York, New York time on the Closing Date.

(b)                                 Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

(c)                                  The Borrower may at any time terminate, or from time to time reduce, the Total Revolving Credit Commitment or the Letter of Credit Commitments, in whole or in part; provided that (i) each partial reduction of the Total Revolving Credit Commitment or the Letter of Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Total Revolving Credit Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the Total Revolving Credit Commitment, as so reduced and (iii) the Borrower shall not terminate or reduce the Letter of Credit Commitments if, after giving effect to such a termination or reduction (A) the total LC Exposure would exceed the total LC Commitments, as so reduced or (B) the LC Exposure of any Issuing Bank would exceed its Letter of Credit Commitment.

(d)                                 The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Total Revolving Credit Commitment or the Letter of Credit Commitments under Section 2.08(c) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Total Revolving Credit Commitment or the Letter of Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Total Revolving Credit Commitment or the Letter of Credit Commitments shall be permanent.  Except as expressly provided in Section 2.20, each reduction of the Total Revolving Credit Commitment shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitment Percentages.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Term Loan Lender the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date, (ii) to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan on the Revolving Credit Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan not later than seven days after the date such Loan is made.  In addition, if the total Revolving Credit Exposures exceeds the Total Revolving Credit Commitment, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender an aggregate principal amount of Revolving Credit Loans or Swingline Loans sufficient to cause the Revolving Credit Exposures not to exceed the Total Revolving Credit Commitment; provided, however, if the repayment of the outstanding Revolving Credit Loans and/or Swingline Loans does not cause the total Revolving Credit Exposures to be equal to or less than the Total Revolving Credit Commitment, the Borrower shall deposit in an account with the

Administrative Agent in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the amount by which the total Revolving Credit Exposures exceeds the Total Revolving Credit Commitment, which cash deposit shall be held by the Administrative Agent for the payment of the Obligations of the Borrower under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account other than any interest earned on the investment of such deposit (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, unless an Event of Default shall have occurred and be continuing, and in any event at the Borrower’s risk and expense).  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time, or if the maturity of the Loans has been accelerated (but subject to the consent of the Revolving Credit Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  At any time when the sum of the total Revolving Credit Exposures does not exceed the Total Revolving Credit Commitment and so long as no Default under Section 7.01(b) or Event of Default shall then exist, upon the request of the Borrower the amount of such deposit (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after receipt of such request.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to Section 2.09(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error or conflict therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a Revolver Note, a Term Loan Note or a Swingline Note, as applicable.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolver Note, a Term Loan Note or a Swingline Note, as applicable.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more promissory notes in such forms payable to the payee named therein.

SECTION 2.10 Prepayment of Loans.

(a)                                 Voluntary Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time subject to the terms and conditions of this Section 2.10(a).  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice in the form of Exhibit 2.10 (a “Notice of Prepayment”) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Borrowings) the specific Borrowing(s) to be prepaid, which notice shall be given by the Borrower no later than (i) in the case of Term Loans that are (A) Eurodollar Borrowings, 12:00 p.m., New York, New York time, three Business Days prior to the date of such prepayment, or (B) ABR Loans, 10:00 a.m., New York, New York time, one Business days prior to the date of such prepayment, (ii) in the case of Revolving Credit Loans that are (A) Eurodollar Borrowings, 11:00 a.m., New York, New York time, three Business Days prior to the date of such prepayment, or (B) ABR Loans (other than Swingline Loans), 10:00 a.m., New York, New York time, one Business Day prior to the date of such prepayment, or (iii) in the case of Swingline Loans, 12:00 noon, New York, New York time, on the date of such prepayment, and in each case such notice shall promptly be transmitted by the Administrative Agent to each of the applicable Lenders or the Swingline Lender, as the case may be.  Any prepayment of Term Loan Eurodollar Borrowings or Revolving Credit Loan Eurodollar Borrowings pursuant to this Section 2.10(a) on any day other than the last day of an Interest Period applicable thereto shall be subject to, upon receipt of a written request by any Lender, payments by the Borrower to the Administrative Agent for the account of such Lender in an amount required to compensate such Lender as provided in Section 2.15.  Each such notice shall be irrevocable and shall specify the prepayment date, Type and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination of the Revolving Credit Commitment is revoked in accordance with Section 2.08 and, in the case of the Term Facility, such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Each partial prepayment shall be in an aggregate amount not less than, and shall be an integral multiple of, the amounts shown below with respect to the applicable Type of Loan or Borrowing:

Type of Loan/Borrowing	Integral Multiple of	Minimum Aggregate Amount
Term Loan or Revolving Credit Loan Eurodollar Borrowing	$1,000,000	$5,000,000
Term Loan or Revolving Credit Loan ABR Borrowing	$1,000,000	$1,000,000
Swingline Loan	$100,000	$1,000,000

Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  If the Borrower fails to designate the Type of Borrowings to be prepaid, partial prepayments shall be applied first to the outstanding Swingline Loans until the outstanding principal amount of all Swingline Loans is repaid in full, then to the outstanding ABR Borrowings until the outstanding principal amount of all ABR Borrowings is repaid in full, and then to the outstanding principal amount of Eurodollar Borrowings.  Each prepayment of a Borrowing shall be applied to the Loans included in the prepaid Borrowing in accordance with such Lenders’ pro rata share of such Borrowing; provided, that, at the election of the Borrower, such payments shall not be applied to any Loans of a Defaulting Lender that is a Revolving Credit Lender or any Defaulting Lender that is a Term Loan Lender that has failed to fund any Loans required to be funded by such Defaulting Lender.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(b)                                 Mandatory Prepayments.

(i)                                     Term Loan Prepayments.  On each occasion that a Prepayment Event occurs, the Borrower shall, within five Business Days after the occurrence of any Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five Business Days after the end of the Reinvestment Period relating to such Prepayment Event or 180 days thereafter, as applicable), prepay, in accordance with paragraphs (iii), (iv) and (vi) below, a principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event.

(ii)                                  Revolving Credit Loan Prepayments.  If on any date the aggregate amount of the Lenders’ Revolving Credit Exposures (all the foregoing, collectively, the “Aggregate Revolving Credit Outstandings”) for any reason exceeds 100% of the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the LC Exposure.

(iii)                               Application of Mandatory Prepayments.  The application of any mandatory prepayment pursuant to Section 2.10(b)(i) shall be made pro rata to the Term Loans of each Term Loan Lender until paid in full in cash. With respect to each such prepayment, the Borrower shall, not later than the date specified in Section 2.10(b)(i) for making such prepayment, give the Administrative Agent written notice requesting that the Administrative Agent provide notice of such prepayment to each Term Loan Lender.

(iv)                              Application to Term Loans. With respect to each prepayment of Loans required by  Section 2.10(b)(i), the Borrower may, if applicable, designate the Type(s) of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.15.

(v)                                 Application to Revolving Credit Loans.  With respect to each prepayment of Revolving Credit Loans required by Section 2.10(b)(ii), the Borrower may designate the Type(s) of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, and (z) notwithstanding the provisions of the preceding clause (y), no prepayment of Revolving Credit Loans made pursuant to Section 2.10(b)(ii) shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise consented to by the Borrower.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.15.

(vi)                              Minimum Amount.  No prepayment shall be required pursuant to Section 2.10(b) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (i) $25,000,000 for a single Prepayment Event (or (x) $50,000,000 in the case of a Debt Incurrence Prepayment Event (other than incurrence of KMGP Preferred Stock) or (y) $0 in the case of issuance of KMGP Preferred Stock as described in the paragraph following Section 6.01(g)) or

(ii) $200,000,000 in the aggregate for all such Prepayment Events (other than any Debt Incurrence Prepayment Events).

(vii)                           Foreign Asset Sales.  Notwithstanding any other provisions of this Section 2.10(b), (i) to the extent that any or all of the Net Cash Proceeds from a Casualty Event or any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans, as applicable, at the times provided in this Section 2.10(b) but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans, as applicable, pursuant to this Section 2.10(b) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale would have a material adverse tax consequence, the Net Cash Proceeds so affected may be retained by the applicable Restricted Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments (in the case of Casualty Events only) or prepayments pursuant to Section 2.10(b), (x) the Borrower applies an amount equal to such Net Cash Proceeds to such reinvestments (in the case of Casualty Events only) or prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated (or, if less, the Net Cash Proceeds that would be calculated if received by such Restricted Foreign Subsidiary) or (y) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

SECTION 2.11 Fees.

(a)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (other than a Defaulting Lender) a commitment fee (the “Commitment Fee”), which shall be equal to (a) the Applicable Commitment Fee Rate times (b) the daily average undrawn portion of the Revolving Facility (it being understood that the face amount of Letters of Credit issued and outstanding shall be considered a drawn portion of the Revolving Facility for such purpose), during the period from the Closing Date to the later of (i) the date on which such Revolving Credit Commitment terminates and (ii) the date on which the Revolving Credit Loans are paid in full; provided that, if such Revolving Credit Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such Commitment Fee shall continue to accrue on the daily amount of such Revolving Credit Lender’s Revolving Credit Exposure from the date on which its Revolving Credit Commitment terminates to the date on which such Revolving Credit Lender ceases to have any Revolving Credit Exposure, and shall be payable on demand.  Accrued Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate and the date the Revolving Credit Loans are paid in full, commencing on the first such date to occur after the date hereof.  Swingline Loans will, for purposes of the commitment fee calculations only, not be deemed to be a utilization of the Revolving Facility.  All Commitment Fees shall be computed on the basis of a 360-day year, as the case may be and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender (other than a Defaulting Lender) a participation fee with respect to its participations in Letters of Credit which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Credit Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure and (ii) to each Issuing Bank that has issued a Letter of Credit a fronting fee, which shall accrue at a rate per annum as separately agreed by the applicable Issuing Bank and the Borrower multiplied by the daily maximum amount available to be drawn under each such Letter of Credit issued, renewed or extended by such Issuing Bank during the period from the date such Letter of Credit is issued to the date on which there ceases to be any LC Exposure with respect to such Letter of Credit. The Borrower also agrees to pay each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or the processing of drawings thereunder.  Accrued participation fees and fronting fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Total Revolving Credit Commitment terminates and any such fees accruing after the date on which the Total Revolving Credit Commitment terminates shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees shall be computed on the basis of a 360-day year, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  The Borrower agrees to pay to the Administrative Agent and each Joint Lead Arranger, for their own accounts, fees payable in the amounts and at the times specified in (i) the fee letter agreement dated March 28, 2014 among the Borrower, Barclays Bank PLC, and Citigroup Global Markets Inc., including certain joinders executed in connection therewith, and (ii) the administrative agency fee letter agreement dated March 28, 2014 among the Borrower and Barclays Bank PLC (as from time to time amended, collectively, the “Fee Letters”).

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) (for distribution, in the case of Commitment Fees and participation fees to the Revolving Credit Lenders).  Except as required by law, fees paid shall not be refundable under any circumstance.

SECTION 2.12 Interest.

(a)                                 The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the sum of Alternate Base Rate plus the Applicable Margin.  Each Swingline Loan shall be an ABR Loan and shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)                                 The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2.00% plus the sum of the Alternate Base Rate plus the Applicable Margin.

(d)                                 Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan, unless such repayment or prepayment is made in connection with the termination or expiration of the Facilities), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Total Commitment.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360-day year of twelve 30-day months, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13 Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14 Increased Costs; Illegality.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such Reserve Requirement reflected in the LIBOR Rate) or any Issuing Bank);

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital adequacy or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity requirements), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clause (ii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)                                     on any date for determining the LIBOR Rate for any Interest Period that (x) deposits in the principal amounts of the Loans comprising such Eurodollar Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)                                  at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the interbank LIBOR market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Borrowing Request or Interest Election Request given by the Borrower with respect to Eurodollar Borrowings that have not yet been incurred shall be deemed rescinded by the Borrower, and (y) in the case of clause (ii) above, the Borrower shall either (A) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.14(e)(ii) or (B) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner.

SECTION 2.15 Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (unless such failure was caused by the failure of a Lender to make such Loan), convert, continue or prepay any Eurodollar Loan, or the failure to convert an ABR Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08 and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.16 Taxes.

(a)                                 Defined Terms.  For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the other relevant Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Credit Parties.  The Borrower and the other Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Credit Parties.  The Borrower and each other Credit Party shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however that no Credit Party shall be required to indemnify a Recipient pursuant to this Section 2.16(d) for any Indemnified Taxes to the extent attributable to a delay in the time period for making the demand for such Indemnified Taxes arising from the gross negligence or wilful misconduct of such Recipient as determined by a court of competent jurisdiction in a final and non-appealable decision.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower and the other Credit Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or any Credit Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such

Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any Credit Party to a Governmental Authority pursuant to this Section 2.16, the Borrower or such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.  (i) Any Lender (which for purposes of this clause (g) shall include the Issuing Bank) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI (or successor form);

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.16-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or successor form); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16-B or Exhibit 2.16-C, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16-D on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)                                The Administrative Agent (in its capacity as Administrative Agent) shall, to the extent it is legally eligible to do so, deliver to the Borrower on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower) two copies of (i) in the case of an Administrative Agent that is a U.S. Person, IRS Form W-9 or (ii) in the case of an Administrative Agent that is not a U.S. Person, IRS Form W-8.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Borrower shall make each payment required to be made by the Borrower hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its Principal Office, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                                  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(g), 2.06(b), 2.17(d) or 8.08, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18 Mitigation of Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.05;

(ii)                                  such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19 Telephonic Notices.  Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice it is entitled to give under this Agreement or any other Loan Document, the Administrative Agent may act without liability upon the basis of a telephonic notice believed in good faith by the Administrative Agent to be from the Borrower prior to receipt of written confirmation.  In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice.

SECTION 2.20 Defaulting Lenders.  (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.21; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.20(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                             (A) Each Defaulting Lender shall be entitled to receive letter of credit fees under Section 2.11(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.21.

(B)                               With respect to any Commitment Fee or letter of credit fee under Section 2.11(b), in each case, not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              All or any part of such Defaulting Lender’s LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.21.

(b)                                 If the Borrower, the Administrative Agent and each Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (without giving effect to Section 2.20(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.21 Cash Collateral.

(a)                                 At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)                                 The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ LC Exposure, to be applied pursuant to clause (c) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.21 or Section 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                                 Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.21 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.22 Incremental Facilities

(a)                                 Before the Revolving Credit Maturity Date, the Borrower may by written notice to Administrative Agent elect to request the establishment of one or more increases in the Revolving Facility (each increase to the Revolving Facility, a “New Revolving Credit Commitment” and, collectively, the “New Revolving Credit Commitments”), in an aggregate amount not to exceed $250,000,000.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Credit Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a New Revolving Credit Commitment.  Such New Revolving Credit Commitments shall become effective as of such Increased Amount Date; provided further that, (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Credit Commitments; (ii) the covenant set forth in Section 6.07 shall be satisfied on a Pro Forma Basis as of the Increased Amount Date and as of the last day of the most recent determination period, after giving effect to such New Revolving Credit Commitments (assuming for the purposes of such calculation that any New Revolving Credit Commitments are fully drawn) and other customary and appropriate Pro Forma Adjustments, including any acquisitions or dispositions after the beginning of the relevant determination period and prior to or simultaneous with the effectiveness of such New Revolving Credit Commitments; (iii) the Borrower shall make any payments required pursuant to this Agreement (including Section 2.15) to the Administrative Agent, any collateral agent if the Facilities are secured, and the Lenders (other than any Defaulting Lender), in connection with the New Revolving Credit Commitments, as applicable; (iv) if the Obligations are secured pursuant to the terms hereof, such New Revolving Credit Commitments will share pari passu in the collateral included in the Agreed Security Package; (v) the Administrative Agent, the Swingline Lender and the Issuing Banks shall have consented to such prospective lender and (vi) such New Revolving Credit Commitment will be documented solely as an increase to the Revolving Credit Commitments, without any change to the Revolving Facility’s terms.  The proceeds of each New Revolving Credit Commitment shall be used for working capital and general corporate purposes.  For the avoidance of doubt, no Lender shall be obligated to provide any portion of the New Revolving Credit Commitments.

(b)                                 On any Increased Amount Date on which New Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Credit Commitments shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Loans and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, (b) each New Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto.

(c)                                  The New Revolving Credit Commitments shall be effected by a joinder agreement (the “New Loan Increase Joinder”) substantially in the form of Exhibit 2.22 executed by the Borrower, the Administrative Agent and each Lender making such New Revolving Credit Commitment, in form and substance reasonably satisfactory to each of them.  Each New Loan Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22.

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to the Initial Credit Event.  The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 9.02:

(a)                                 The Administrative Agent shall have received the following, each dated the Closing Date:

(i)                                     this Agreement executed by each party hereto;

(ii)                                  the Guarantee Agreement executed by each Guarantor;

(iii)                               if requested by any Lender at least three Business Days prior to the Closing Date, a Revolver Note, a Term Loan Note or a Swingline Note, as applicable, executed by the Borrower and payable to such Lender;

(iv)                              a certificate of an officer and of the secretary or an assistant secretary of each Credit Party, certifying, inter alia (A) (i) true and complete copies of the certificate of incorporation, certificate of formation or certificate of limited partnership, as applicable, in each case as amended and in effect, of each Credit Party, (ii) true and complete copies of the bylaws, limited liability company agreement, operating agreement or limited partnership agreement, as applicable, in each case as amended and in effect, of each Credit Party, and (iii) the resolutions adopted by the Board of Directors, managers, members or general partners of each Credit Party (1) authorizing the execution, delivery and performance by such Credit Party of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Borrower, the Borrowings to be made and the Letters of Credit to be issued hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the Closing Date and (3) authorizing officers of such Credit Party to execute and deliver the Loan Documents to which such Credit Party is or will be a party and any related documents, including any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of such Credit Party executing any documents on its behalf and (C) (1) that the representations and warranties made by such Credit Party in each Loan Document to which such Credit Party is a party and which will be delivered at or prior to the Closing Date are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Credit Party and (3) the absence of the occurrence and continuance of any Default or Event of Default;

(v)                                 a favorable, signed opinion addressed to the Administrative Agent, the Issuing Banks and the Lenders from Bracewell & Giuliani LLP, counsel to the Borrower.  The

Borrower and the other Credit Parties hereby instruct Bracewell & Giuliani LLP to deliver such legal opinion;

(vi)                              certificates of appropriate public officials as to the existence, good standing and qualification to do business of each Credit Party in its jurisdiction of organization;

(vii)                           a certificate of the Borrower’s chief financial officer certifying that, after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries on a consolidated basis are Solvent;

(viii)                        (i) unqualified audited financial statements of the Borrower for each of the three fiscal years ending more than 90 days prior to the Closing Date, and (ii) unaudited financial statements for any quarterly interim period or periods of the Borrower ending more than 45 days prior to the Closing Date, together with unaudited financial statements for the corresponding period of the prior year (all of which shall have been reviewed by the independent accountants for the Borrower as provided in the Statement on Auditing Standards No. 100);

(ix)                              at least 3 business days prior to the Closing Date, all documentation and other information about the Borrower and the Guarantors as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent reasonably requested by any Lender to the Administrative Agent and conveyed by the Administrative Agent to the Borrower in writing at least 10 days prior to the Closing Date; and

(x)                                 a completed Notice of Account Designation executed by the Borrower.

(b)                                 Since December 31, 2013, there has been no event or circumstance which has resulted or is reasonably likely to result in a Material Adverse Effect as defined in clause (a) of the definition of Material Adverse Effect.

(c)                                  The Borrower shall have paid to the Joint Lead Arrangers and the Administrative Agent all fees and expenses pursuant to the Fee Letters agreed upon by such parties to be paid on or prior to the Closing Date (which amount may be offset against the proceeds of the Loans on the Closing Date); provided, that in the case of any expenses, such amounts shall be invoiced at least two Business Days prior to the Closing Date.

(d)                                 The Existing Credit Agreements shall have been terminated and repaid in full pursuant to customary payoff documentation, including evidence of the release of Liens granted in connection therewith and the release of any Liens securing any other debt that was previously secured on an equal and ratable basis with the facilities under each of the Existing Credit Agreements.

(e)                                  The Borrower shall have paid to Latham & Watkins LLP pursuant to Section 9.03 all reasonable fees and disbursements invoiced to the Borrower on or prior to the Closing Date to the extent invoiced at least two Business Days prior to the Closing Date (which amount may be offset against the proceeds of the Loans on the Closing Date).

SECTION 3.02 Conditions Precedent to All Credit Events.  Except with respect to Revolving Credit Loans made by the Lenders pursuant to Section 2.05(h), the obligation of the Lenders to make any Loans or to issue or extend any Letter of Credit under this Agreement (including any Loan made or Letter of Credit issued (including for the purpose of the Existing Letters of Credit) on the initial Borrowing Date) is subject to the further conditions precedent that on the date of such Credit Event:

(a)                                 the conditions precedent set forth in Section 3.01 shall have theretofore been satisfied;

(b)                                 the representations and warranties set forth in Article IV (other than, on the Closing Date only, the representation set forth in Section 4.07(b)) and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the Borrowing Date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date and except if such representation and warranty was qualified by materiality in Article IV, in which case such representation and warranty shall be true and correct in all respects after giving effect to such qualification as set forth in Article IV), and by the Borrower’s delivery of a Borrowing Request, the Borrower shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects;

(c)                                  no Default or Event of Default shall have occurred and be continuing or would result from such Credit Event; and

(d)                                 a Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders and Issuing Banks that all of the conditions specified in this Section 3.02 above exist as of that time.

SECTION 3.03 Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents referred to in Section 3.01, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and Issuing Banks and shall be satisfactory in form and substance to the Lenders (it being agreed and understood that all such Loan Documents, certificates, legal opinions and other documents referred to in Section 3.01 shall be deemed to be satisfactory to the Lenders unless otherwise notified to the Administrative Agent in writing prior to the Closing Date).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

SECTION 4.01 Organization and Qualification.  Each Credit Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Borrower and the Credit Parties, have a Material Adverse Effect.

SECTION 4.02 Authorization, Validity, Binding Obligations Etc.  Each Credit Party has the requisite corporate and other organizational power and authority to execute and deliver, and to incur and perform its obligations under the other Loan Documents to which it is a party and, in the case of the Borrower, to make the Borrowings hereunder, and all such actions have been duly authorized by all necessary proceedings on its behalf.  The Loan Documents have been duly and validly executed and delivered by or on behalf of each Credit Party party thereto and constitute valid and legally binding agreements of such Credit Party enforceable against such Credit Party in accordance with the respective terms thereof, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

SECTION 4.03 Governmental Consents, Etc.  No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority is necessary for the valid execution and delivery of, or the incurrence and performance by each Credit Party of its obligations under, any Loan Document to which it is a party, except filings and recordings in respect of the Liens created pursuant to the Loan Documents and those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date.

SECTION 4.04 No Breach or Violation of Agreements or Restrictions, Etc.  Neither the execution and delivery of, nor the incurrence and performance by either the Borrower or any other Credit Party of its obligations under, the Loan Documents to which it is a party, nor the extensions of credit contemplated by the Loan Documents will (a) breach or violate any applicable Requirement of Law, except for breaches or violations that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect, (b) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of such Credit Party’s or any of the Restricted Subsidiaries’ property or assets (other than Liens created or contemplated under the Loan Documents) pursuant to the terms of, any indenture, mortgage, deed of trust, material agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is party or by which any of its properties or assets, or those of any of the Restricted Subsidiaries is bound or to which it is subject or (c) violate any provision of the organizational documents of such Credit Party or any of the Restricted Subsidiaries.

SECTION 4.05 Properties.  Each of the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property necessary for the operation of their respective businesses as currently conducted or proposed to be conducted, free of all Liens securing Indebtedness except for Liens permitted under this Agreement and except where failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.06 Litigation and Environmental Matters.  (a) Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, there is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that involves this Agreement or the Transactions.

(b)                                 Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, the associated liabilities and costs of the Borrower’s and its Subsidiaries’ compliance with Environmental Laws (including any capital or operating expenditures required for clean-up or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) are unlikely to result in a Material Adverse Effect.

SECTION 4.07 Financial Statements.

(a)                                 The consolidated balance sheet of the Borrower and the Subsidiaries as at December 31, 2013 and the related consolidated statements of income, comprehensive income, partners’ capital and cash flows of the Borrower and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of the Borrower’s independent certified public accountants and set forth in the Borrower’s 2013 Annual Report on Form 10-K, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year in accordance with GAAP.

(b)                                 Since December 31, 2013, there has been no event or circumstance which has resulted or is reasonably likely to result in a Material Adverse Effect.

SECTION 4.08 Disclosure. (a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent, any Joint Lead Arranger, any other Agent and/or any Lender on or before the Closing Date (including all information contained in (i) the Confidential Information Memorandum and (ii) the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of a material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 4.08(a), such factual information and data shall not include projections (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b)                                 The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

SECTION 4.09 Investment Company Act.  The Borrower is not, nor is it regulated as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

SECTION 4.10 ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to so fulfill such obligations and such noncompliance could individually, or together with all such failures to fulfill such obligations and all such noncompliance could reasonably be expected to result in a Material Adverse Effect.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, which waiver, failure or liability individually, or collectively with all such waivers, failures or liabilities, could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.11 Tax Returns and Payments.  The Borrower and the Material Subsidiaries (x) have caused to be timely filed all federal income Tax returns and other material Tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and all such Tax returns are true and correct in all material respects and (y) have timely paid or deposited or made adequate provision in accordance with GAAP for the payment of all Taxes (including estimated Taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for taxes being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been created on the books of the Borrower and the Material Subsidiaries or where the failure to pay such Taxes (individually or in the aggregate for the Borrower and the Material Subsidiaries) would not have a Material Adverse Effect.

SECTION 4.12 Compliance with Laws and Agreements.  Each of the Borrower and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Borrower and the Restricted Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.13 Purpose of Loans; Margin Stock.

(a)                                 All proceeds of the Loans will be used for the purposes set forth in Section 5.07.

(b)                                 Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X.

SECTION 4.14 Foreign Assets Control Regulations, etc.  (a)  To the extent applicable, neither any Letter of Credit nor any part of the proceeds of the Loans will (i) violate in any material respect the Trading with the Enemy Act, as amended, or (ii) be used, directly or indirectly or made available to any subsidiary, joint venture partner or any other Person to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, at the time of making such Loans or issuance of such Letter of Credit, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State (collectively, “Sanctions”).

(b)                                 Neither the Borrower nor any Subsidiary, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of the Borrower or any Subsidiary is a Person that is, or is owned or controlled by, a Person that is (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.  The Borrower and the Subsidiaries are in compliance, in all material respects, with the Patriot Act.

(c)                                  Neither any Letter of Credit nor any part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws, to the extent the Anti-Corruption Laws apply to the Borrower or one of the Subsidiaries.

SECTION 4.15 Intellectual Property.  The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.16 Subsidiaries.  Schedule 4.16 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date.  Each Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 4.16.

SECTION 4.17 Solvency.  On the Closing Date (after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds such Loans, the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent.

SECTION 4.18 Subordinated Debt.  The Obligations constitute “senior indebtedness” (or such other term of comparable meaning) of the Borrower under and as defined in the indenture, loan document or other operative documents governing any subordinated indebtedness of any Credit Party.  The obligations of each Guarantor constitute “guarantor senior indebtedness” (or such other term of comparable meaning)  of such Guarantor under and as defined in the indenture, loan document or other operative documents governing any subordinated indebtedness of any Credit Party.

ARTICLE V
AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent:

(a)                                 on the date in each fiscal year that is five days after the date on which the Borrower is required to file its Annual Report on Form 10-K with the SEC or, if earlier, 95 days after the end of each fiscal year (i) such Annual Report, and (ii) the audited consolidated balance sheet and the related consolidated statements of income, comprehensive income, operations, partners’ capital and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by, and accompanied by an opinion (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of their audit) of independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries, in each case, on a consolidated basis in accordance with GAAP; provided, however, that (x) the Borrower shall be deemed to have furnished said Annual Report on Form 10-K for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Annual Report contains such consolidated balance sheet and such consolidated statements of results of income, comprehensive income, partners’ capital and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Borrower shall not be required to comply with clause (ii);

(b)                                 on each date in each fiscal year that is five days after each date on which the Borrower is required to file a Quarterly Report on Form 10-Q with the SEC or, if earlier, 50 days after the end of each fiscal quarter (i) such Quarterly Report, and (ii) the consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for the fiscal quarter to which said Quarterly Report relates and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end and for the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries, in each case, on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that (x) the Borrower shall be deemed to have furnished said Quarterly Report for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Quarterly Report contains such consolidated balance sheet and consolidated statements of income and cash flows, and such certifications, the Borrower shall not be required to comply with clause (ii);

(c)                                  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in substantially the form of Exhibit 5.01 signed by an authorized financial or accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.07 on the date of such financial statements, and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d)                                 (i) within 95 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Restricted Subsidiaries, in reasonable detail for such fiscal year as customarily prepared by management of the Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 5.01(a), setting forth the principal assumptions upon which such budget is based and (ii) promptly upon filing thereof with the SEC, copies of any budgets of KMP and EPB filed with the SEC (it being understood that the Borrower shall have no obligation to file any such budgets with the SEC);

(e)                                  prompt written notice of the following:

(i)                                     the occurrence of any Default or Event of Default;

(ii)                                  the occurrence of any Collateral Trigger Event or any request by the Borrower to S&P or Moody’s (or any Replacement Ratings Agency) to withdraw its Debt Ratings;

(iii)                               any litigation or governmental proceeding pending against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(iv)                              unless as would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(A) any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(B) any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(C) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; or

(D) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate; and

(v)                                 any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(each notice delivered under this Section 5.01(e) to be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto);

(f)                                   without duplication of any other requirement of this Section 5.01, promptly upon the mailing thereof to the public unitholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(g)                                  promptly upon the filing thereof with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K which the Borrower shall have filed with the SEC;

(h)                                 if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) (other than such event as to which the 30-day notice requirement is waived) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit

Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, in each case, where such event or development, individually or when aggregated with all other such matters, results in, or could reasonably be expected to result in, a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and any action which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(i)                                     if the Borrower elects to deliver an Additional Debt Certificate in respect of any Additional Equal and Ratable Debt or Permitted Additional Debt, such Additional Debt Certificate is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness; and

(j)                                    from time to time such other information (other than projections) regarding the business, affairs or financial condition of the Borrower or any Restricted Subsidiary as the Required Lenders (acting through the Administrative Agent) or the Administrative Agent may reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(g) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent and the Lenders that such information has been posted on “EDGAR” or the Borrower’s website or another website identified in such notice and accessible by the Administrative Agent and the Lenders without charge (and the Borrower hereby agrees to provide such notice); provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02 Existence, Conduct of Business.  The Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to do so (individually or collectively with all such failures) could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, or any Disposition permitted under Section 6.08.

SECTION 5.03 Payment of Taxes.

(a)                                 The Borrower will, and will cause each of the Restricted Subsidiaries to, pay, before the same shall become delinquent or in default, Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 The Borrower will timely pay the material Tax liabilities of an Unrestricted Subsidiary only after receiving an aggregate amount of cash distributions from the Unrestricted Subsidiaries equal to such Taxes; provided, that the Borrower will pay the Tax liabilities of KMR before such Taxes are due and delinquent without receiving such a cash distribution.

SECTION 5.04 Maintenance of Properties; Insurance.

(a)                                 The Borrower will keep, and will cause each Material Subsidiary to keep, all property material to the conduct its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, in the reasonable judgment of the Borrower.

(b)                                 The Borrower will maintain or cause to be maintained with, in the good faith judgment of the Borrower, financially sound and reputable insurers, or through self-insurance, insurance with respect to its properties and business and the properties and businesses of the Restricted Subsidiaries against loss or damage of the kinds customarily insured against by business enterprises of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may include self-insurance or be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of business enterprises of established reputation similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this Section 5.04 the Borrower or any Restricted Subsidiary may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction any through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable laws.

SECTION 5.05 Books and Records; Inspection Rights.  The Borrower will, and will cause each of the Restricted Subsidiaries to, keep, in accordance with GAAP, books of record and account.  The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, and, if the Borrower shall so request, in the presence of a Responsible Officer or an appointee of a Responsible Officer, at the expense of the Administrative Agent or such Lender (unless an Event of Default exists, in which event the expense shall be that of the Borrower) to visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers, all at such times, and as often, as reasonably requested, but unless an Event of Default exists, no more frequently than once during each calendar year; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.05.

SECTION 5.06 Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07 Use of Proceeds.  On the Closing Date, the proceeds of the Loans will be used to consummate the Refinancing and to pay fees and expenses in connection therewith.  Following the Closing Date, the Revolving Credit Loans and Letters of Credit issued under the Revolving Facility will be used by Borrower and its Subsidiaries for working capital and general corporate purposes.

SECTION 5.08 Collateral Trigger Event.

(a)                                 In the event a Collateral Trigger Event occurs: (1) within 15 Business Days of such Collateral Trigger Event (or a longer period agreed to by the Administrative Agent in its sole discretion so long as the Borrower is pursuing delivery of the relevant items in good faith), the Borrower shall (i) execute and deliver the Agreed Security Documents to secure the Secured Obligations with the personal property assets included in the Agreed Security Package and (ii) deliver any related possessory collateral, as well as related customary Lien searches, perfection certificates, the Agreed Opinion and opinions of local counsel in any applicable jurisdictions relating to the grant and perfection of the Liens on the personal property assets included in the Agreed Security Package, in each case in form and substance reasonably acceptable to the Administrative Agent (the date of such delivery, the “Collateral

Delivery Date”) and (2) within 60 days of such Collateral Trigger Event (or a longer period agreed to by the Administrative Agent in its sole discretion so long as the Borrower is pursuing delivery of the relevant items in good faith), the Borrower shall (i) execute and deliver security documentation to secure the Secured Obligations with Liens on the real estate assets included in the Agreed Security Package and (ii) deliver any related customary Lien searches, perfection certificates, title insurance policies, surveys, flood certificates, flood insurance policies, opinions of counsel in any applicable jurisdiction and other documents relating to the grant and perfection of the Liens on real estate assets included in the Agreed Security Package, in each case in form and substance reasonably acceptable to the Administrative Agent.

(b)                                 At all times after the occurrence of any Collateral Trigger Event and prior to a subsequent Collateral Fall-Away Event, to the extent the Secured Obligations are required to be secured in accordance with this Section 5.08, the Borrower shall comply with Section 5.09 and the terms of the Agreed Security Package.

(c)                                  To the extent the Secured Obligations are secured in accordance with the foregoing after the occurrence of a Collateral Trigger Event, the Equal and Ratable Debt (including any Permitted Refinancing thereof in accordance with Section 6.01(b)) of the Borrower and its Restricted Subsidiaries will be permitted to be secured on an equal and ratable basis (to the extent required thereby) with the Secured Obligations, in each case as set forth in the Agreed Security Documents and the Agreed Security Package.

(d)                                 The Liens of the Administrative Agent for the benefit of the Secured Parties granted on the Collateral and the Agreed Security Package (including any Collateral securing the Equal and Ratable Debt) shall be automatically released upon the occurrence of a Collateral Fall-Away Event relating to and subsequent to each such Collateral Trigger Event, each of the Collateral Documents shall be terminated and the Administrative Agent shall deliver such collateral releases and file such termination statements as the Borrower may reasonably request, in each case, at the expense of the Borrower and the Restricted Subsidiaries.  For the avoidance of doubt, no such release shall be required or effective until a Collateral Fall-Away Event has occurred with respect to each Collateral Trigger Event that has occurred.

(e)                                  Upon the occurrence of a Collateral Trigger Event, in connection with the Collateral Agency Agreement to be entered into pursuant to Section 5.08(a), the Lenders instruct and authorize the Administrative Agent (on behalf of itself and on behalf of each Lender) to enter into the Collateral Agency Agreement and appoint the Administrative Agent as “Collateral Agent” for all purposes therein and in the other Agreed Security Documents (the “Collateral Agent”).  Upon such appointment of the Collateral Agent, the Borrower and the Lenders agree that the expense reimbursement, hold harmless and indemnifications provisions of Sections 8.08 and 9.03 shall apply to the Collateral Agent to the same extent as such provisions apply to the Administrative Agent hereunder.

SECTION 5.09 Further Assurances.  To the extent the Secured Obligations are secured in accordance with Section 5.08 after the occurrence of a Collateral Trigger Event and prior to a subsequent Collateral Fall-Away Event, the Borrower will, and will cause each other Credit Party to, subject to the limitations set forth in the Collateral Documents, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Agreed Security Package and the Collateral Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

SECTION 5.10 Additional Guarantors.  Subject to any applicable limitations set forth in the Guarantee Agreement, the Borrower shall cause each direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including each Domestic Subsidiary that ceases to constitute an Excluded Subsidiary pursuant to any category in the definition thereof) to execute a supplement to each of the Guarantee Agreement and the Collateral Documents (if any) in order to become a Guarantor under the Guarantee Agreement and a grantor and pledgor under the Collateral Documents.  In addition, (x) as of the end of any fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.01(a) or (b) and (y) as of the time of any Investment in any Subsidiary (other than El Paso Pipeline LP Holdings, L.L.C., any MLP, any Subsidiary that is a general partner of such MLP and any of their respective Subsidiaries) that is not a Guarantor, in each case, the aggregate Pro Forma EBITDA Percentage of all direct Subsidiaries of the Borrower that are not Guarantors shall not, without duplication, exceed 10% as of the last fiscal quarter most recently ended for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b); provided that the Borrower may designate an Excluded Subsidiary or an Unrestricted Subsidiary to become a Guarantor (and a Restricted Subsidiary) by executing a supplement to the Guarantee Agreement, if the result of such designation would lower the aggregate Pro Forma EBITDA Percentage of all direct Subsidiaries of the Borrower that are not Guarantors to less than 10% as of the last fiscal quarter most recently ended for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

ARTICLE VI
NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness arising under the Loan Documents;

(b)                                 Existing Equal and Ratable Debt and any Permitted Refinancing thereof, provided that no portion of such Permitted Refinancing shall mature prior to the later of the stated final maturity of such Existing Equal and Ratable Debt as of the Closing Date and the stated final maturity date thereof immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, provided, further, that any Existing Equal and Ratable Debt and any Permitted Refinancing thereof shall be unsecured unless equally and ratably secured with the Obligations hereunder to the extent such Obligations are secured in accordance with the terms hereof;

(c)                                  (i) additional Indebtedness and (ii) any Permitted Refinancing thereof; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (c) shall not at any time exceed $50,000,000;

(d)                                 Indebtedness in respect of (i) Permitted Additional Debt and any Additional Equal and Ratable Debt to the extent that the Net Cash Proceeds (without giving effect to clause (b)(iii) of such definition) therefrom are, immediately after the receipt thereof, applied to the prepayment of Term Loans in accordance with Section 2.10(b) and (ii) any Permitted Refinancing thereof that satisfies the definition of Permitted Additional Debt or Additional Equal and Ratable Debt (as applicable);

(e)                                  any other Indebtedness incurred or assumed by the Borrower and the Restricted Subsidiaries, including any Indebtedness incurred to finance a Permitted Acquisition or assumed in connection therewith, so long as after the incurrence or assumption of such Indebtedness the Borrower is in compliance with the covenant set forth in Section 6.07 determined on a Pro Forma Basis (and, for the purposes of such determination, Consolidated Indebtedness shall be deemed to also include all Indebtedness of the type described in clause (g) of the definition of Indebtedness), after giving effect to such incurrence or assumption recomputed as at the last day of the most recently ended Test Period as if such incurrence or assumption had occurred on the first day of such Test Period and such Indebtedness remains outstanding; provided, that, in the case of the incurrence of any Indebtedness of such Person for borrowed money (other than (1) Indebtedness that is subordinated to Obligations hereunder in rights of payment pursuant to customary subordination provisions reasonably acceptable to the Administrative Agent, (2) Indebtedness under any CDS Facilities, or (3) Indebtedness incurred within 270 days of the acquisition, construction, expansion or improvement of fixed or capital assets to finance the acquisition, construction, expansion or improvement of such fixed or capital assets and any Permitted Refinancing of any Indebtedness specified in this subclause (3)), including any credit facilities, senior notes or other capital markets issuance or private placement of Indebtedness (all such Indebtedness for borrowed money collectively, “Other Indebtedness”) or any Additional Equal and Ratable Debt (other than Additional CDS Facilities), such Other Indebtedness or Additional Equal and Ratable Debt shall be incurred only (x) to finance a Permitted Acquisition, or (y) otherwise, to the extent that the Term Loans have been repaid in full.

(f)                                   any Permitted Indebtedness; and

(g)                                  all premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (f) above.

Notwithstanding the foregoing, in no event shall either of KMGP or EPPGP be permitted to create, incur, assume or suffer to exist any Indebtedness other than (i) in the case of KMGP only, Indebtedness under the Loan Documents and, to the extent KMGP has incurred Indebtedness under the Loan Documents, any Equal and Ratable Debt, (ii) Indebtedness in respect of overdraft facilities or similar overnight credit and other ordinary course cash management arrangements and (iii) in the case of KMGP only, Indebtedness represented by the KMGP Preferred Stock; provided that, in the case of clause (iii), the issuance of the KMGP Preferred Stock shall be considered a Prepayment Event and an amount equal to 100% of the Net Cash Proceeds received by KMPG from the issuance thereof shall be promptly distributed to the Borrower and the Restricted Subsidiaries, and once received shall be promptly applied to the prepayment of Term Loans (and not for reinvestment) pursuant to Section 2.10(b).

SECTION 6.02 Liens.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)                                 Liens arising under the Loan Documents (including any Liens thereunder that also secure Equal and Ratable Debt and any Permitted Refinancing thereof, in each case, to the extent the Obligations hereunder are secured);

(b)                                 Permitted Liens;

(c)                                  Liens securing Indebtedness permitted under Section 6.01 to the extent such Indebtedness and Lien (A) was incurred within 270 days of the acquisition, construction, expansion or improvement of fixed or capital assets to finance the acquisition, construction, expansion or improvement of such fixed or capital assets (including Indebtedness arising under Capital Leases), (B) arose under Capital Leases, other than Capital Leases in effect on the Closing Date and Capital Leases entered into pursuant to subclause (A) above and (C) any Permitted Refinancing of any Indebtedness specified in subclause (A) or (B) above, provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof, (y) individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (z) the aggregate principal amount of the obligations, and amount of Capital Lease Obligations so secured pursuant to this clause (c) when taken together with the aggregate principal amount of the obligations secured pursuant to clause (d) of this Section 6.02 shall not exceed $350,000,000;

(d)                                 Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, in each case, pursuant to a Permitted Acquisition to the extent the Liens on such assets attach solely to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case prior to or after the Closing Date as the result of a Permitted Acquisition, together with any Permitted Refinancings thereof, provided that

(w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof;

(x) (i) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary) and is not secured by Liens on any assets of the Borrower or any Restricted Subsidiary (other than assets of any such Person that so becomes a Restricted Subsidiary) and (ii) such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien and proceeds and products thereof), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition or any Permitted Refinancings thereof;

(y) (A) if the Obligations hereunder are secured, the Borrower or other applicable Credit Party shall pledge such acquired assets to secure the Obligations to the extent required under the Agreed Security Package, and (B) such acquired Person shall execute a supplement to the Guarantee Agreement, and to the extent the Obligations are secured, the Collateral Documents (or alternative guarantee and security agreements in relation to the Obligations reasonably acceptable to the Administrative Agent) to the extent required under the Agreed Security Package, as applicable; and

(z) (A) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such incurrence of Indebtedness and the Permitted Acquisition, with the covenant set forth in Section 6.07, as such covenant is recomputed as at the last day of the most recently ended Test Period under Section 6.07 as if such incurrence had occurred on the first day of such Test Period and remained outstanding (and the cash proceeds of such incurrence of Indebtedness shall not be included in clause (b) of the definition of Consolidated Indebtedness in connection with such calculation) and (B) except for Indebtedness consisting of Capitalized Lease Obligations, revenue bonds, purchase money Indebtedness or mortgages on specific assets (1) no portion of such Indebtedness matures prior to the Final Maturity Date, and (2) no portion of such Indebtedness is issued or guaranteed by a Person that is, or as a result of such acquisition becomes, a Restricted Subsidiary that is not a Guarantor (except as permitted by subclause (y) above);

provided, further, that the aggregate principal amount of the obligations so secured pursuant to this clause (d) when taken together with the aggregate principal amount of the obligations secured pursuant to clause (c) of this Section 6.02, shall not exceed $350,000,000;

(e)                                  the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above of this Section 6.02 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby; and

(f)                                   additional Liens so long as the aggregate principal amount of the Indebtedness and other obligations so secured does not exceed $50,000,000 at any time outstanding.

SECTION 6.03 Fundamental Changes.  Except as expressly permitted by Sections 6.08 or 6.09, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its business units, assets or other properties, except that:

(a)                                 so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower, provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower (such other Person, a “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee Agreement, confirmed that its guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (D) if the Obligations hereunder are secured, each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to each of the Collateral Documents, as applicable, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 6.07, as such covenant is recomputed as at the last day of the most recently ended Test Period under Section 6.07  as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, and (F) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to this Agreement preserve the enforceability of the Guarantee Agreement, as applicable, and, if the Obligations are secured, the perfection and priority of the Liens under the Collateral Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document, and provided further that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(b)                                 any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee Agreement and, if the Obligations are secured, the applicable Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 6.07, as such covenant is recomputed as at the last day of the most recently ended Test Period under Section 6.07  as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, and (v) the Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to the Guarantee Agreement and any Collateral Document preserve the enforceability of the Guarantee Agreement and, if the Obligations are secured, the perfection and priority of the Liens under the Collateral Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document;

(c)                                  any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary;

(d)                                 any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor; and

(e)                                  any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to any of the Lenders and (ii) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Sections 6.08 or 6.09, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

SECTION 6.04 Restricted Payments.  The Borrower will not declare or pay any dividends or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock or the Capital Stock of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 6.09) any Capital Stock of the Borrower, now or hereafter outstanding (all of the foregoing “Restricted Payments”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a)                                 the Borrower may redeem in whole or in part any of its Capital Stock for another class of its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new Capital Stock, provided that such new Capital Stock contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Capital Stock redeemed thereby;

(b)                                 the Borrower may repurchase shares of its Capital Stock held by officers, directors and employees of the Borrower and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements; provided that the aggregate amount of Restricted Payments made pursuant to this clause (b) shall not exceed $100,000,000 in any fiscal year of the Borrower;

(c)                                  the Borrower may make Restricted Payments on its Capital Stock in cash and repurchase shares of its Capital Stock, provided that, the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such Restricted Payment, with the covenant set forth in Section 6.07, as such covenant is recomputed as at the last day of the most recently ended Test Period under Section 6.07  as if such Restricted Payment had occurred on the first day of such Test Period (and such cash so distributed by Restricted Payment shall not be included in clause (b) of the definition of Consolidated Indebtedness in connection with such calculation); and

(d)                                 the Borrower may make Restricted Payments in cash with the proceeds of the Capital Stock of KMR permitted by Section 6.08(i).

SECTION 6.05 Transactions with Affiliates.  The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Restricted Subsidiaries) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing shall be deemed to be satisfied with respect to any transaction that is approved by a majority of the independent members of the Borrower’s board of directors, or of a committee thereof consisting solely of independent directors, and provided, further that the foregoing restrictions shall not apply to:

(a)                                 (i) the payment of customary fees for management, consulting and financial services rendered to the Borrower and the Subsidiaries and (ii) customary investment banking fees paid for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions;

(b)                                 transactions permitted by Section 6.04;

(c)                                  the payment of any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby;

(d)                                 the issuance of Capital Stock of the Borrower to the management of the Borrower or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 6.05;

(e)                                  loans and advances by (or to) the Borrower and the Restricted Subsidiaries to the extent permitted under Article VI, and other Investments permitted by Section 6.09;

(f)                                   employment and severance arrangements among the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business;

(g)                                  payments by the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(h)                                 the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and

(i)                                     transactions pursuant to agreements set forth on Schedule 6.05 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.

SECTION 6.06 Restrictive Agreements.  The Borrower will not, and will not permit any of the Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Material Subsidiaries to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans (including subordinate loans) or advances to the Borrower or any other such Material Subsidiaries, provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) customary restrictions and conditions contained in agreements relating to the sale of all or substantially all of the Capital Stock or assets of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (c) restrictions and conditions existing on the date hereof identified on Schedule 6.06 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (d) restrictions or conditions contained in, or existing by reason of, any agreement or instrument relating to any Material Subsidiaries at the time such Material Subsidiary was merged or consolidated with or into, or acquired by, the Borrower or Material Subsidiary or became a Material Subsidiary and not created in contemplation thereof.

SECTION 6.07 Ratio of Consolidated Indebtedness to Consolidated EBITDA.  Commencing with the last day of the first full fiscal quarter following the Closing Date, the Borrower will not at any time permit the ratio of Consolidated Indebtedness to Consolidated EBITDA for the four full fiscal quarters most recently ended (each such period, a “Test Period”) in respect of which financial statements shall have been delivered or are required to be delivered pursuant to Section 5.01(a) or (b), as the case may be, to exceed:

(a)                                 5.50 to 1.0, in the case of any such period ended on the last day of any fiscal quarter ending during a Specified Material Acquisition Period, or

(b)                                 4.75 to 1.0, in the case of any such period ended on the last day of any other fiscal quarter;

provided, that, immediately after the conclusion of any two consecutive Specified Material Acquisition Periods, there shall be at least one full fiscal quarter where no Specified Material Acquisition Period exists and the foregoing covenant shall be tested in accordance with the level set forth in Section 6.07(b) above.

SECTION 6.08 Limitation on Sale of Assets.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to convey, sell, lease, assign, transfer or otherwise dispose (“Dispose”) of any of its property, business or assets (including receivables, leasehold interests and/or Capital Stock), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation of any assets of the Borrower or the Restricted Subsidiaries) (each a “Disposition”), except that:

(a)                                 the Borrower and the Restricted Subsidiaries may Dispose of (i) used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business and (ii) Cash Equivalents;

(b)                                 the Borrower and the Restricted Subsidiaries may Dispose of other assets (other than (i) accounts receivable, or (ii) assets of KMGP or EPPGP) for fair value; provided that:

(i)                                     with respect to any Disposition pursuant to this clause (b) that (x) occurs on or before the date the Term Loans have been repaid in full, and (y) is for a purchase price in excess of $100,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that for the purposes of this subclause (i) the following shall be deemed to be cash:

(A)                               any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B)                               any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C)                               any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.08(b) and Section 6.08(c) that is at that time outstanding, not in excess of 2.5% of Consolidated Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(ii)                                  any non-cash proceeds received are pledged to the Administrative Agent to the extent required hereunder and the Collateral Documents (if any);

(iii)                               with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 6.07, as such covenant is recomputed as at the last day of the most recently ended Test Period under Section 6.07 as if such sale, transfer or disposition had occurred on the first day of such Test Period;

(iv)                              100% of the Net Cash Proceeds therefrom shall be applied in accordance with Section 2.10(b); and

(v)                                 after giving effect to any such sale, transfer or disposition, no Event of Default shall have occurred and be continuing;

(c)                                  the Borrower and the Restricted Subsidiaries may make Dispositions to the Borrower or to any Restricted Subsidiary, provided that:

(i)                                     with respect to any such Disposition from Credit Parties to Restricted Subsidiaries that are not Credit Parties or from Restricted Subsidiaries that are not Credit Parties to Credit Parties, such Disposition shall be for fair value;

(ii)                                  with respect to any Disposition by the Borrower or any Restricted Subsidiary that is a Credit Party to any Restricted Subsidiary that is not a Credit Party pursuant to this clause (c) that (x) occurs on or before the date the Term Loans have been repaid in full, and (y) is for a purchase price in excess of $100,000,000, the seller shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that for the purposes of this subclause (ii) the following shall be deemed to be cash:

(A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by such seller from the purchaser that are converted by such seller into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by the seller in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.08(c) and Section 6.08(b) that is at that time outstanding, not in excess of 2.5% of Consolidated Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(ii) any non-cash proceeds received are pledged to the Administrative Agent to the extent required under this Agreement and the Collateral Documents (if any);

(d)                                 the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 6.03, 6.04 or 6.09;

(e)                                  in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Borrower and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(f)                                   the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(g)                                  sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h)                                 sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that 100% of the Net Cash Proceeds (as defined herein) therefrom shall be applied in accordance with Section 2.10(b);

(i)                                     sales of equity interests in KMR; and

(j)                                    sale of any Capital Stock of EPEC Realty, Inc. or any of its Subsidiaries or all or any portion of the assets of EPEC Realty, Inc. or any of its Subsidiaries as of the date hereof.

SECTION 6.09 Limitation on Investments.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Investment in any Person, other than (a) Permitted Investments and (b) other Investments so long as (i) after giving effect to such transaction the Borrower is in compliance with Section 6.07, determined on a Pro Forma Basis after giving effect to such transaction recomputed as at the last day of the most recently ended Test Period as if such transaction had occurred on the first day of such Test Period, and (ii) no Event of Default has occurred and is continuing or would result therefrom.

SECTION 6.10 Limitations on Debt Payments and Amendments.

(a)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase, redeem, defease or acquire any Subordinated Indebtedness; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption, defeasance or acquisition or would result therefrom, the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem, defease or acquire Subordinated Indebtedness (i) if, after giving effect thereto, the Borrower is in compliance with Section 6.07, on a Pro Forma Basis after giving Pro Forma Effect to such prepayment, repurchase, redemption, defeasance or acquisition recomputed as of the last day of the most recently ended Test Period under Section 6.07 as if such prepayment, repurchase, redemption, defeasance or acquisition had been made on the first day of such Test Period (and such cash so used to make such prepayment, repurchase, redemption, defeasance or acquisition shall not be included in clause (b) of the definition of Consolidated Indebtedness in connection with such calculation), or (ii) with the proceeds of Subordinated Indebtedness that (x) is permitted by Section 6.01, and (y) has terms material to the interests of the Lenders not materially less advantageous to the Lenders, taken as a whole, than those of such Subordinated Indebtedness being prepaid, repurchased, redeemed, defeased or acquired.

(b)                                 The Borrower will not waive, amend, modify, terminate or release any Subordinated Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

(c)                                  The Borrower will not, and will not permit any of its Restricted Subsidiaries (including KMGP and EPPGP) to, amend, modify or waive any provision of (i) the KMGP Certificate of Designations, (ii) the KMGP Preferred Stock or (iii) the organizational documentation relating to KMGP or EPPGP, in each case, in a manner that would be adverse to the Agents or the Lenders in any material respect.

SECTION 6.11 Changes in Business.  The Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole,

from the business conducted by the Borrower and the Restricted Subsidiaries, taken as a whole, on the Closing Date (after giving effect to the Transactions) and other business activities incidental or related to any of the foregoing.

SECTION 6.12 Negative Pledges; Limited Partnership Interests, General Partnership Interests and IDRs.  (a)                                              The Borrower will not, and will not permit any Restricted Subsidiary to, with respect to the Capital Stock of KMP, EPPGP, KMGP, EPB and KMR owned by the Borrower or any Restricted Subsidiary, create, incur, assume or permit to exist any Lien on such Capital Stock (or income or revenues relating thereto) other than non-consensual Permitted Liens (other than clause (a) of such definition) arising by operation of law, Liens of the type described in clause (n) of the definition of Permitted Liens, and, with respect to the Capital Stock of EPPGP and KMGP, Liens permitted pursuant to Section 6.12(b).

(b)                                 The Borrower will not permit either of KMGP or EPPGP to create, incur, assume or suffer to exist any Lien upon any of its property or assets other than (x) in the case of KMGP only, if the Obligations hereunder are secured, Liens created to secure Indebtedness incurred under the Loan Documents or under any Equal and Ratable Debt and refinancings thereof permitted hereunder, (y) Liens of the type permitted by clauses (n)(i) or (n)(iii) of the definition of Permitted Liens, or (z) non-consensual Permitted Liens arising by operation of law and Liens of the type described in clause (n) of the definition of Permitted Liens.

(c)                                  (i) The Borrower will not fail to (1) own, directly or indirectly, at least 100% of the Capital Stock of KM Delaware and 100% of the Capital Stock of EPPHC or have the right or ability by voting power, contract or otherwise to (A) elect or designate for election at least a majority of the board of directors of KM Delaware and EPPHC or (B) cause KM Delaware and EPPHC to pay dividends or make distributions on its Capital Stock; or (2) (x) own, directly or indirectly, at least 100% of the Capital Stock of KMGP and 100% of the Capital Stock of EPPGP or (y) have the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of KMGP and EPPGP;

(ii) The Borrower will not permit the partnership agreements of KMP (as in effect on the Closing Date) or EPB (as in effect on the Closing Date), or the organizational documents of KMR (as in effect on the Closing Date) to be amended in a manner that is materially adverse to the interests of the Lenders in their capacity as Lenders hereunder; and

(iii) The Borrower will not permit KMGP or EPPGP to Dispose of any general partnership interests or IDRs that each such Person holds in KMP and EPB, respectively, as of the Closing Date; provided, however, that the Borrower may (x) convert any IDRs issued by any of KMP or EPB to Capital Stock of KMP or EPB, as applicable, to the extent permitted by the partnership agreement of such entity as of the Closing Date and to the extent such conversion would not substantially reduce the level of distributions the Borrower is entitled to receive in connection with such Capital Stock as compared to the level it was entitled to receive in connection with the IDRs so converted, and (y) consummate any other transaction permitted pursuant to the terms of the partnership agreement of KMP or EPB to the extent such transaction is not materially adverse to the interests of the Lenders.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01 Events of Default and Remedies.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any interest on any Loan, any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document shall not be paid, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)                                  any representation or warranty made or, for purposes of Article III, deemed made by or on behalf of any Credit Party herein or in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made, as the case may be;

(d)                                 any Credit Party fails to observe or perform any covenant, condition or agreement contained in Sections 5.01(e)(i), 5.02 (with respect to such Credit Party’s existence), 5.07 or in Article VI;

(e)                                  any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of written notice of such failure shall have been given to the Borrower by the Administrative Agent or the Required Lenders;

(f)                                   other than as specified in Section 7.01(a) or (b),

(i)                                     the Borrower or any Restricted Subsidiary or Material Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness (other than as specified in Section 7.01(a) or Section 7.01(b)) or any payment in respect of any Hedge Agreement, in each case when the same becomes due and payable (whether by scheduled maturity, required payment or prepayment, acceleration, demand or otherwise), beyond any period of grace provided with respect thereto; provided that the aggregate outstanding principal amount of all Indebtedness or payment obligations in respect of all Hedge Agreements as to which such a payment default shall occur and be continuing is equal to or exceeds $150,000,000 in the aggregate; provided that the events in this clause (i) shall only be deemed to have occurred with respect to Indebtedness of an Unrestricted Subsidiary that is a Material Subsidiary if either (x) such failure has continued unremedied for a period of at least 30 days or (y) the holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) have declared such Indebtedness to be due and payable (unless such failure to make payment occurs at the final maturity of such Indebtedness), or

(ii)                                  the Borrower or any Restricted Subsidiary or Material Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if the effect of such failure, either individually or in the aggregate, causes or to permits the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness with an aggregate face amount which is equal to or exceeds $150,000,000 to become due prior to its stated maturity or, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (it being understood and agreed that a termination event or equivalent event pursuant to the terms of any Hedge Agreement would not be deemed a mandatory prepayment excluded hereby), prior to the stated maturity thereof;

provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is paid in full when due; provided, further, that the events in this clause (ii) shall only be deemed to have occurred with respect to Indebtedness of an Unrestricted Subsidiary that is a Material Subsidiary if either (x) such failure has continued unremedied for a period of at least 30 days or (y) the holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) have declared such Indebtedness to be due and payable;

(g)                                  an involuntary case shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)                                     the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(j)                                    one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall (x) not be covered by insurance and (y) remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(k)                                 any member of the ERISA Group shall fail to pay when due an amount which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; and in each of the foregoing instances such condition could reasonably be expected to result in a Material Adverse Effect;

(l)                                     any Change in Control shall occur; or

(m)                             the Guarantee Agreement provided by any Material Subsidiary or, to the extent the Secured Obligations are secured in accordance with this Agreement after the occurrence of a

Collateral Trigger Event, any of the Collateral Agreements pursuant to which the assets of the Borrower or any Material Subsidiary are pledged as Collateral, shall become invalid (other than pursuant to the terms of any Loan Document or as a result of acts or omissions of the Administrative Agent or any Lender) or the Borrower or any Credit Party shall deny or disaffirm in writing the obligations of the Borrower or such Credit Party under the Guarantee Agreement or such Collateral Agreement (or any of the foregoing shall occur with respect to a Credit Party that is not a Material Subsidiary or Collateral provided by a Credit Party that is not a Material Subsidiary and shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy) to the Borrower (a “Notice of Default”) take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other holder of any of the Obligations to enforce its claims against the Borrower (provided that, if an Event of Default specified in Section 7.01(g) or Section 7.01(h) shall occur with respect to the Borrower or any Material Subsidiary, the actions described in clauses (i), (ii), (iv) and (v) below shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Lenders shall forthwith terminate immediately and any accrued Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all the other Obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Borrower and each Credit Party; (iii) exercise any rights or remedies under the Loan Documents or at law or in equity; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Borrower to comply, and the Borrower agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 7.01(g) or Section 7.01(h)) it will comply, with the provisions of Section 2.05(l).

Any amount received by the Administrative Agent from any Credit Party following any acceleration of the Obligations under this Agreement, the maturity of the Facilities or any Event of Default with respect to the Borrower under Section 7.01(g) or (h) shall be applied: (i) first, to the payment of all reasonable and documented fees, costs and expenses incurred by the Administrative Agent (and, to the extent appointed pursuant to the Collateral Documents, the Collateral Agent) in connection with such collection or sale or otherwise in connection with any Loan Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent (and, to the extent appointed pursuant to the Collateral Documents, the Collateral Agent) hereunder or under any other Loan Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document; (ii) second, to the Secured Parties (which shall exclude any Hedge Bank or Cash Management Bank prior to the occurrence of a Collateral Delivery Date or following a Collateral Fall-Away Event), an amount equal to all interest and other amounts constituting Obligations owing to them on the date of any distribution (other than (x) principal, (y) reimbursements pursuant to Section 2.05(h) and (z) any obligation to Cash Collateralize the entire LC Exposure) on the date of any distribution, and any interest accrued thereon and, to the extent such obligations are secured following a Collateral Delivery Date but prior to any Collateral Fall-Away Event, any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements or Secured Cash Management Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; (iii) third, to the Secured Parties (which shall exclude any Hedge Bank or Cash Management Bank prior to the occurrence of a Collateral Delivery Date or following a Collateral Fall-Away Event), an amount (x) equal to the principal amount of all Obligations, any other obligations and any other amounts payable hereunder and premium thereon and any reimbursement obligations pursuant to Section 2.05(h), in each case owing to them on the date of any distribution and (y) sufficient to Cash Collateralize the entire LC Exposure on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize the entire LC Exposure, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the LC Exposure; and (z) to the extent such obligations are secured following a Collateral Delivery Date but prior to any Collateral Fall-Away Event, equal to any breakage, termination or other payments under Secured Hedge Agreements and Secured Cash Management Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof due and owing; (iv) fourth, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; provided that (x) the foregoing shall be subject to any obligation under the Collateral Documents to make payments to any obligations pursuant to the Equal and Ratable Debt and (y) any amount applied to Cash Collateralize any LC Exposure that has not been applied to reimburse the Issuing Bank pursuant to Section 2.05(h) under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (i) through (iv) above.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01 Appointment and Authority.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except as specifically provided in Section 8.06(a) and (b), the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 9.03) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default or the enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

SECTION 8.06 Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld or delayed), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld or delayed), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity and other payments owed to the retiring or removed Administrative Agent for its own account, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity and other payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders.

(a)                                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)                                 Each Lender acknowledges that Latham & Watkins LLP is acting in this transaction as special legal counsel to the Administrative Agent only.  Each Lender and each Issuing Bank will consult with its own legal counsel to the extent it deems necessary in connection with this Agreement and the other Loan Documents and the matters contemplated herein and therein.

SECTION 8.08 INDEMNIFICATION.  THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, EACH OF THE JOINT LEAD ARRANGERS, EACH OF THE CO-DOCUMENTATION AGENTS AND THE SYNDICATION AGENT RATABLY IN ACCORDANCE WITH SUCH LENDER’S RATABLE SHARE OF THE SUM OF THE TOTAL COMMITMENTS THEN OUTSTANDING AND THE AGGREGATE PRINCIPAL AMOUNT OF THE LOANS THEN OUTSTANDING FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 9.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 9.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 9.03, AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE JOINT LEAD ARRANGERS, ANY OF THE CO-DOCUMENTATION AGENTS, OR THE SYNDICATION AGENT IN ANY WAY RELATING TO OR ARISING OUT OF:  (A) THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES, IF ANY, HEREUNDER OR UNDER ANY SUCH OTHER LOAN DOCUMENT OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 8.08 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT, ANY OF THE JOINT LEAD ARRANGERS, ANY OF THE CO-DOCUMENTATION AGENTS, OR THE SYNDICATION AGENT, AS THE CASE MAY BE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE ADMINISTRATIVE AGENT, ANY OF THE JOINT LEAD ARRANGERS, ANY OF THE CO-DOCUMENTATION AGENTS, OR THE SYNDICATION AGENT.  UPON THE EXECUTION OF A COLLATERAL AGENCY AGREEMENT AND THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS COLLATERAL AGENT THERETO IN ACCORDANCE WITH SECTION 5.08, (X) THE LENDERS AGREE TO INDEMNIFY AND HOLD HARMLESS THE COLLATERAL AGENT TO THE SAME EXTENT AS THE ADMINISTRATIVE AGENT IS INDEMNIFIED AND HELD HARMLESS HEREUNDER, INCLUDING IN CONNECTION WITH ANY OF THE FOREGOING INDEMNIFIED LIABILITIES ARISING FROM ITS RIGHTS AND DUTIES AS COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS AND (Y) THE COLLATERAL AGENT WILL HAVE THE BENEFIT OF ANY EXPENSE REIMBURSEMENT PROVISIONS THAT WOULD HAVE APPLIED TO THE ADMINISTRATIVE AGENT HEREUNDER, INCLUDING IN CONNECTION WITH THE PREPARATION AND DELIVERY OF THE COLLATERAL DOCUMENTS AND IN CONNECTION WITH ANY OF ITS RIGHTS AND DUTIES AS COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS.

SECTION 8.09 Trust Indenture Act.  In the event that the Administrative Agent or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of the Borrower hereunder or under any other Loan Document by or on behalf of the Administrative Agent for the benefit of any Lender or any Issuing Bank under any Loan Document (other than the Administrative Agent) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

SECTION 8.10 Resignation of an Issuing Bank.  If a Lender becomes, and during the period it remains, a Defaulting Lender, and Revolving Credit Commitments have not been fully reallocated pursuant to Section 2.20, an Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as an Issuing Bank effective at the close of business New York, New York time on a date specified in such notice; provided that such resignation by an Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligation of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuing Bank.

SECTION 8.11   No Reliance on Agents or other Lenders.  Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent, the Joint Lead Arrangers, the Co-Documentation Lenders or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Joint Lead Arrangers, the Co-Documentation Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement.  Neither the Administrative Agent, the Syndication Agent, any of the Joint Lead Arrangers nor any of the Co-Documentation Agents shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent, the Syndication Agent, the Joint Lead Arrangers nor the Co-Documentation Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Syndication Agent, the Joint Lead Arrangers, the Co-Documentation Agents or any of their respective Affiliates.  Solely with respect to this Section 8.11, each Lender acknowledges that Latham & Watkins LLP is acting in this transaction as special counsel to the Administrative Agent only.  Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and other Loan Documents and the matters contemplated herein and therein.

SECTION 8.12 Duties of Syndication Agent, Co-Documentation Agents and Joint Lead Arrangers.  Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Person named on the cover of this Agreement or elsewhere in this Agreement in its capacity as the Syndication Agent, a Co-Documentation Agent or a Joint Lead Arranger.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01 Notices, Etc.

(a)                                 The Administrative Agent, any Issuing Bank, any Lender or the holder of any of the Obligations giving consent or notice or making any request of the Borrower provided for hereunder shall notify each applicable Lender (in the case of the Administrative Agent and/or any Issuing Bank) and the Administrative Agent (in the case of a Lender or an Issuing Bank) thereof.  In the event that the holder of any Note or any of the Obligations (including any Lender) shall transfer such Note or Obligations, it shall promptly so advise the Administrative Agent, which shall be entitled to assume conclusively that no transfer of any Note or any of the Obligations has been made by any holder (including any Lender) unless and until the Administrative Agent receives written notice to the contrary.

(b)                                 Except with respect to notices and other communications expressly permitted to be given by telephone, all notices, consents, requests, approvals, demands and other communications (collectively “Communications”) provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:

(i)                                     if to the Borrower, to it at:

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

Attention:                                         Anthony Ashley

Telecopy No.:                    (713) 445-8302;

With a copy to:

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

Attention:                                         General Counsel

Telecopy No.:                    (713) 230-5693;

(ii)                                  if to any other Credit Party, to it in care of the Borrower at the address above;

(iii)                               if to the Administrative Agent, to it at

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention:                                         May Huang

Telecopy No.:                    (212) 526-5115

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:                                         Michele O. Penzer / Alfred Y. Xue

Telecopy No.:                    (212) 751-4864;

(iv)                              if to the Swingline Lender, to it at:

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention:                                         Joe Tricamo

Telecopy No.:                    (917) 522-0569

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:                                         Michele O. Penzer / Alfred Y. Xue

Telecopy No.:                    (212) 751-4864; and

(v)                                 if to any other Lender or to any Issuing Bank, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered by such Person to the Administrative Agent or in the Assignment and Acceptance executed by such Person;

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

(c)                                  Communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)                                 Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(e)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(f)                                   Platform.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Electronic Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Electronic Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Electronic Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Electronic Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower or the Administrative Agent’s transmission of communications through the Platform.  “Electronic Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02 Waivers; Amendments; Releases.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 No provision of this Agreement or any other Loan Document provision may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder or under the Fee Letter, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (including any payment required by Section 2.10(b), or any interest thereon, or any fees or other amounts payable hereunder or under the Fee Letter, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) or the last paragraph of Section 7.01 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) amend Section 2.20 or 2.21 without the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks in addition to the consent of the Required Lenders, (vi) release all or substantially all of the Collateral, if any, from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 5.08 or Section 9.02(f) hereof), without the prior written consent of each Lender or (vii) release all or substantially all of the value of the Guarantees under the Guarantee Agreement (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.02(f)  hereof), change any of the provisions of this Section 9.02(b), or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be.  Except as provided herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver referred to in clauses (i) through (vii) of the first proviso of this Section 9.02(b) above or that would alter the terms of such proviso shall require the consent of such Defaulting Lender.  Notwithstanding the foregoing, in addition to any New Revolving Loans effectuated without the consent of the Lenders in accordance with the terms of Section 2.22, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents, (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, and (iii) to amend or add any other definitions required to be included to effectuate the addition of such additional credit facilities.

(c)                                  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Credit Party at a time when such Affiliated Lender is a Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower.

(d)                                 Notwithstanding the provisions of Section 9.02(b), (i) amendments to this Agreement pursuant to Section 2.22(c) may be effected without the consent of any Lenders other than the Administrative Agent, the Issuing Banks, the Swingline Lender and each Lender making a New Revolving Credit Commitment and (ii) upon the occurrence of a Collateral Trigger Event, the Administrative Agent is authorized to amend and restate the Guarantee Agreement on the Collateral Delivery Date as set forth in Section 23(a) of the Guarantee Agreement without the consent of any Lenders.

(e)                                  In addition, notwithstanding the foregoing, (i) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans of such Class in effect immediately prior to such refinancing, (ii) the Administrative Agent and the Borrower may amend, modify or supplement any provision of this Agreement or any other Loan Document (with, to the extent applicable, the consent of the Administrative Agent acting in accordance with the Collateral Agency Agreement, if any) to cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement does not adversely affect the rights or obligations of any Lender and (iii) the Administrative Agent and the Borrower may amend other provisions of this Agreement or any other Loan Document to the extent explicitly permitted to do so by the terms of this Agreement or of any other Loan Document.

(f)                                   Subject to the terms of the Collateral Agency Agreement, if any, the Lenders hereby irrevocably agree that any Liens granted to the Administrative Agent by the Credit Parties on any

Collateral (other than cash collateral provided in accordance with the terms hereof) shall be automatically released (solely with respect to this Agreement and the Secured Obligations hereunder) (i) in full, upon the termination of this Agreement and the payment in cash of all Obligations hereunder (except for contingent indemnification obligations in respect of which a claim has not yet been made and except for Letters of Credit that have been cash collateralized to the satisfaction of the Letter of Credit Issuer or as to which other arrangements satisfactory to the Issuing Bank shall have been made), (ii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.02), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee Agreement (in accordance with the second following sentence), (vi) to the extent set forth in Section 5.08 and (vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Collateral Documents.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.  Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantee Agreement (in each case, solely with respect to the guarantee of the Obligations hereunder) upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or upon any Subsidiary becoming an Excluded Subsidiary.  Subject to the Collateral Documents, if any, the Lenders hereby authorize the Administrative Agent, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.  Any release of Collateral permitted by this Agreement or any of the Collateral Documents will be deemed not to impair the Liens created by the Collateral Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

SECTION 9.03 Payment of Expenses, Indemnities, etc.

(a)                                 The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (limited to the fees, charges and disbursements of a single counsel for the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agent and of one special and one local counsel in each appropriate jurisdiction as such Person may deem appropriate in their good faith discretion, except that if any such Person reasonably concludes that its interests conflict with those of another such Person and notifies the Borrower of such conflict, the Borrower shall also be responsible for the reasonable, documented out-of-pocket fees, charges and disbursements of one separate counsel and one special and one local counsel, as applicable, for all such conflicted Persons), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of

Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 THE BORROWER AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT, ANY OF THE JOINT LEAD ARRANGERS, ANY OF THE CO-DOCUMENTATION AGENTS, THE SYNDICATION AGENT, THE COLLATERAL AGENT (IF ANY), EACH ISSUING BANK AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE REASONABLY INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS A PARTY THERETO AND WHETHER OR NOT THE BORROWER OR ANY OF ITS AFFILIATES IS A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR ANY LETTER OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS (INCLUDING THE COLLATERAL DOCUMENTS, IF ANY), (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY REQUIREMENT OF LAW (INCLUDING ANY ENVIRONMENTAL LAW), (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY CREDIT PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S) OR (VIII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY PROVIDED THAT THE BORROWER WILL NOT HAVE TO INDEMNIFY AN INDEMNIFIED PARTY AGAINST ANY CLAIM, LOSS, DAMAGE, LIABILITY OR EXPENSE (1) TO THE EXTENT THE SAME RESULTED FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR A MATERIAL BREACH OF THE LOAN DOCUMENTS BY, SUCH INDEMNIFIED PARTY OR ANY OF ITS AFFILIATES OR ITS OR THEIR PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS, REPRESENTATIVES, AGENTS, ATTORNEYS OR CONTROLLING PERSONS (IN EACH CASE, TO THE EXTENT DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT) OR (2) INCURRED IN CONNECTION WITH ANY DISPUTE AMONG INDEMNIFIED PARTIES (OTHER THAN A DISPUTE AGAINST THE ADMINISTRATIVE AGENT, THE JOINT LEAD ARRANGERS, THE SYNDICATION AGENT OR ANY CO-DOCUMENTATION AGENT IN THEIR CAPACITIES AS SUCH) OTHER THAN AS A RESULT OF ANY ACT OR OMISSION BY THE BORROWER OR ITS AFFILIATES OR ITS

PARTNERS, TRUSTEES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS, REPRESENTATIVES, AGENTS, ATTORNEYS OR CONTROLLING PERSONS.  THE OBLIGATION TO INDEMNIFY FOR FEES CHARGES AND DISBURSEMENTS PURSUANT TO THIS SECTION 9.03(B) SHALL BE LIMITED TO THE FEES, CHARGES AND DISBURSEMENTS OF A SINGLE COUNSEL FOR ALL INDEMNIFIED PARTIES SELECTED BY THE ADMINISTRATIVE AGENT AND OF ONE SPECIAL AND ONE LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION AS THE ADMINISTRATIVE AGENT MAY DEEM APPROPRIATE IN ITS GOOD FAITH DISCRETION, EXCEPT THAT IF ANY INDEMNIFIED PARTY REASONABLY CONCLUDES THAT ITS INTERESTS CONFLICT WITH THOSE OF ANOTHER INDEMNIFIED PARTY AND NOTIFIES THE BORROWER OF SUCH CONFLICT, THE BORROWER SHALL ALSO BE RESPONSIBLE FOR THE REASONABLE, DOCUMENTED OUT-OF-POCKET FEES, CHARGES AND DISBURSEMENTS OF ONE SEPARATE COUNSEL AND ONE SPECIAL AND ONE LOCAL COUNSEL, AS APPLICABLE, FOR ALL SUCH CONFLICTED INDEMNIFIED PARTIES.  THIS SECTION 9.03(B) SHALL NOT APPLY WITH RESPECT TO TAXES, OTHER THAN TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES OR OTHER INDEMNITY MATTERS ARISING FROM ANY NON-TAX CLAIM.

(c)                                  No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld, delayed or conditioned; provided that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 9.03; provided, further, that if such claim is settled with the Borrower’s written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 9.03.

(d)                                 THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THEIR SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ENGAGED IN UNLAWFUL CONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL NOT EXTEND TO THE PORTION OF THE CLAIM THAT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

(e)                                  The Borrower’s obligations under this Section 9.03 shall survive any termination of this Agreement, the payment of the Loans and the expiration of the Letters of Credit.

(f)                                   To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under this Section 9.03, each Revolving Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Revolving Lender’s Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.

(g)                                  The Borrower shall pay any amounts due under this Section 9.03 within 30 days of the receipt by the Borrower of notice of the amount due.

(h)                                 To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrower under the Loan Documents. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(i)                                     Upon the execution of a Collateral Agency Agreement and the appointment of the Administrative Agent as Collateral Agent thereto in accordance with Section 5.08, the Borrower agrees to pay the expenses of, hold harmless and indemnify the Collateral Agent to the same extent as the Administrative Agent is indemnified pursuant to the provisions of this Section 9.03 in connection with its duties as Collateral Agent under the Collateral Documents.

SECTION 9.04 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.05(a), (ii) by way of participation in accordance with the provisions of Section 9.05(c), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.05(d) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.05(c) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) and the Indemnified Parties any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 9.05 Assignments by Lenders.

(a)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Letter of Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class or the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

Assumption with respect to such assignment is delivered to the Administrative Agent) shall (x) in the case of Revolving Credit Loans and Revolving Credit Commitments, not be less than $5,000,000 and increments of $1,000,000 in excess thereof, and (y) in the case of Term Loans and Term Loan Commitments, not be less than $1,000,000 and increments of $1,000,000 in excess thereof, in each case unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required under this Section 9.05(a)(i) if an Event of Default has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above.

(ii)                                  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Revolving Credit Commitment assigned.

(iii)                               No consent shall be required for any assignment except to the extent required by paragraph (a)(i) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that (1) the Borrower’s consent shall not be required during the primary syndication of the Facilities and (2) with regard to an assignment of Term Loans, the Borrower’s consent shall be deemed to have been provided if the Borrower has not rejected such assignment within five Business Days of written request for such consent; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;  and

(C)                               the consent of each Issuing Bank and Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in the case of assignments of Revolving Credit Commitments hereunder.

(iv)                              The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); provided that assignments of Term Loans to Affiliates of the Borrower (other than to the Borrower, or to any Subsidiary of the Borrower or any natural person) (in such capacity as assignees and as Lenders hereunder, “Affiliated Lenders”) shall be permitted subject to the following limitations: (1) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings intended to be attended solely by the Lenders and the Administrative Agent, other than notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; (2) for purposes of any amendment, waiver or modification of any Loan Document (including such amendments, modifications or waivers pursuant to Section 9.02), or, subject to Section 9.02(c), any plan of reorganization pursuant to the Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; (3) the aggregate principal amount of the Loans held by all Affiliated Lenders shall not exceed 25% of the total principal amount outstanding under the Term Facility at the time of such purported assignment; and (4) in the case of a purchase by any Affiliated Lender, the assigning Lender and such assignee shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Acceptance in lieu of an Assignment and Acceptance. For the avoidance of doubt, the foregoing limitations on assignments to Affiliates of the Borrower in this clause (v) shall not be applicable to any investment fund managed or advised by Affiliates of the Borrower (other than the Borrower and its Subsidiaries) that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of its business with respect to which any other Affiliate of the Borrower (other than such debt fund Affiliates) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity (such Persons, “Debt Fund Affiliates”);  provided that the Term Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Credit Party therefrom, or any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document.  Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to Borrower for purposes of cancelling such Indebtedness (it being understood that any Term Loans so contributed shall be retired and cancelled immediately upon the contribution thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled.

(vi)                              No such assignment shall be made to a natural Person.

(vii)                           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 9.03 and with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(b)                                 Upon its receipt of a duly completed Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance, as applicable) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee, if any, referred to in Section 9.05(a) and any written consent to such assignment required by Section 9.05(a), the Administrative Agent shall accept such Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance, as applicable) and record the information contained therein in the Register (as defined below). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption and Affiliated Lender Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender (but only, in the case of a Lender, at the Administrative Agent’s office and with respect to any entry relating to such Lender’s Commitments, Loans, Letter of Credit Commitments and other obligations of such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(c)                                  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.08 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso Section 9.02(b) that affects such Participant.  The Borrower  agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16 (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 and 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Notwithstanding the foregoing restrictions in this Section, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.06 Survival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding or so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)           To the extent that any payments on the Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received.

SECTION 9.07 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Fee Letters constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.08 Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 pending such payment, shall be segregated by such Defaulting Lender from its other funds and shall be deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff hereunder.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.    This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York.

(a)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 9.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE  AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b)           THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO PLEAD OR CLAIM, AND AGREES NOT TO PLEAD OR CLAIM, THAT ANY SUCH ACTION OR

PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH PARTY HERETO HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

SECTION 9.11 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12 Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their Affiliates, to their and their Affiliates’ directors, officers and employees and agents, including accountants, legal counsel, professional advisors, independent auditors and other professionals, experts or agents who have been informed of the confidential nature of the information provided, (b) in connection with any pledge or assignment permitted under Section 9.05(d) and, to the extent requested by any regulatory authority, including any self-regulatory authority such as the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio, (c) for purposes of establishing a “due diligence” defense or to the extent the Administrative Agent, the Issuing Banks or a Lender reasonably believes it is required to disclose any of the Information by applicable laws or regulations or by any subpoena or similar legal process or upon the request or demand of any regulatory authority having jurisdiction over such Person and, to the extent practicable and not prohibited under applicable law, such Lender will provide prompt notice thereof to the Borrower (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority)), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 9.12, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (or any Related Party of any of the foregoing) or (2) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to the Borrower, and its obligations under this Agreement or the payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 9.12 or (2) is independently developed or becomes available to the Administrative Agent, any Issuing Bank or any Lender from a source other than a Borrower (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information).  For the purposes of this Section 9.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent, any Issuing Bank or any Lender other than through disclosure (a) by the Borrower, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.

SECTION 9.13 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS (OTHER THAN THE FEE LETTERS) AND (IN THE CASE OF THE BORROWER AND THE ADMINISTRATIVE AGENT) THE FEE LETTERS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS ENTRY INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

SECTION 9.15 U.S. Patriot Act.  Each Lender that is subject to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Borrower and each Credit Party, which information includes the name and address of the Borrower and each Credit Party and other information that will allow such Lender to identify the Borrower and each Credit Party in accordance with the Patriot Act.

SECTION 9.16 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendments, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks have not assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders or the Issuing Banks advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks have no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship or otherwise; and (v) the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Lenders and the Issuing Banks with respect to any breach or alleged breach of agency or fiduciary duty.

[The rest of this page intentionally left blank]

The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

KINDER MORGAN, INC.,
as Borrower

By:	/s/ Anthony B. Ashley /s/
	Name:	Anthony B. Ashley
	Title:	Treasurer

Kinder Morgan, Inc.
Credit Agreement

BARCLAYS BANK PLC,
as Administrative Agent, Issuing Bank and Lender

By:	/s/ Ann E. Sutton /s/
	Name:	Ann E. Sutton
	Title:	Director

Kinder Morgan, Inc.
Credit Agreement

CITIBANK, N.A.,
as Issuing Bank and Lender

By:	/s/ Lisa Huang /s/
	Name:	Lisa Huang
	Title:	Vice President

Kinder Morgan, Inc.
Credit Agreement

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Michael Clayborne /s/
	Name:	Michael Clayborne
	Title:	Vice President

Kinder Morgan, Inc.
Credit Agreement

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Mark Sparrow /s/
Name:	Mark Sparrow
Title:	Director

Kinder Morgan, Inc.
Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Lender

By:	/s/ Mark Oberreuter /s/
Name:	Mark Oberreuter
Title:	Vice President

Kinder Morgan, Inc.
Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Nupur Kumar /s/
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Samuel Miller /s/
Name:	Samuel Miller
Title:	Authorized Signatory

Kinder Morgan, Inc.
Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By:	/s/ Ming K. Chu /s/
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza /s/
Name:	Virginia Cosenza
Title:	Vice President

Kinder Morgan, Inc.
Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Issuing Bank and Lender

By:	/s/ Stephanie Balette /s/
Name:	Stephanie Balette
Title:	Authorized signer

Kinder Morgan, Inc.
Credit Agreement

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Jason York /s/
Name:	Jason York
Title:	Authorized Signatory

Kinder Morgan, Inc.
Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as Lender

By:	/s/ Steve Ray /s/
Name:	Steve Ray
Title:	Director

Kinder Morgan, Inc.
Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Gabriela Ramirez /s/
	Name:	Gabriela Ramirez
	Title:	Assistant Vice President

Kinder Morgan, Inc.

Credit Agreement

COMPASS BANK,
as Lender

By:	/s/ Umar Hassan /s/
	Name:	Umar Hassan
	Title:	Vice President

Kinder Morgan, Inc.

Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Lender

By:	/s/ Darrell Stanley /s/
	Name:	Darrell Stanley
	Title:	Managing Director

By:	/s/ Michael Willis /s/
	Name:	Michael Willis
	Title:	Managing Director

Kinder Morgan, Inc.

Credit Agreement

DNB CAPITAL LLC,
as Lender

By:	/s/ Joe Hykle /s/
	Name:	Joe Hykle
	Title:	Senior Vice President

By:	/s/ Robert Dupree /s/
	Name:	Robert Dupree
	Title:	Senior Vice President

Kinder Morgan, Inc.

Credit Agreement

MIZUHO BANK, LTD.,
as Lender

By:	/s/ Leon Mo /s/
	Name:	Leon Mo
	Title:	Authorized Signatory

Kinder Morgan, Inc.

Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Alexandre Huet /s/
	Name:	Alexandre Huet
	Title:	Managing Director

By:	/s/ Diego Medina /s/
	Name:	Diego Medina
	Title:	Director

Kinder Morgan, Inc.

Credit Agreement

SUNTRUST BANK,
as Lender

By:	/s/ Yann Pirio /s/
	Name:	Yann Pirio
	Title:	Managing Director

Kinder Morgan, Inc.

Credit Agreement

THE TORONTO-DOMINION BANK,
as Lender

By:	/s/ Ben Montgomery /s/
	Name:	Ben Montgomery
	Title:	Director

By:	/s/ Francis Chiu /s/
	Name:	Francis Chiu
	Title:	Associate

Kinder Morgan, Inc.

Credit Agreement

NATIXIS,
as Lender

By:	/s/ Jarrett Price /s/
	Name:	Jarrett Price
	Title:	Vice President

By:	/s/ Louis P. Laville, III /s/
	Name:	Louis P. Laville, III
	Title:	Managing Director

Kinder Morgan, Inc.

Credit Agreement

UBS AG, STAMFORD BRANCH,
as Lender

By:	/s/ Lana Gifas /s/
	Name:	Lana Gifas
	Title:	Director

By:	/s/ Jennifer Anderson /s/
	Name:	Jennifer Anderson
	Title:	Associate Director

Kinder Morgan, Inc.

Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as Lender

By:	/s/ Richard Antl /s/
	Name:	Richard Antl
	Title:	Authorized Signatory

By:	/s/ Trudy Nelson /s/
	Name:	Trudy Nelson
	Title:	Authorized Signatory

Kinder Morgan, Inc.

Credit Agreement

REGIONS BANK,
as Lender

By:	/s/ Richard Kaufman /s/
	Name:	Richard Kaufman
	Title:	Senior Vice President

Kinder Morgan, Inc.

Credit Agreement

ING CAPITAL LLC,
as Lender

By:	/s/ Cheryl LaBelle /s/
	Name:	Cheryl LaBelle
	Title:	Managing Director

By:	/s/ Subha Pasumarti /s/
	Name:	Subha Pasumarti
	Title:	MD

Kinder Morgan, Inc.

Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By:	/s/ James D. Weinstein /s/
	Name:	James D. Weinstein
	Title:	Managing Director

Kinder Morgan, Inc.

Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender

By:	/s/ Michael King /s/
	Name:	Michael King
	Title:	Vice President

Kinder Morgan, Inc.

Credit Agreement

SCHEDULE 1.01(a)

Revolving Credit Commitments, Term Loan Commitments

Lender	Revolving Credit Commitment	Term Loan Commitment	Total
Barclays Bank PLC	$80,000,000	$30,000,000	$110,000,000
Citibank, N.A.	$80,000,000	$30,000,000	$110,000,000
Bank of America, N.A.	$80,000,000	$30,000,000	$110,000,000
The Bank of Nova Scotia	$80,000,000	$30,000,000	$110,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$80,000,000	$30,000,000	$110,000,000
Credit Suisse AG, Cayman Islands Branch	$80,000,000	$30,000,000	$110,000,000
Deutsche Bank AG New York Branch	$80,000,000	$30,000,000	$110,000,000
JPMorgan Chase Bank, N.A.	$80,000,000	$30,000,000	$110,000,000
Royal Bank of Canada	$80,000,000	$30,000,000	$110,000,000
The Royal Bank of Scotland plc	$80,000,000	$30,000,000	$110,000,000
Wells Fargo Bank, National Association	$80,000,000	$30,000,000	$110,000,000
Compass Bank	$67,500,000	$25,000,000	$92,500,000
Credit Agricole Corporate and Investment Bank	$67,500,000	$25,000,000	$92,500,000
DNB Capital LLC	$67,500,000	$25,000,000	$92,500,000
Mizuho Bank, Ltd.	$67,500,000	$25,000,000	$92,500,000
Societe Generale	$67,500,000	$25,000,000	$92,500,000
SunTrust Bank	$67,500,000	$25,000,000	$92,500,000
The Toronto-Dominion Bank	$67,500,000	$25,000,000	$92,500,000
Natixis	$57,500,000	$35,000,000	$92,500,000
UBS AG, Stamford Branch	$80,000,000	$12,500,000	$92,500,000
Canadian Imperial Bank of Commerce, New York Branch	$52,500,000	$19,000,000	$71,500,000
Regions Bank	$52,500,000	$19,000,000	$71,500,000
ING Capital LLC	$41,750,000	$29,750,000	$71,500,000
Sumitomo Mitsui Banking Corporation	$41,750,000	$29,750,000	$71,500,000
Morgan Stanley Senior Funding, Inc.	$71,500,000	$0	$71,500,000
Total	$1,750,000,000	$650,000,000	$2,400,000,000

SCHEDULE 1.01(b)

Existing Equal and Ratable Debt

Issuer	Series	Principal Amount
Kinder Morgan, Inc.	6.67% Debentures due 2027	$6,965,000
Kinder Morgan, Inc.	7.25% Debentures due 2028	$32,004,000
Kinder Morgan, Inc.	7.45% Debentures due 2098	$25,926,000
Kinder Morgan, Inc.	5.15% Senior Notes due 2015	$250,000,000
Kinder Morgan, Inc.	5.000% Senior Notes due 2021	$750,000,000
Kinder Morgan, Inc.	5.625% Senior Notes due 2023	$750,000,000
Kinder Morgan Finance Company, LLC	5.70% Senior Notes due 2016	$850,000,000
Kinder Morgan Finance Company, LLC	6.00% Senior Notes due 2018	$750,000,000
Kinder Morgan Finance Company, LLC	6.40% Senior Notes due 2036	$36,402,000
El Paso Holdco LLC	6.875% Notes due 2014	$207,377,000
El Paso Holdco LLC	8.25% Notes due 2016	$67,257,000
El Paso Holdco LLC	7.00% Notes due 2017	$786,170,000
El Paso Holdco LLC	7.25% Notes due 2018	$477,128,000
El Paso Holdco LLC	7.00% Notes due 2018	$82,189,000
El Paso Holdco LLC	6.50% Notes due 2020	$348,673,000
El Paso Holdco LLC	6.70% Notes due 2027	$6,712,704
El Paso Holdco LLC	6.95% Notes due 2028	$30,760,000
El Paso Holdco LLC	8.05% Notes due 2030	$234,172,000
El Paso Holdco LLC	7.80% Notes due 2031	$537,362,000
El Paso Holdco LLC	7.75% Notes due 2032	$1,005,204,000
El Paso Holdco LLC	7.75% Debentures due 2035	$725,000
El Paso Holdco LLC	7.42% Notes due 2037	$46,714,000

SCHEDULE 1.01(c)

Existing Cash Management Agreements

None.

SCHEDULE 1.01(d)

Existing Liens

Debt Facilities

Company Name	Facility	Principal Amount
EPC Building, LLC	Loan Agreement, dated as of December 27, 2012	$469,049,333.00

SCHEDULE 1.01(e)

Excluded Subsidiaries

Kinder Morgan G.P., Inc., and its Restricted Subsidiaries

El Paso Pipeline LP Holdings, L.L.C., and its Restricted Subsidiaries, if any

El Paso Pipeline GP Company, L.L.C., and its Restricted Subsidiaries, if any

El Paso Citrus Holdings, Inc., and its Restricted Subsidiaries, if any

EPEC Realty, Inc., and its Restricted Subsidiaries, if any

SCHEDULE 1.01(f)

Existing Guarantors

•                  Kinder Morgan (Delaware), Inc.

•                  El Paso Holdco LLC

•                  El Paso LLC

•                  El Paso Pipeline Holding Company, L.L.C.

SCHEDULE 1.01(g)

Existing Immaterial Subsidiaries

•                  K N Gas Gathering, Inc.

•                  Kinder Morgan Canada LLC

•                  Kinder Morgan Finance Company LLC

•                  KN Telecommunications, Inc.

•                  Knight Power Company LLC

•                  NGPL Holdco Inc.

•                  ANR Real Estate Corporation

•                  Aquamarine Power Holdings, L.L.C.

•                  CIG Pipeline Services Company, L.L.C.

•                  Coastal Eagle Point Oil Company

•                  Coastal Oil New England, Inc.

•                  Coscol Petroleum Corporation

•                  El Paso CGP Company, L.L.C.

•                  El Paso Cheyenne Holdings, L.L.C.

•                  El Paso CNG Company, L.L.C.

•                  El Paso Energy Argentina Service Company

•                  El Paso Energy Capital Trust I

•                  El Paso Energy E.S.T. Company

•                  El Paso Energy International Company

•                  El Paso Energy Service Company, L.L.C.

•                  El Paso Issuing Corporation

•                  El Paso Marketing Company, L.L.C.

•                  El Paso Merchant Energy North America Company, L.L.C.

•                  El Paso Merchant Energy-Petroleum Company

•                  El Paso Midstream Group LLC

•                  El Paso Noric Investments III, L.L.C.

•                  El Paso Pipeline Corporation

•                  El Paso Reata Energy Company, L.L.C.

•                  El Paso Remediation Company

•                  El Paso Ruby Holding Company, L.L.C.

•                  El Paso Services Holding Company

•                  El Paso Tennessee Pipeline Co., L.L.C.

•                  EP Energy Holding Company

•                  EPEC Corporation

•                  EPEC Polymers, Inc.

•                  EPED Holding Company

•                  EPTP Issuing Corporation

•                  Mesquite Investors, L.L.C.

•                  SNG Pipeline Services Company, L.L.C.

•                  TGP Pipeline Services Company, L.L.C.

SCHEDULE 1.01(h)

Existing CDS Facilities

	Commitment/ Principal Amount	Maturity Date
Credit Agreement, dated as of November 12, 2008	$25,000,000	June 20, 2014
Credit Agreement, dated as of April 9, 2009	$125,000,000, reducing to $100, 000,000 on June 20, 2014	September 20, 2014
Credit Agreement, dated as of June 24, 2009	$175,000,000	September 10, 2014

SCHEDULE 4.16

Subsidiaries

[Delivered separately to the Administrative Agent and Lenders.]

SCHEDULE 6.05

Existing Affiliate Transactions

Kinder Morgan Energy Partners Affiliate Transactions

•                  KMGP Services Company, Inc. provides employees and Kinder Morgan Services LLC (“KMS”) provides centralized payroll and employee benefits services to Kinder Morgan Energy Partners, L.P. (“KMP”), KMP’s operating partnerships and subsidiaries, Kinder Morgan G.P., Inc. and Kinder Morgan Management, LLC (“KMR”) (collectively, the “Group”).  The direct costs of all compensation and other employer expenses with respect to such employees are assigned or allocated by KMS to members of the Group that reimburse KMS for same.  No profit margin is charged by KMS to members of the Group. The administrative support necessary to implement such payroll and benefits services is provided by the human resource department of Kinder Morgan, Inc., and the related administrative costs are allocated to members of the Group in accordance with existing expense allocation procedures.  The effect of these arrangements is that each member of the Group bears the direct compensation and employer costs of its assigned employees and bears an allocable portion of the corporate general administrative costs.  KMP provides reimbursement for its share of these administrative costs and such reimbursements are accounted for as described above.  The agreements that address KMP reimbursement commitments are: KMP’s Limited Partnership Agreement, the Delegation of Control Agreement among Kinder Morgan G.P., Inc., KMR, KMP and the other parties thereto, and KMR’s Limited Liability Company Agreement. Various officers of Kinder Morgan G.P., Inc. and KMR, other employees who provide management or services to both Kinder Morgan, Inc. and the Group, and employees who assist in the operation of KMP’s Natural Gas Pipeline assets are employed by Kinder Morgan, Inc. These Kinder Morgan, Inc. employees’ expenses are allocated without a profit component between Kinder Morgan, Inc. and the appropriate members of the Group.

•                  It is KMI’s corporate policy that various officers or employees of KMI provide management or services to KMI and KMR, KMP, EPB and/or their respective subsidiaries or assist KMP, EPB and/or their respective subsidiaries in the operation of their respective natural gas pipeline or other assets.  The expenses of such KMI employees shall be allocated, without a profit component, among KMI and KMR, KMP, EPB and/or their respective subsidiaries. Similarly, from time to time, employees or officers of KMR or its subsidiaries may perform services for KMI, KMP, EPB or their respective subsidiaries; employees or officers of KMI or its subsidiaries may perform services for KMR, KMP, EPB or their respective subsidiaries; employees of Kinder Morgan G.P., Inc. and KMP or their respective subsidiaries may perform services for KMI, KMR, EPB or their respective subsidiaries and employees of EPB, its general partner or their respective subsidiaries may perform services for KMR, KMP, KMI or their respective subsidiaries, and the costs will be allocated substantially similar to those set forth above.

•                  KMI and a Kansas corporation last known as Kinder Morgan Kansas, Inc. (“KMKI”) contributed to KMP certain entities and assets as detailed in the annual reports on Form

10-K of KMI, KMKI and/or or KMP beginning in 1999. In connection with such drop down transactions, KMI entered into contribution and other related agreements with KMP and affiliates, including operating agreements to operate the assets and/or entities dropped down.

•                  All formation and governing documents of each of KMP and KMR (including the Delegation of Control Agreement among KMR, Kinder Morgan G.P., Inc. and KMP and its operating partnerships), as each is amended, and as each may be further amended from time to time.

El Paso Affiliate Transactions

•                  It is KMI’s corporate policy that various officers or employees of KMI provide management or services to KMI and KMR, KMP, EPB and/or their respective subsidiaries or assist KMP, EPB and/or their respective subsidiaries in the operation of their respective natural gas pipeline or other assets.  The expenses of such KMI employees allocated, without a profit component, among KMI and KMR, KMP, EPB and/or their respective subsidiaries. Similarly, from time to time, employees or officers of KMR or its subsidiaries may perform services for KMI, KMP, EPB or their respective subsidiaries; employees or officers of KMI or its subsidiaries may perform services for KMR, KMP, EPB or their respective subsidiaries; employees of Kinder Morgan G.P., Inc. and KMP or their respective subsidiaries may perform services for KMI, KMR, EPB or their respective subsidiaries and employees of EPB, its general partner or their respective subsidiaries may perform services for KMR, KMP, KMI or their respective subsidiaries, and the costs will be allocated substantially similar to those set forth above.

•                  The Omnibus Agreement, by and among El Paso Pipeline Partners, L.P. (“EMP”), El Paso Pipeline GP Company, L.L.C., Southern Natural Gas Company, L.L.C.(“SNG”), Colorado Interstate Gas Company, L.L.C. (“CIG”), and EPC or its successor in interest, governs the reimbursement by EMP of various operating and general and administrative services performed on its behalf.

•                  KMI and El Paso LLC, formerly known as El Paso Corporation (“EPC”), contributed to EPB certain entities and assets as detailed in the annual reports on Form 10-K of EPC and/or EPB beginning in 2010. In connection with such drop down transactions, KMI or EPC may have entered into contribution and/or other related agreements with EPB and affiliates.

•                  Several services and other agreements by and between EPC and/or its affiliates and entities currently owned by EPB and/or KMP.  For example, entities including Wyoming Interstate Company, L.L.C., Southern LNG Company, L.L.C., Gulf LNG Energy, L.L.C., Gulf LNG Pipeline, L.L.C, Elba Express Company, L.L.C., Bear Creek Storage Company, L.L.C., Tennessee Gas Pipeline Company, and El Paso Natural Gas Company, L.L.C., Colorado Interstate Gas Company, L.L.C., Southern Natural Gas Company, L.L.C., currently have or may have agreements with EPC or one of its affiliates, including agreements for operations, services and other transportation and exchange agreements and interconnection and balancing agreements with other EPC pipelines.

•                  All formation and governing documents of each of KMP and KMR (including the Delegation of Control Agreement among KMR, Kinder Morgan G.P., Inc. and KMP and its operating partnerships), as each is amended, and as each may be further amended from time to time.

SCHEDULE 6.06

Existing Restrictions

Certificate of Designations of Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057 of Kinder Morgan G.P., Inc.

EXHIBIT 1.01-A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities(5) identified below [(including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities, as applicable)](6) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

(1)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                 Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

(5)                                 Include all applicable subfacilities.

(6)                                 Include only if assignment involves a Revolving Credit Commitment.

1.                                      Assignor[s]:

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Borrower:              Kinder Morgan, Inc.

4.                                      Administrative Agent:  Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:  Credit Agreement, dated as of May 6, 2014, among Kinder Morgan, Inc., the Lenders from time to time parties thereto, Barclays Bank PLC, as Administrative Agent, the Issuing Banks named therein and the other parties named therein

6.                                      Assigned Interest[s]:

Assignor[s](7)	Assignee[s](8)	Facility Assigned(9)	Aggregate Amount of Commitment/Loans for all Lenders(10)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(11)		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[7.          Trade Date:          ](12)

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

(7)                                 List each Assignor, as appropriate.

(8)                                 List each Assignee, as appropriate.

(9)                                 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Letter of Credit Commitment”, “Swingline Loans”, etc.).

(10)                          Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(11)                          Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(12)                         To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR[S](13)

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S](14)

[NAME OF ASSIGNEE]

By:

Title:

(13)                          Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(14)                          Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and](15) Accepted:

Barclays Bank PLC, as
Administrative Agent

By:

Title:

[Consented to: Kinder Morgan, Inc.

By:

Title:](16)

[Consented to: NAME OF RELEVANT PARTY

By:

Title:](17)

(15)                          Insert for the Administrative Agent when its consent is required under the Credit Agreement.

(16)                          Insert for the Borrower when its consent is required under the Credit Agreement.

(17)                          Insert if the consent of any other party is required under the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the paragraph following Section 9.05(a)(vii) and Section 9.05(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05(a)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest and (vii) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.16 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.

3.1.        In accordance with Sections 9.04 and 9.05 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 thereof).

3.2.                            This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT 1.01-B

Other Existing Letters of Credit

Issuing Bank	Beneficiary	LC Number	L/C Amount	Expiry Date
Citibank, N.A.	ACE American Insurance Co.	61628503	$960,532.00	1/23/2015
Citibank, N.A.	ACE American Insurance Co.	61663840	$45,510,086.00	1/23/2015
Citibank, N.A.	Terasen Inc	61663921	$522,365.00	1/23/2015
Citibank, N.A.	National Union Fire Insurance Co.	61668231	$1,684,000.00	1/23/2015
Citibank, N.A.	Old Republic Insurance Company	63666445	$13,300,000.00	10/31/2014
Citibank, N.A.	New Jersey Department of Environmental Protection Site Remediation Program	63668640	$172,920.00	7/12/2015
JPMorgan Chase Bank N.A.	Protective Insurance Company	P-233719	$2,600,000.00	1/7/2015
JPMorgan Chase Bank N.A.	PJM Interconnection, L.L.C.	P-237109	$1,481,000.00	6/30/2015
JPMorgan Chase Bank N.A.	Zurich American Insurance Company	P-243021	$1,000,000.00	6/1/2014
JPMorgan Chase Bank N.A.	Reliance Insurance Company	P-243534	$2,185,412.00	6/23/2015
JPMorgan Chase Bank N.A.	Insurance Company of North America	P-367925	$926,073.00	1/16/2015
JPMorgan Chase Bank N.A.	SCA Services, Inc.	P-381222	$282,000.00	6/22/2015
JPMorgan Chase Bank N.A.	The Home Insurance Company in Liquidation	P-770429	$278,981.00	12/1/2014
JPMorgan Chase Bank N.A.	U.S. Environmental Protection Agency	TPTS-390077	$3,700,000.00	7/31/2014
JPMorgan Chase Bank N.A.	U.S. Environmental Protection Agency	TPTS-760044	$250,000.00	11/20/2014

EXHIBIT 1.01-C

FORM OF PROMISSORY NOTE

(REVOLVING CREDIT LOANS)

New York, New York
May 6, 2014

FOR VALUE RECEIVED, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                        or its registered assigns (the “Revolving Credit Lender”), at the Administrative Agent’s office or such other place as Barclays Bank PLC (the “Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 2.09 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the Revolving Credit Maturity Date (a)  [AMOUNT] [($[              ])] or, (b) if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower in respect of Revolving Credit Loans pursuant to the Credit Agreement.  The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.12 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes issued pursuant to Section 2.09 of the Credit Agreement, dated as of May 6, 2014 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent, Barclays Bank PLC, Citibank, N.A. and JPMorgan Chase Bank, N.A. as Issuing Banks, and the other parties named therein.  This Promissory Note is subject to, and the Revolving Credit Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Revolving Credit Loans evidenced hereby are guaranteed as provided therein and in the other Loan Documents.  The Revolving Credit Loans evidenced hereby are subject to prepayment prior to the Revolving Credit Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note.  No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the Revolving Credit Lender, any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  A waiver by any Administrative Agent or the Revolving Credit Lender of any right, remedy, power or privilege hereunder or under any Loan Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the Revolving Credit Lender would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.09(d) of the Credit Agreement, and such Person shall be treated as the Revolving Credit Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

KINDER MORGAN, INC.

By:
Name:
Title:

TRANSACTIONS ON
REVOLVING CREDIT LOAN NOTE

Date	Amount of Revolving Credit Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT 1.01-D

FORM OF PROMISSORY NOTE
(TERM LOANS)

New York, New York
May 6, 2014

FOR VALUE RECEIVED, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                                            or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), (a) [AMOUNT] [($[              ])], or, if less, (b) the aggregate unpaid principal amount of the Term Loans from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of May 6, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent, and the other parties named therein.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office or such other place as the Administrative Agent shall have specified.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes issued pursuant to Section 2.09 of the Credit Agreement. This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein.  The Term Loan evidenced hereby is guaranteed as provided therein and in the other Loan Documents.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

KINDER MORGAN, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT 1.01-E

FORM OF PROMISSORY NOTE
(SWINGLINE LOANS)

New York, New York
May 6, 2014

FOR VALUE RECEIVED, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to                                          or its registered assigns (the “Swingline Lender”), at the Administrative Agent’s office or such other place as Barclays Bank PLC (the “Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 2.09 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the maturity date specified in Section 2.09(a)(iii) (“the Maturity Date”) the aggregate unpaid principal amount of all advances made by the Lender to the Borrower in respect of Swingline Loans pursuant to the Credit Agreement.  The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.12 of the Credit Agreement.

This promissory note (this “Promissory Note”) is one of the promissory notes issued pursuant to Section 2.09 of the Credit Agreement, dated as of May 6, 2014 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent, Barclays Bank PLC, Citibank, N.A. and JPMorgan Chase Bank, N.A. as Issuing Banks, and the other parties named therein.  This Promissory Note is subject to, and the Swingline Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Swingline Loans evidenced hereby are guaranteed as provided therein and in the other Loan Documents.  The Swingline Loans evidenced hereby are subject to prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note.  No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the Swingline Lender, any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  A waiver by any Administrative Agent or the Swingline Lender of any right, remedy, power or privilege hereunder or under any Loan Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the Swingline Lender would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.09(d) of the Credit Agreement, and such Person shall be treated as the Swingline Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

KINDER MORGAN, INC.

By:
Name:
Title:

TRANSACTIONS ON
SWINGLINE LOAN NOTE

Date	Amount of Swingline Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT 1.01-F

AGREED SECURITY PACKAGE

1.              The security interest to be provided to secure the Obligations under and in connection with the Facilities upon the occurrence of a Collateral Trigger Event will be given in accordance with the security principles set out in this Exhibit 1.01-F.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement to which this is attached.

2.              Within 15 Business Days of the occurrence of a Collateral Trigger Event (or a longer period agreed to by the Administrative Agent in its sole discretion so long as the Borrower is pursuing delivery of the relevant items in good faith) the Borrower shall, and shall cause each other Credit Party to:

a.              execute and deliver each of the following Agreed Security Documents (in each case pursuant to the forms provided as exhibits hereto and thereto) in order to become a grantor and pledgor under the Agreed Security Documents:

i.                  a pledge agreement in substantially the form of the Pledge Agreement attached to the Credit Agreement as Exhibit 1.01-F-1;

ii.                a security agreement in substantially the form of the Security Agreement attached as Exhibit 1.01-F-2; and

iii.             a collateral agency agreement in substantially the form of the Collateral Agency Agreement attached hereto as Exhibit 1.01-F-3; and

b.              execute and deliver an amended and restated Guarantee Agreement as set forth in Section 23 of the Guarantee Agreement; and

c.               in each case to the extent required under each of the Collateral Documents, take all other actions required by applicable Law or reasonably requested by the Administrative Agent or the Required Lenders, to grant, preserve, protect and perfect the validity and priority of the security interest in its personal property assets, whether owned or existing at the time of such Collateral Trigger Event or at any time thereafter acquired by the Borrower or such other Credit Party or in which the Borrower or such other Credit Party has at the time of the Collateral Trigger Event or at any time in the future may acquire any right, title or interest (for purposes of this Exhibit 1.01-F, collectively, the “Personal Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, including by delivering and executing the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

i.                  any related possessory collateral;

ii.               any related customary Lien searches;

iii.            any perfection certificates;

iv.           any intellectual property security agreements;

v.              any financing statements; and

vi.           the Agreed Opinion and opinions of local counsel in any applicable jurisdiction relating to the grant and perfection of the Liens on the Personal Property Collateral.

3.              Within 60 days of the occurrence of a Collateral Trigger Event (or a longer period agreed to by the Administrative Agent in its sole discretion so long as the Borrower is pursuing delivery of the relevant items in good faith) (the “Real Estate Collateral Delivery Date”) the Borrower shall, and shall cause each other Credit Party to:

a.              execute and deliver each document which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request in order grant, preserve, protect and perfect the validity and priority of the security interests in the Real Estate Collateral (as defined below) to secure the Secured Obligations, including any mortgages and deeds of trust (for purposes of this Exhibit 1.01-F, the “Real Estate Security Documents”);

b.              in each case to the extent required under each of the Real Estate Security Documents, take all other actions required by applicable Law or reasonably requested by the Administrative Agent or the Required Lenders, to grant, preserve, protect and perfect the validity and priority of the security interest in its real estate assets with a value of at least $20,000,000, whether owned or existing at the time of such Collateral Trigger Event or at any time thereafter acquired by the Borrower or such other Credit Party or in which the Borrower or such other Credit Party has at the time of the Collateral Trigger Event or at any time in the future may acquire any right, title or interest (for purposes of this Exhibit 1.01-F, collectively, the “Real Estate Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, including by delivering and executing the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

i.                  any related customary Lien searches;

ii.               any perfection certificates;

iii.            title insurance policies, surveys, flood certificates and flood insurance policies, in each case in accordance with the requirements of Section 4(d) below; and

iv.           opinions of counsel in any applicable jurisdiction regarding the enforceability of the mortgage or deed of trust to be filed in each such jurisdiction and in form and substance reasonably acceptable to Administrative Agent.

4.              From and after (A) the Collateral Delivery Date in the case of any actions required with respect to Personal Property Collateral, and (B) the Real Estate Collateral Delivery Date in the case of any actions required with respect to Real Estate Collateral, and until the earlier to occur of (i) the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable thereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, and the conditions set forth in Article 3 of the Collateral Agency Agreement have been met and (ii) a subsequent Collateral Fall-Away Event, subject any applicable limitations set forth in the Collateral Documents:

a.              the Borrower shall, and shall cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further action (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in the Personal Property Collateral and the Real Estate Collateral by the Collateral Documents, all at the expense of the Borrower and the Restricted Subsidiaries;

b.              the Borrower shall cause each Person who becomes a Credit Party after the Collateral Delivery Date in accordance with the terms of Section 5.10 of the Credit Agreement to execute a supplement to the Guarantee Agreement and each Agreed Security Document (in each case pursuant to the forms provided as exhibits thereto) in order to become a Guarantor under the Guarantee Agreement and a grantor and pledgor under the Agreed Security Documents or, to the extent reasonably requested by the Collateral Agent (as defined in the Agreed Security Documents), enter into a new guarantee or security document on substantially the same terms as the Guarantee Agreement or the applicable Agreed Security Document in form and substance reasonably satisfactory to such Collateral Agent (as defined in the Agreed Security Documents) and take all other action required by the Agreed Security Documents or reasonably requested by the Collateral Agent (as defined in the Agreed Security Documents) to grant a perfected security interest in its assets to substantially the same extent as provided by the Credit Parties on the Collateral Delivery Date;

c.               except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to the applicable limitations set forth in the Collateral Documents, to the extent permitted by applicable Requirements of Law, the Borrower will pledge, and, if applicable, will cause each Credit Party to pledge, to the Collateral Agent (as defined in the Agreed Security Documents) for the benefit of the Secured Parties (as defined in the Agreed Security Documents) (i) all the Capital Stock of each Wholly-Owned Subsidiary that is a Domestic Subsidiary held by the Borrower or any such Credit Party and the Stock of any Wholly-Owned Subsidiary that is a Foreign Subsidiary held directly by the Borrower or any such Credit Party (provided that in no event shall more than 65% of the issued and outstanding Voting Stock of any such Foreign Subsidiary or any Domestic Subsidiary described in clause (e) of the definition of Excluded Subsidiary be so pledged), (ii) all evidences of Indebtedness in excess of $20,000,000 received by the Borrower or any of the Credit Parties in connection with any Disposition of assets pursuant to Section 6.08(b) of the Credit Agreement and (iii) any promissory notes evidencing Indebtedness of the Borrower and each Subsidiary that is owing to the Borrower or any Credit Party, in each case pursuant to the Agreed Security Documents in form and substance reasonably satisfactory to the Administrative Agent.  The Borrower agrees that all Indebtedness in excess of $20,000,000 of the Borrower and each Subsidiary that is owing to any Credit Party shall be evidenced by one or more promissory notes; and

d.              except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to the applicable limitations set forth in the Collateral Documents, if any assets (including any real estate or improvements thereto or any interest therein) with a book value or fair market value in excess of $20,000,000 (other than assets constituting Personal Property Collateral under the Collateral Documents that become subject to the Lien of the Collateral Documents upon acquisition thereof (with respect to which a separate grant of a Lien shall not be required but perfection actions consistent with the applicable requirements of the Collateral Documents shall be required)) that are of the nature secured by the Collateral Documents or that constitute fee owned real property, are acquired by the Borrower or any other Credit Party, the Borrower will notify the Administrative Agent and will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens consistent with the applicable requirements of the Collateral Documents, including actions described in clauses (3) and (4) of this Exhibit 1.01-F, all at the expense of the Borrower.  Any mortgage delivered to the Administrative Agent in accordance with the preceding sentence or pursuant to Section 3(b) above shall be accompanied by (w) a policy or policies (or unconditional binding commitment therefor) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each mortgage as a valid Lien (with the priority described therein) on the property described therein (the “Mortgaged Property”), free of any other Liens except as expressly permitted by Section 6.02 of the Credit Agreement, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (x) an opinion of local counsel to the mortgagor in substantially the same form as any local mortgage-related opinions delivered on the Real Estate Collateral Delivery Date (as modified for local law considerations) or otherwise reasonably acceptable to the Administrative Agent, (y) a completed “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function (for purposes of this Exhibit 1.01-F, a “Flood Certificate”) with respect to such Mortgaged Property that shall (A) be addressed to the Administrative Agent; (B) be completed by a company which has guaranteed the accuracy of the information contained therein; (C) otherwise comply with the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes (for purposes of this Exhibit 1.01-F, the “Flood Program”); (D) provide evidence describing whether the community in which such Mortgaged Property is located participates in the Flood Program; (E) if the Flood Certificate states that the Mortgaged Property is located in an area having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute (for purposes of this Exhibit 1.01-F, a “Flood Zone”), contain the Borrower’s written acknowledgement of receipt of written notification from the Administrative Agent (a) as to the existence of such Mortgaged Property, and (b) as to whether the community in which such Mortgaged Property is located is participating in the Flood Program; and (F) if the Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program, contain evidence that the Borrower has obtained a policy of flood insurance that is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System and (z) copies of (A) the Borrower’s policy of flood insurance if the Mortgaged Property is located in a Flood Zone and is located in a community that participates in the Flood Program and (B) ALTA surveys for the applicable real estate asset covered by such mortgage or such other surveys as reasonably required by the Administrative Agent.

EXHIBIT 1.01-F-1

FORM OF PLEDGE AGREEMENT

among

KINDER MORGAN, INC.,

as the Company,

BARCLAYS BANK PLC,

as the Collateral Agent,

and

THE OTHER PLEDGORS PARTY HERETO

24.	Section Headings	15

25.	Successors and Assigns	16

26.	WAIVER OF JURY TRIAL	16

27.	Submission to Jurisdiction; Waivers	16

28.	Acknowledgments	16

29.	GOVERNING LAW	17

30.	Collateral Agency Agreement	17

PLEDGE AGREEMENT dated as of [                ], [      ], among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 10 hereof (each such Subsidiary (as defined below) being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors” and, each a “Pledgor”) and Barclays Bank PLC, as Collateral Agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to the Credit Agreement dated as of May [6], 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Barclays Bank PLC as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A., each as an Issuing Bank (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Lenders have severally agreed and will severally agree to make Loans (as defined in the Credit Agreement) to the Company and the Issuing Banks (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Credit Agreement) are permitted to enter into Cash Management Agreements and Hedge Agreements (each as defined in the Credit Agreement) which may at any time after and including the date hereof and prior to a subsequent Collateral Fall-Away Event be designated as Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement);

WHEREAS, (a) pursuant to the Guarantee Agreement dated as of May [6], 2014 (as amended and restated on the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) among each of the signatories listed on the signature pages thereto as a guarantor and each other entity that becomes a party thereto pursuant to the terms of the Guarantee (the “Guarantors” and individually, a “Guarantor”) and the Administrative Agent for the benefit of the Secured Parties, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below) and (b) each Subsidiary Pledgor is a Guarantor;

WHEREAS, a Collateral Trigger Event (as defined in the Credit Agreement) has occurred and as a result thereof pursuant to Section 5.08 of the Credit Agreement, the Pledgors party hereto shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Collateral Agent, the Administrative Agent and the other parties thereto are all party to the Collateral Agency Agreement (as defined below), and Barclays Bank PLC has been appointed by the Administrative Agent (on behalf of the Lenders) as the Collateral Agent pursuant to the Collateral Agency Agreement;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, the indentures and credit facilities pursuant to which each series of notes or CDS Facilities constituting Equal and Ratable Debt existing as of the date hereof were issued or established restrict the ability of the Pledgors to grant a security interest in the Collateral to secure the Credit Agreement Obligations, unless the Pledgors grant an equal and ratable security interest in the Collateral to secure the obligations of the Pledgors in respect thereof.

NOW, THEREFORE, in consideration of the premises and to induce (i) the Lenders and the Issuing Banks (as defined in the Credit Agreement) to continue to make their respective Extensions of Credit to the Company under the Credit Agreement to which they are a party and (ii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Company or any Restricted Subsidiary (as defined below):

1.                                      Defined Terms.

(a)                                 Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement.  Terms used and not otherwise defined herein or in the Collateral Agency Agreement have the meanings specified in Article 9 of the UCC.

(b)                                 As used herein, the terms “Cash Equivalents”, “Cash Management Banks”, “Collateral Fall-Away Event”, “Collateral Trigger Event”, “Commitment”, “Credit Agreement Obligations”, “Credit Agreement Secured Parties”, “E&R Debt Instruments”, “Loan Documents”, “Credit Party”, “Default”, “Domestic Subsidiary”, “Equal and Ratable Debt”, “Equal and Ratable Debt Obligations”, “Equal and Ratable Debt Secured Parties”, “Equal and Ratable Debt Agents”, “Event of Default”, “Existing Equal and Ratable Debt”, “Hedge Banks”, “Indebtedness”, “Issuing Banks”, “Letters of Credit”,  “Lien”, “Loans”, “Obligations”, “Person”, “Proceeds”, “Required Lenders”, “Restricted Subsidiary”, “Secured Cash Management Agreements”, “Secured Hedge Agreements”, “Secured Parties”, “Subsidiary”, and “Unrestricted Subsidiaries” shall have the meanings given to such terms in the Security Agreement (as defined below).

(c)                                  The following terms shall have the following meanings:

“3-16 Reporting Subsidiaries” shall mean, collectively Kinder Morgan (Delaware), Inc. and Kinder Morgan G.P., Inc.

“Administrative Agent” shall have the meaning provided in the recitals hereto.

“Business Day” shall have the meaning assigned to such term in the Credit Agreement.

“Cash Management Agreements” shall have the meaning assigned to such term in the Credit Agreement.

“CDS Facilities” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral” shall have the meaning provided in Section 2 hereto.

2

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 12(f).

“Collateral Agency Agreement” shall mean shall that certain Collateral Agency Agreement dated as of the date hereof, by and among the Collateral Agent and the Administrative Agent.

“Collateral Agent” shall have the meaning provided in the preamble to this Pledge Agreement.

“Company” shall have the meaning provided in the preamble to this Pledge Agreement.

“Credit Agreement” shall have the meaning provided in the recitals hereto.

“Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

“Excluded Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

“Extensions of Credit” shall have the meaning provided in the recitals hereto.

“Foreign Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

“Governmental Authority” shall have the meaning assigned to such term in the Credit Agreement.

“Guarantee” shall have the meaning provided in the recitals hereto.

“Guarantor” shall have the meaning provided in the recitals hereto.

“Hedge Agreements” shall have the meaning assigned to such term in the Credit Agreement.

“Lenders” shall have the meaning provided in the recitals hereto.

“Permitted Lien” shall have the meaning assigned to such term in the Credit Agreement.

“Pledge Agreement” shall mean this Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Pledged Debt” shall mean all Indebtedness now or hereafter owing to any Pledgor.

“Pledged Entity” shall mean any limited liability company or partnership whose Equity Interests are pledged hereunder.

“Pledged Shares” shall mean all Equity Interests now owned or hereafter acquired by any Pledgor, and with respect to any Equity Interest in any limited liability company shall include, without limitation, all of a Pledgor’s aggregate rights in such limited liability company and each series thereof howsoever characterized or arising, including, without limitation (i) the Pledgor’s right to a share of the profits of the limited liability company, (ii) the right to receive distributions from the limited liability

3

company, (iii) the Pledgor’s right to vote and participate in the management of the limited liability company and (iv) the Pledgor’s capital account in the limited liability company.

“Pledgor” shall have the meaning provided in the preamble to this Pledge Agreement.

“SEC” shall have the meaning assigned to such term in the Credit Agreement.

“Security Agreement” shall mean that certain Security Agreement dated as of the date hereof by and among the Company, the Collateral Agent and each Grantor (as defined therein) party thereto, as the same may be further amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2 hereto.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary Pledgor” shall have the meaning provided in the preamble to this Pledge Agreement.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Voting Stock” shall have the meaning assigned to such term in the Credit Agreement.

“Wholly-Owned Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

(d)                                 The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, subsection, clause and Schedule references are to this Pledge Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)                                   Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

4

2.                                      Grant of Security.  Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)                                 the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any securities intermediary pertaining to the Pledged Shares and all cash and non-cash dividends, distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and all options, rights, any shareholder agreements, any other agreements that give the Pledgor the right to purchase the equity interests or capital stock of the issuer of the Pledged Shares, and any other agreements that create or govern voting, economic, dividend or distribution rights of any holders of equity interests or capital stock of the issuer of the Pledged Shares;

(b)                                 the Pledged Debt and the instruments, if any, evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)                                  to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.  For purposes of this Pledge Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral;

provided that notwithstanding anything to the contrary in this Pledge Agreement, this Pledge Agreement shall not constitute a grant of a security interest in (A) any Equity Interests in any Unrestricted Subsidiaries, (B) any Equity Interests in any Subsidiary that is an Excluded Subsidiary pursuant to clause (f) of the definition of the definition of Excluded Subsidiary, (C) Equity Interests representing more than 65% of the issued and outstanding Voting Stock of any Foreign Subsidiary, (D)  Equity Interests of any Person that is not a Wholly-Owned Subsidiary of a Pledgor, (E) Equity Interests with respect to which the Administrative Agent has confirmed in writing to the Company its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties and (F) any Equity Interest to the extent that it gives rise to additional subsidiary reporting requirements under Rule 3-16 of Regulation S-X promulgated under the Securities Exchange Act of 1934; provided further that in the case of clause (F), if any such additional subsidiary reporting requirement shall arise, then the Administrative Agent and the Company agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement (it being understood that in the case of the 3-16 Reporting Subsidiaries, the Company shall promptly, and in any event within 90 days of the additional subsidiary reporting requirement taking effect with respect to any 3-16 Reporting Subsidiary or such longer period that the Administrative Agent may agree to, file the required financial statements of such 3-16 Reporting Subsidiary with the SEC and re-pledge the Equity Interests of such 3-16 Reporting Subsidiary hereunder).

5

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Collateral.

3.                                      Security for Obligations.  This Pledge Agreement secures the payment of all Obligations of each Credit Party.  Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to Secured Parties under the Loan Documents and Equal and Ratable Debt Secured Parties under the E&R Debt Instruments but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4.                                      Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly, and in any event within 15 Business Days, delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares.  Each delivery of Collateral (including any Collateral hereafter arising) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder.  Each schedule so delivered shall supersede any prior schedules so delivered.  Notwithstanding anything to the contrary herein, the Pledgors shall not be required to deliver to the Collateral Agent any certificates or instruments, if any, representing or evidencing any Pledged Debt with an individual fair market value of less than $20,000,000.

5.                                      Representations and Warranties.  Each Pledgor represents and warrants as follows:

(a)                                 Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and any non-consensual Permitted Liens arising by operation of law.

(b)                                 As of the date hereof, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(c)                                  The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(d)                                 Such Pledgor has full power, authority and legal right to pledge to the Collateral Agent for the benefit of the Secured Parties a security interest in all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6

(e)                                  No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the pledge by such Pledgor of a security interest in the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

6.                                      Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a)                                 If the Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code of its jurisdiction:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable].  Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend:  “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”  No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b)                                 Each Pledgor will comply with the provisions of paragraph 4.c. of Exhibit 1.01-F of the Credit Agreement.

7.                                      Covenants and Agreements.  Each Pledgor hereby consents to the grant of a security interest by each other Pledgor in the Pledged Shares to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Shares to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a member or partner in any limited liability company or partnership, as applicable, with all the rights and powers related thereto.

8.                                      Further Assurances.  Each Pledgor agrees that at any time after the date hereof and prior to the occurrence of a subsequent Collateral Fall-Away Event, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which may reasonably be requested by the Collateral Agent or the Required Lenders under the Credit Agreement or by an Act of the Secured Parties, in order (x) to perfect and protect any pledge, assignment or Security Interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Each Pledgor hereby agrees to provide to

7

the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized pursuant to this Section 8.

9.                                      Voting Rights; Dividends and Distributions; Etc..

(a)                                 So long as no Event of Default shall have occurred and be continuing:

(i)                                     each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement and any other Loan Documents; and

(ii)                                  the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)                                 Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)                                  Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default:

(i)                                     all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 9(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Requisite Secured Parties under the Collateral Agency Agreement, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 9(a)(i) (and the obligations of the Collateral Agent under Section 9(a)(ii) shall be reinstated);

(ii)                                  all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 9(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default.  After all such Events of Default have been cured or waived, the Collateral

8

Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 9(b);

(iii)                               all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 9(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)                              in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 9(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 9(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 9(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

10.                               Transfers and Other Liens; Additional Collateral; Etc..  Each Pledgor shall:

(a)                                 not (i) except as permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b)                                 cause each Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the Credit Agreement to become a party hereto, to promptly take all actions required by the Credit Agreement or required by this Pledge Agreement, including requiring such Person to become a Pledgor hereunder and to pledge to the Collateral Agent for the benefit of the Secured Parties, promptly upon the acquisition or creation thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Person pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c)                                  defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement), however arising, and any and all Persons whomsoever.

11.                               Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any

9

dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

12.                               Remedies.  If any Event of Default shall have occurred and be continuing:

(a)                                 The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent may pay the purchase price by crediting the amount thereof against the Obligations.  Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)                                 The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral at any time after receipt as follows:

first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Loan Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution (whether or not due), and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties and the Equal and Ratable Debt Secured Parties (without priority of any one over any other) in proportion to the

10

unpaid amounts of Credit Agreement Obligations and Equal and Ratable Debt Obligations, which such proceeds shall be applied (x) as among the Equal and Ratable Debt Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit Agreement Secured Parties, to such Credit Agreement Secured Parties in proportion to the unpaid amount of such Credit Agreement Obligations, for application by such Credit Agreement Secured Parties pursuant to the terms thereof, including Section [7.01] of the Credit Agreement (or, if the Credit Agreement is amended such that Section [7.01] no longer sets forth the priorities for such application, as may be set forth elsewhere in such amended Credit Agreement); and

(i)                                     third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)                                  If at any time any moneys collected or received by the Collateral Agent pursuant to this Pledge Agreement are distributable pursuant to paragraph (b) above to any Equal and Ratable Debt Agent, and if any Equal and Ratable Debt Agent shall notify the Collateral Agent in writing that no provision is made under the applicable E&R Debt Instrument for the application by such Equal and Ratable Debt Agent of such moneys and that the applicable E&R Debt Instrument does not effectively provide for the receipt and the holding by such Equal and Ratable Debt Agent of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Equal and Ratable Debt Agent, invest such amounts in investments constituting Cash Equivalents maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Equal and Ratable Debt Agent (in its capacity as trustee or agent) and for no other purpose until such time as such Equal and Ratable Debt Agent shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable E&R Debt Instrument.  The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(d)                                 The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(e)                                  All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(f)                                   In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 12, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Pledgor (it being understood an Event of Default under Section 7.01(g) or (h) of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all

11

Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 12.

(g)                                  In making the determination and allocations required by this Section 12, the Collateral Agent may conclusively rely upon information supplied by each Equal and Ratable Debt Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Equal and Ratable Debt Obligations, information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, information supplied by the Hedge Banks as to the amounts payable with respect to the Secured Hedge Agreements (after giving effect to any applicable netting arrangements) and information supplied by the Cash Management Banks as to the amounts payable under the Secured Cash Management Agreements, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 12 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent or any Equal and Ratable Debt Agent of any amounts distributed to them.

(h)                                 If, despite the provisions of this Pledge Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Pledge Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 12.

13.                               Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Loan Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the applicable Required Lenders or the Requisite Secured Parties, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any E&R Debt Instrument and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the

12

Obligations.  When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any other Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any other Pledgor or any other Person or any release of the Company or any other Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14.                               Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a)                                 This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns (notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) until the earlier of (A) (i) all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) the Commitments under the Credit Agreement shall be terminated and (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Issuing Bank) or (B) a Collateral Fall-Away Event relating to and subsequent to the Collateral Trigger Event giving rise to this Pledge Agreement shall have occurred.

(b)                                 A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Pledgor ceases to be a Subsidiary Guarantor.

(c)                                  Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.  Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Security Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d)                                 In the event that Rule 3-16 of Regulation S-X of the Exchange Act of 1934 is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Company due to the fact that the Equity Interests of such Subsidiary are pledged under this Pledge Agreement, then the Equity Interests of such Subsidiary shall automatically be deemed not to be part of the Collateral to the extent necessary not to be subject to such requirement; provided that in any such case the Administrative Agent and the Company agree to negotiate in good faith to find and implement a mutually agreed solution to such additional subsidiary reporting requirement (it being understood that in the case of the 3-16 Reporting Subsidiaries, the Company shall promptly, and in any

13

event within 90 days of the additional subsidiary reporting requirement taking effect with respect to any 3-16 Reporting Subsidiary or such longer period that the Collateral Agent may agree to, file the required financial statements of such 3-16 Reporting Subsidiary with the SEC and re-pledge the Equity Interests of such 3-16 Reporting Subsidiary hereunder).  Notwithstanding anything to the contrary in this Pledge Agreement, if Equity Interests of any Subsidiary are not required to be pledged under this Pledge Agreement because Rule 3-16 of Regulation S-X of the Exchange Act of 1934 would require the filing of separate financial statements of such Subsidiary if its Equity Interests were so pledged, in the event that Rule 3-16 of Regulation S-X of the Exchange Act of 1934 is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to no longer require (or is replaced with another rule or regulation that would not require) the filing of separate financial statements of such Subsidiary if some or all of its Equity Interests are pledged under this Pledge Agreement, then such Equity Interests of such Subsidiary shall automatically be deemed part of the Collateral and pledged under this Pledge Agreement.

(e)                                  In connection with any termination or release pursuant to the foregoing paragraph (a), (b) (c) or (d), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15.                               Reinstatement.  Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be, and shall remain, in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16.                               Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 4.2 of the Collateral Agency Agreement; provided that (i) any notice to an Equal and Ratable Debt Agent may be made to its address as set forth in the most recent copy of the applicable E&R Debt Instrument provided to the Collateral Agent by the Company and (ii) notice to any Equal and Ratable Debt Agent shall be deemed sufficient notice to the holders of the applicable Equal and Ratable Debt for all purposes hereunder.

17.                               Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent, the Equal and Ratable Debt Agents and the Company.

18.                               Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace

14

the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.                               Integration.  This Pledge Agreement together with the other Loan Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents to which they are a party.

20.                               Amendments in Writing; No Waiver; Cumulative Remedies.

(a)                                 None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement and Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Equal and Ratable Debt and/or the applicable Equal and Ratable Debt Agent under the applicable E&R Debt Instrument shall be required with respect to any release, waiver, amendment or other modification of this Pledge Agreement that would materially and adversely affect the rights of the holders of one or more series of the Equal and Ratable Debt to equally and ratably share in the security provided for herein with respect to the Collateral.  Except as set forth in this Section 20, neither the holders of any of the Equal and Ratable Debt nor any of the Equal and Ratable Debt Agents shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Pledge Agreement.

(b)                                 Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c)                                  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21.                               Collateral Agent as Agent.  Section 7 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

22.                               Duty of Collateral Agent. Section 6.2 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

23.                               Enforcement Expenses; Indemnification.  Section 8.4 of the Security Agreement is incorporated herein, mutatis mutandis (to apply to this Pledge Agreement rather than to the Security Agreement).

24.                               Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15

25.                               Successors and Assigns.  This Pledge Agreement shall be binding upon and shall inure to the benefit of the Pledgors and their respective successors and assigns and the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 6.03 of the Credit Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

26.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

27.                               Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Pledgor in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment in respect thereof);

(b)                                 consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto, and in the case of each Pledgor hereunder other than the Company, such Pledgor hereby irrevocably authorizes and directs the Company to accept such service on its behalf;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 27 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Company from its contractual obligations to indemnify the indemnitees specified in Section 9.03 of the Credit Agreement.

28.                               Acknowledgments.  Each party hereto hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Loan Documents to which it is a party;

16

(b)                                 neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Pledgors and the Lenders and any other Secured Party.

29.                               GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

30.                               Collateral Agency Agreement.  In exercising its rights hereunder, the Collateral Agent agrees to be bound by the provisions of the Collateral Agency Agreement and shall be entitled to the privileges, rights, indemnities and other benefits thereof.  In the event of any conflict between the terms of the Collateral Agency Agreement and this Pledge Agreement, the terms of the Collateral Agency Agreement shall govern and control.

[Remainder of page intentionally left blank.]

17

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Pledgors:

KINDER MORGAN, INC.

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

EL PASO HOLDCO LLC

By:
Name:
Title:

EL PASO LLC

By:
Name:
Title:

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

[ADDITIONAL PLEDGORS]

By:
Name:
Title:

Collateral Agent:

BARCLAYS BANK PLC, as
Collateral Agent

By:
Name:
Title:

ANNEX A
TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ] to the PLEDGE AGREEMENT dated as of [                        ], [          ] (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries (as defined therein) of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 10 thereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors” and, each a “Pledgor”) and Barclays Bank PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein).

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

B.                                    The Pledgors have entered into the Pledge Agreement in order to induce (i) the Lenders and the Issuing Banks (as defined in the Credit Agreement) to continue to make their respective Extensions of Credit to the Company under the Credit Agreement and (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary.

C.                                    The undersigned Subsidiary Pledgor[s] ([each an][the] “Additional Pledgor”) [is][are] the legal and beneficial owner[s] of the Pledged Shares and Pledged Debt described on Schedule 1 hereto.

D.                                    Section 5.10 of the Credit Agreement and Section 10(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 10(b) of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the Secured Parties the Pledged Shares and the Pledged Debt (collectively, the “Additional Collateral”) held by such Additional Pledgor and to become a Subsidiary Pledgor under the Pledge Agreement in order to induce (i) the Lenders and the Issuing Banks (as defined in the Credit Agreement) to continue to make their respective Extensions of Credit to the Company under the Credit Agreement and (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1.  Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder.  In furtherance of the foregoing, each Additional Pledgor, as security for the payment and performance in full of the Obligations, subject to the limitations set forth in Section 2 of the Pledge Agreement, does hereby transfer, assign and pledge to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in all of the Collateral of such Additional Pledgor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.  Each Additional Pledgor represents and warrants as follows:

(a)                                 Schedule 1 hereto correctly represents as of the date hereof (i) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares owned or held by such Additional Pledgor as of the date hereof and (ii) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt owned or held by such Additional Pledgor as of the date hereof representing or evidencing any Pledged Debt with an individual fair market value in excess of $20,000,000.  Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer thereof on the date hereof.

(b)                                 Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c)                                  As of the date of this Supplement, the Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)                                 The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in the Additional Collateral and, upon delivery of such Additional Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e)                                  Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Equal and Ratable Debt Agents and the Company.  This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION 4.  Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement.

SECTION 8.  Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

, as
Additional Pledgor

By:
Name:

BARCLAYS BANK PLC, as
Collateral Agent

By:
Name:
Title:

Schedule 1

Pledged Shares and Pledged Debt

Pledged Shares

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date

B-I-1

EXHIBIT 1.01-F-2

FORM OF SECURITY AGREEMENT

among

KINDER MORGAN, INC.,

as the Company,

BARCLAYS BANK PLC,

as the Collateral Agent,

and

THE OTHER GRANTORS PARTY HERETO

i

8.8	Section Headings	26
8.9	Integration	26
8.10	GOVERNING LAW	26
8.11	Submission to Jurisdiction; Waivers	27
8.12	Acknowledgments	27
8.13	Additional Grantors	28
8.14	WAIVER OF JURY TRIAL	28
8.15	Collateral Agency Agreement	28

ii

THIS SECURITY AGREEMENT dated as of [                  ], [        ], among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 hereof (each such Subsidiary (as defined below) being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors” and, each a “Grantor”) and Barclays Bank PLC, as Collateral Agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is party to the Credit Agreement dated as of May [6], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and Swingline Lender (as defined therein), Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A., each as an Issuing Bank (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Lenders have severally agreed and will severally agree to make Loans (as defined in the Credit Agreement) to the Company and the Issuing Banks (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Credit Agreement) are permitted to enter into Cash Management Agreements and Hedge Agreements (each as defined in the Credit Agreement) which may at any time after and including the date hereof and prior to a subsequent Collateral Fall-Away Event be designated as Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement);

WHEREAS, (a) pursuant to the Guarantee Agreement dated as of May [6], 2014 (as amended and restated on the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) among each of the signatories listed on the signature pages thereto as a guarantor and each other entity that becomes a party thereto pursuant to the terms of the Guarantee (the “Guarantors” and individually, a  “Guarantor”) and the Administrative Agent for the benefit of the Secured Parties, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below) and (b) each Subsidiary Grantor is a Guarantor;

WHEREAS, a Collateral Trigger Event (as defined in the Credit Agreement) has occurred and as a result thereof pursuant to Section 5.08 of the Credit Agreement, the Grantors party hereto shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Collateral Agent, the Administrative Agent (as defined below) and the other parties thereto are all party to the Collateral Agency Agreement (as defined below), and Barclays Bank PLC has been appointed by the Administrative Agent (on behalf of the Lenders) as the Collateral Agent pursuant to the Collateral Agency Agreement;

1

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, the indentures and credit facilities pursuant to which each series of notes or CDS Facilities constituting Equal and Ratable Debt existing as of the date hereof were issued restrict the ability of the Grantors to grant a security interest in the Collateral to secure the Credit Agreement Obligations, unless the Grantors grant an equal and ratable security interest in the Collateral to secure the obligations of the Grantors in respect thereof.

NOW, THEREFORE, in consideration of the premises and to induce (i) the Lenders and the Issuing Banks (as defined in the Credit Agreement) to continue to make their respective Extensions of Credit to the Company under the Credit Agreement and to permit the transactions contemplated thereby and (ii) each Cash Management Bank (as defined below) to enter into Secured Cash Management Agreements (as defined below) and each Hedge Bank (as defined below) to enter into Secured Hedge Agreements (as defined below) with the Company or any Restricted Subsidiary (as defined below), the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.                                      Defined Terms.

(a)                                 Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement.

(b)                                 Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commodity Account, Commodity Contract, Documents, Fixtures, Instruments, Inventory, Letter-of-Credit Right, Securities, Securities Account, Security Entitlement, Supporting Obligations, and Tangible Chattel Paper.

(c)                                  The following terms shall have the following meanings:

“ABR Loan” shall have the meaning assigned to such term in the Credit Agreement.

“Act of the Secured Parties” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Additional Equal and Ratable Instruments” shall have the meaning assigned to “Additional Equal and Ratable Debt” in the Credit Agreement to the extent such debt securities or CDS Facilities have been designated as “Additional Equal and Ratable Instruments” pursuant to Section 4.13 of the Collateral Agency Agreement and any other “Additional Equal and Ratable Instruments” designated pursuant to Section 4.13 of the Collateral Agency Agreement.

“Administrative Agent” shall mean (i) so long as the Credit Agreement has not been terminated, the Administrative Agent.

“Affiliate” shall have the meaning assigned to such term in the Collateral Agency Agreement.

2

“Bankruptcy Code” shall have the meaning assigned to such term in the Credit Agreement.

“Business Day” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Cash Equivalents” shall have the meaning assigned to such term in the Credit Agreement.

“Cash Management Agreements” shall have the meaning assigned to such term in the Credit Agreement.

“Cash Management Banks” shall have the meaning assigned to such term in the Credit Agreement.

“CDS Facilities” “ shall have the meaning assigned to such term in the Credit Agreement.

“Collateral” shall have the meaning provided in Section 2 hereto.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agency Agreement” shall mean shall that certain Collateral Agency Agreement dated as of the date hereof, by and among the Collateral Agent, the Administrative Agent, the Company and the Subsidiary Grantors.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Collateral Delivery Date” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral Fall-Away Event” shall have the meaning assigned to such term in the Credit Agreement.

“Collateral Trigger Event” shall have the meaning assigned to such term in the Credit Agreement.

“Commitment” shall have the meaning assigned to such term in the Credit Agreement.

“Company” shall have the meaning provided in the preamble to this Security Agreement.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all copyright rights in any work subject to the copyright laws of the

3

United States, any other country or any group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States, any other country or any group of countries, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those referred to on Schedule 1.

“Credit Agreement” shall have the meaning provided in the recitals hereto.

“Credit Agreement Obligations” shall mean the “Secured Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” shall mean the “Secured Parties” as defined in the Credit Agreement.

“Credit Party” shall have the meaning assigned to such term in the Credit Agreement.

“Default” shall have the meaning assigned to such term in the Credit Agreement.

“Domestic Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

“E&R Debt Instruments” shall mean (A) any CDS Facility agreement, indenture or similar document governing any of the Additional Equal and Ratable Instruments; (B) any indenture, credit agreement or similar document governing any Permitted Refinancing Instruments and (C) any indenture or similar document governing any of the Existing Equal and Ratable Debt then outstanding.

“Equal and Ratable Debt” shall mean, collectively, the Existing Equal and Ratable Debt, the Additional Equal and Ratable Instruments and any Permitted Refinancing Instrument.

“Equal and Ratable Debt Agents” shall mean the trustees and agents that have the role of administrative agent under the E&R Debt Instruments, and their respective successors and assigns.

“Equal and Ratable Debt Obligations” shall mean the collective reference to the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the E&R Debt Instruments and the Equal and Ratable Debt (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Grantor to any of the Equal and Ratable Debt Secured Parties under the E&R Debt Instruments and the Equal and Ratable Debt and any Guarantor to any of the Equal and Ratable Debt Secured Parties pursuant to the Guarantee.

“Equal and Ratable Debt Secured Parties” shall mean the holders or lenders under the Equal and Ratable Debt and the Equal and Ratable Debt Agents.

4

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by Section 6.02(c), (d) or (e) of the Credit Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law)), provided that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all its rights and interests with respect to such equipment.

“Event of Default” shall have the meaning assigned to such term in the Credit Agreement.

“Existing Equal and Ratable Debt” shall have the meaning assigned to such term in the Credit Agreement.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning provided in the preamble to this Security Agreement.

5

“Guarantee” shall have the meaning provided in the recitals hereto.

“Guarantor” shall have the meaning provided in the recitals hereto.

“Hedge Agreements” shall have the meaning assigned to such term in the Credit Agreement.

“Hedge Banks” shall have the meaning assigned to such term in the Credit Agreement.

“Indebtedness” shall have the meaning assigned to such term in the Credit Agreement.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks, Patents and Licenses, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, (x) including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Credit Party), (ii) would not give any other party (other than a Credit Party) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents) and (y) excluding any “intent-to-use” Trademark application prior to the filing of and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would invalidate, terminate or impair the validity or enforceability of any registration issuing from such “intent-to-use” Trademark application under applicable federal law.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor (other than as pledged pursuant to the Pledge Agreement), whether now or hereafter acquired by any Grantor, except, in each case to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant

6

jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain such consents referred to in clauses (i) and (ii)).

“Issuing Banks” shall have the meaning assigned to such term in the Credit Agreement.

“Lenders” shall mean all (i) Lenders under the Credit Agreement, (ii) Hedge Banks and (iii) Cash Management Banks.

“Letters of Credit” shall have the meaning assigned to such term in the Credit Agreement.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Lien” shall have the meaning assigned to such term in the Credit Agreement

“Loan” shall have the meaning assigned to such term in the Credit Agreement.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Notice of Event of Default” shall have the meaning assigned to such term in the Collateral Agency Agreement.

“Obligations” shall mean the collective reference to the Credit Agreement Obligations and the Equal and Ratable Debt Obligations.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States or the equivalent thereof in any other country or any group of countries, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any group of countries, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those referred to on Schedule 2.

“Permitted Refinancing Instruments” shall mean (i) any Indebtedness that is a modification, replacement, refinancing, refunding, renewal or extension of all or part of the Existing Equal and Ratable Debt, the Additional Equal and Ratable Instruments and any guarantees thereof or any other Permitted Refinancing Instruments and any guarantees thereof (such portion, the “Reference

7

Instruments”) that has been designated as a “Permitted Refinancing Instrument” by written notice to the Collateral Agent and the Administrative Agent in accordance with the Collateral Agency Agreement and that otherwise complies with Section 4.12 of the Collateral Agency Agreement and (ii) any Indebtedness that constitutes a replacement, refinancing or refunding of all or any portion of the Credit Agreement Obligations that has been designated as a “Permitted Refinancing Instrument” by written notice to the Collateral Agent and the Administrative Agent in accordance with the Collateral Agency Agreement and that otherwise complies with Section 4.12 of the Collateral Agency Agreement (such portion, the “Refinanced Obligations”); provided that (w) the principal amount thereof does not exceed the principal amount of Reference Instruments or Refinanced Obligations outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (x) the direct and contingent obligors with respect to such Indebtedness (as compared to the Reference Instruments or the Refinanced Obligations, as applicable) are not changed, (y) such Indebtedness is permitted by Section 6.01(b), (d) or (e) of the Credit Agreement and (z) if the Reference Instruments being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Credit Agreement Obligations to substantially the same extent.  Notwithstanding the foregoing, no Indebtedness shall be a Permitted Refinancing Instrument unless, prior to or contemporaneously with the entry into the agreement, instrument, document or indenture pursuant to which such Indebtedness is incurred, the Company so designates such Indebtedness as a “Permitted Refinancing Instrument” by written notice to the Administrative Agent and the Collateral Agent in accordance with the Collateral Agency Agreement and otherwise complies with Section 4.12 of the Collateral Agency Agreement.

“Person” shall have the meaning assigned to such term in the Credit Agreement.

“Pledge Agreement” shall mean shall that certain Pledge Agreement dated as of the date hereof, by and among the Collateral Agent and the “Pledgors” party thereto.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Required Lenders” shall have the meaning assigned to such term in the Credit Agreement.

8

“Restricted Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

“Secured Cash Management Agreements” shall have the meaning assigned to such term in the Credit Agreement.

“Secured Hedge Agreements” shall have the meaning assigned to such term in the Credit Agreement.

“Secured Parties” shall mean, collectively, the Credit Agreement Secured Parties and the Equal and Ratable Debt Secured Parties.

“Security Agreement” shall mean this Security Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

“Subsidiary Grantor” shall have the meaning provided in the preamble to this Security Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any country or any group of countries or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those referred to on Schedule 3.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

9

“Unrestricted Subsidiaries” shall have the meaning assigned to such term in the Credit Agreement.

(d)                                 The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)                                   Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2.                                      Grant of Security Interest.

2.1                               Grant of Security Interest, etc..

(a)                                 Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties a lien on and a security interest in (the “Security Interest”), all of such Grantor’s right, title and interest in, to and under all of the following property, whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)                                     all Accounts;

(ii)                                  all cash;

(iii)                               all Chattel Paper;

(iv)                              all Documents;

(v)                                 all equipment and Fixtures;

(vi)                              all General Intangibles;

(vii)                           all Instruments;

(viii)                        all Intellectual Property;

(ix)                              all Inventory;

(x)                                 all Investment Property;

(xi)                              all Letters of Credit (as defined in the UCC) and Letter-of-Credit Rights;

(xii)                           all Supporting Obligations;

10

(xiii)                        all Collateral Accounts;

(xiv)                       all minerals, oil, gas and As-Extracted Collateral;

(xv)                          books and records pertaining to the Collateral; and

(xvi)                       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided that notwithstanding anything to the contrary in this Security Agreement, this Security Agreement shall not constitute a grant of a security interest (A) in motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) in any Equity Interests pledged (or specifically excluded from the pledge, including, without limitation, publicly-traded Equity Interests in Unrestricted Subsidiaries) pursuant to the Pledge Agreement, (C) in any asset with respect to which the Administrative Agent has confirmed in writing to the Company its determination that the costs or other consequences (including adverse tax consequences) of providing a security interest therein is excessive in view of the benefits to be obtained by the Secured Parties, (D) in any “intent-to-use” Trademark application prior to the filing of and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would invalidate, terminate or impair the validity or enforceability of any registration issuing from such “intent-to-use” Trademark application under applicable federal law and (E) to the extent the grant of such security interest in any property set forth in Section 2.1(a) above that constitutes a contract, agreement, instrument or indenture (1) is prohibited by the terms of such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) unless such consent has been expressly obtained, or (2) would give any other party (other than a Credit Party or a wholly owned Subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder unless such party has consented to such grant and waived any right to terminate such contract, agreement, instrument or indenture, in each case, other than to the extent that any such prohibition referred to in clauses (1) or (2) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain such consents referred to in clauses (1) and (2)).

(b)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Company, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets”, “all personal property” or words of similar effect; provided that, with respect to Fixtures and As-Extracted Collateral, the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor other than in connection with a mortgage or a transmitting utility financing statement.  Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.  A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction by the Collateral Agent.

11

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent (for the benefit of the Secured Parties), as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

2.2                               Security for Obligations. This Security Agreement secures the payment of all Obligations of each Credit Party.  Without limiting the generality of the foregoing, this Security Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Credit Parties to Secured Parties under the Loan Documents, Secured Cash Management Agreement and Secured Hedge Agreements and Equal and Ratable Debt Secured Parties under the E&R Debt Instruments but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

3.                                      Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1                               Title; No Other Liens.  Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement or (ii) are permitted by the Credit Agreement.

3.2                               Perfected First Priority Liens.

(a)                                 This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(b)                                 Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph and other than with respect to any As-Extracted Collateral that requires the filing or recording of financing statements other than in the office of the Secretary of State or

12

other central filing office in the jurisdiction of organization of the applicable Grantor in order to perfect) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the completion of the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer to the Collateral Agent or in blank and (C) completion of the filing, registration and recording of fully executed agreements in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting registered Patents and Trademarks in the United States Patent and Trademark Office (or any successor office) within a three month period (commencing as of the date hereof) or, with respect to Collateral constituting United States Patents and United States registered Trademarks acquired after the date hereof, within three months thereafter, and all Collateral constituting registered Copyrights in the United States Copyright Office (or any successor office) within a one month period (commencing as of the date hereof) or, with respect to Collateral constituting registered United States Copyrights acquired after the date hereof, within one month thereafter pursuant to 35 USC § 261, 15 USC § 1060 or 17 USC § 205 and the regulations thereunder, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(c)                                  Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings with the United States government offices with respect to Intellectual Property or (iii) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents; provided that the Grantors shall not be required to deliver to the Collateral Agent any Tangible Chattel Paper, Instrument, Certificated Security or Negotiable Document with an individual fair market value of less than $20,000,000.

(d)                                 It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4.                                      Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the earlier of (A) the Credit Agreement Obligations are paid in full, the Commitments under the Credit Agreement are terminated and no Letters of Credit under the Credit Agreement remain outstanding or (B) a Collateral Fall-Away Event relating to and subsequent to the Collateral Trigger Event giving rise to this Security Agreement shall have occurred:

4.1                               Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

13

(b)                                 Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.  In addition, at or prior to the time for delivery of financial statements set forth in Section 5.01(a) and (b) of the Credit Agreement, such Grantor will deliver to the Collateral Agent a written supplement substantially in the form of Annex A hereto with respect to any additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office and acquired by such Grantor after the date hereof (or if applicable, after the most recent such schedule delivered to the Collateral Agent), all in reasonable detail.

(c)                                  Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(i)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(i)(C), all at the expense of such Grantor.

(d)                                 Notwithstanding anything in this Section 4.1 to the contrary, as further described in Exhibit 1.01-F of the Credit Agreement, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Domestic Subsidiary that is required by the Credit Agreement to become a Grantor hereunder, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2                               Changes in Locations, Name, etc..  Each Grantor will furnish to the Collateral Agent promptly (and in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.  Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3                               Notices.  Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

14

5.                                      Remedial Provisions.

5.1                               Certain Matters Relating to Accounts.

(a)                                 At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Company and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that such Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications.  Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)                                 The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                  At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d)                                 Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

5.2                               Communications with Credit Parties; Grantors Remain Liable.

(a)                                 The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)                                 Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

15

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3                               Proceeds to be Turned Over to Collateral Agent.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood an Event of Default under Section 7.01(g) or (h) of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4                               Application of Proceeds.  (a) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt as follows:

(i)                                     first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Security Agreement, the other Loan Documents or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

(ii)                                  second, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any distribution (whether or not due), and, if such moneys shall be insufficient to pay such amounts in full, then ratably as between the Credit Agreement Secured Parties and the Equal and Ratable Debt Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Credit Agreement Obligations and Equal and Ratable Debt Obligations, which such proceeds shall be applied (x) as among the Equal and Ratable Debt Secured Parties, to such Secured Parties in proportion to the unpaid amounts thereof and (y) as among the Credit

16

Agreement Secured Parties, to such Credit Agreement Secured Parties in proportion to the unpaid amount of such Credit Agreement Obligations, for application by such Credit Agreement Secured Parties pursuant to the terms thereof, including Section 7.01 of the Credit Agreement (or, if the Credit Agreement is amended such that Section 7.01 no longer sets forth the priorities for such application, as may be set forth elsewhere in the Credit Agreement) and

(iii)                               third, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b)                                 If at any time any moneys collected or received by the Collateral Agent pursuant to this Security Agreement are distributable pursuant to paragraph (a) above to any Equal and Ratable Debt Agent, and if any Equal and Ratable Debt Agent shall notify the Collateral Agent in writing that no provision is made under the applicable E&R Debt Instrument for the application by such Equal and Ratable Debt Agent of such moneys and that the applicable E&R Debt Instrument does not effectively provide for the receipt and the holding by such Equal and Ratable Debt Agent of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall at the direction of such Equal and Ratable Debt Agent, invest such amounts in investments constituting Cash Equivalents maturing within 90 days after they are acquired by the Collateral Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Equal and Ratable Debt Agent (in its capacity as trustee or agent) and for no other purpose until such time as such Equal and Ratable Debt Agent shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the applicable E&R Debt Instrument.  The Collateral Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(c)                                  In making the determination and allocations required by this Section 5.4, the Collateral Agent may conclusively rely upon information supplied by each Equal and Ratable Debt Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Equal and Ratable Debt Obligations, information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Credit Agreement Obligations, information supplied by the Hedge Banks as to the amounts payable with respect to the Secured Hedge Agreements (after giving effect to any applicable netting arrangements) and information supplied by the Cash Management Banks as to the amounts payable under the Secured Cash Management Agreements, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 5.4 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by any Administrative Agent or any Equal and Ratable Debt Agent of any amounts distributed to them.

17

(d)                                 If, despite the provisions of this Security Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Security Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

5.5                               Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may, with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at one or more public or private sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent may pay the purchase price by crediting the amount thereof against the Obligations.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6                               Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7                               Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Grantor shall remain obligated hereunder until a Collateral Fall-Away Event relating to and subsequent to the Collateral Trigger Event giving rise to this Security Agreement shall have occurred, notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other

18

Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith and any Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the applicable Required Lenders or the Collateral Agent, upon a direction by an Act of the Secured Parties, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the applicable Cash Management Bank or Hedge Bank) may deem advisable from time to time, (d) any E&R Debt Instrument and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with their respective terms and (e) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations.  When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Company or any other Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Company or any other Grantor or any other Person or any release of the Company or any other Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.                                      The Collateral Agent.

6.1                               Collateral Agent’s Appointment as Attorney-in-Fact, etc..

(a)                                 Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i)                                     take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any

19

and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)                              execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)                                 obtain and adjust insurance required to be maintained by such Grantor pursuant to the Credit Agreement;

(vi)                              direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)                           ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)                        sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)                              commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)                                 defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)                              settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)                           assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

20

(xiii)                        generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2                               Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  By acceptance of the benefits under this Security Agreement and the other Collateral Documents, the Equal and Ratable Debt Secured Parties, the Equal and Ratable Debt Agents, the Hedge Banks and the Cash Management Banks will be deemed to have acknowledged and agreed that the provisions of this Section 6.2 and Section 7 are intended to induce the other Secured Parties to permit such Persons to be Secured Parties under this Security Agreement and certain of the other Collateral Documents and are being relied upon by such other Secured Parties as consideration therefor.

21

6.3                               Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and the Collateral Agency Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4                               Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5                               Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a)                                 This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns (notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations) until the earlier of (A) (i) all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) the Commitments under the Credit Agreement shall be terminated, and (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Issuing Bank) or (B) a Collateral Fall-Event Event shall have occurred.

(b)                                 A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted under the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Subsidiary Guarantor.

(c)                                  Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby.  Any release of Collateral permitted by this clause (c) and clause (b) above will be deemed not to impair the Liens created by the Collateral Documents in contravention thereof and any person that is required to deliver an officer’s certificate or opinion of counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.

(d)                                 In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

22

6.6                               Reinstatement.  Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and shall remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.                                      Collateral Agent as Agent.

(a)                                 Barclays Bank PLC has been appointed to act as the Collateral Agent under the Collateral Agency Agreement by the Administrative Agent on behalf of the Lenders represented by it and, by their acceptance of the benefits hereof, the other Secured Parties hereby consent to such appointment and agree to the terms of the Collateral Agency Agreement.  The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with the Collateral Agency Agreement, this Security Agreement, the Credit Agreement and the Collateral Documents to which the Collateral Agent is a party in its capacity as such, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 as directed by an Act of the Secured Parties.  In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms of this Section 7(a).

(b)                                 The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Collateral Agency Agreement.

(c)                                  The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

(d)                                 The obligations of the Collateral Agent to the Equal and Ratable Debt Secured Parties, Hedge Banks and Cash Management Banks, as applicable, hereunder shall be limited solely to (i) holding the Collateral for the benefit of the Equal and Ratable Debt Secured Parties, Hedge Banks and Cash Management Banks, as applicable, for so long as (A) any Equal and Ratable Debt Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, remain outstanding and (B) any Equal and Ratable Debt Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, are secured by such Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of

23

the Collateral to the Equal and Ratable Debt Secured Parties in respect of the Equal and Ratable Debt Obligations, the applicable Secured Party in respect of any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or the applicable Secured Party in respect of any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, in accordance with the terms of this Security Agreement.  Neither the holders of the Equal and Ratable Debt, any Equal and Ratable Debt Agent, any Hedge Bank nor any Cash Management Bank shall be entitled to exercise (or to direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the Equal and Ratable Debt Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable, including without limitation the right to enforce the Security Interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof. This Security Agreement shall not create any liability of the Collateral Agent, the Administrative Agent or the other Credit Agreement Secured Parties to any of the Equal and Ratable Debt Secured Parties, any Hedge Bank or any Cash Management Bank by reason of actions taken with respect to the creation, perfection or continuation of the Security Interest in the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Collateral.

(e)                                  The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company or any other obligor of the Equal and Ratable Debt Obligations, any obligations in respect of any Secured Cash Management Agreement which constitute Obligations or any obligations in respect of any Secured Hedge Agreement which constitute Obligations, as applicable.

(f)                                   The Collateral Agent may execute any of the powers granted under this Security Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(g)                                  The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a Notice of Event of Default (as defined in the Collateral Agency Agreement).  The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(h)                                 Notwithstanding anything to the contrary herein, nothing in this Security Agreement shall or shall be construed to (i) result in the Security Interest in the Collateral securing the Equal and Ratable Debt Obligations less than equally and ratably with the Credit Agreement Obligations to the extent required by the E&R Debt Instruments or (ii) modify or affect the rights of the Equal and Ratable Debt Secured Parties to receive the pro rata share specified in Section 5.4(a)(ii) of any proceeds of any collection or sale of Collateral.

(i)                                     The parties hereto agree that the Equal and Ratable Debt Obligations and the Credit Agreement Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the E&R Debt Instruments, as in effect on the date hereof.  To the extent that the rights and benefits herein or

24

in any other Collateral Document conferred on the Equal and Ratable Debt Secured Parties shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such Equal and Ratable Debt Secured Parties only those rights and benefits that are required by such provisions.  Any and all rights not herein expressly given to the Equal and Ratable Debt Secured Parties are expressly reserved to the Collateral Agent and the Secured Parties other than the Equal and Ratable Debt Secured Parties.

8.                                      Miscellaneous.

8.1                               Amendments in Writing.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Administrative Agent in accordance with Section 9.02 of the Credit Agreement and Section 4.1 of the Collateral Agency Agreement; provided, however, that the requisite written consent of the holders of the applicable Equal and Ratable Debt and/or the applicable Equal and Ratable Debt Agent under the applicable E&R Debt Instrument shall be required with respect to any proposed release, waiver, amendment or other modification of this Security Agreement that would materially and adversely affect the rights of the holders of one or more series of the Equal and Ratable Debt to equally and ratably share in the security provided for herein with respect to the Collateral.  Except as set forth in this Section 8.1, neither the holders of any of the Equal and Ratable Debt nor any of the Equal and Ratable Debt Agents shall have any rights to approve any release, waiver, amendment, modification, charge, discharge or termination with respect to this Security Agreement.

8.2                               Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 4.2 of the Collateral Agency Agreement; provided that (i) any notice to an Equal and Ratable Debt Agent may be made to its address as set forth in the most recent copy of the applicable E&R Debt Instrument provided to the Collateral Agent by the Company and (ii) notice to any Equal and Ratable Debt Agent shall be deemed sufficient notice to the holders of the applicable Equal and Ratable Debt for all purposes hereunder.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                               Enforcement Expenses; Indemnification.

(a)                                 Each Grantor agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

25

(b)                                 Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c)                                  Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Company would be required to do so pursuant to Section 9.03 of the Credit Agreement.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement, the other Loan Documents, the Equal and Ratable Debt and the E&R Debt Instruments.

8.5                               Successors and Assigns.  This Security Agreement shall be binding upon and shall inure to the benefit of the Grantors and their respective successors and assigns and the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by Section 6.03 of the Credit Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

8.6                               Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent, the Equal and Ratable Debt Agents and the Company.

8.7                               Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8                               Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9                               Integration.  This Security Agreement together with the other Loan Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents to which they are a party.

8.10                        GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY,

26

AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11                        Submission to Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under any Collateral Document or the enforcement of any judgment in respect thereof);

(b)                                 consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto, and in the case of each Grantor hereunder, such Grantor hereby irrevocably authorizes and directs the Company to accept such service on its behalf;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Company from its contractual obligations to indemnify the indemnitees specified in Section 9.03 of the Credit Agreement.

8.12                        Acknowledgments.  Each party hereto hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

27

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other Secured Party or among the Grantors and the Lenders and any other Secured Party.

8.13                        Additional Grantors.  Each Subsidiary of the Company that is required to become a party to this Security Agreement pursuant to Section 5.10 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto.  The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.15                        Collateral Agency Agreement.  In exercising its rights hereunder, the Collateral Agent agrees to be bound by the provisions of the Collateral Agency Agreement and shall be entitled to the privileges, rights, indemnities and other benefits thereof.  In the event of any conflict between the terms of the Collateral Agency Agreement and this Security Agreement, the terms of the Collateral Agency Agreement shall govern and control.

[Remainder of page intentionally left blank]

28

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Grantors:

KINDER MORGAN, INC.

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

EL PASO HOLDCO LLC

By:
Name:
Title:

EL PASO LLC

By:
Name:
Title:

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

[ADDITIONAL GRANTORS]

By:
Name:
Title:

Collateral Agent:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

2

Schedule 1

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule 2

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule 3

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX A TO
SECURITY AGREEMENT

SUPPLEMENT NO. [  ] dated as of [                    ], to the SECURITY AGREEMENT dated as of [                  ], [        ] (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries (as defined therein) of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors” and, each a “Grantor”) and Barclays Bank PLC, as Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein).

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.                                    The Grantors have entered into the Security Agreement in order to induce (i) the Lenders and the Issuing Banks (as defined in the Credit Agreement) to continue making their respective Extensions of Credit to the Company under the Credit Agreement and (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary.

C.                                    Pursuant to Section 4.1(b) of the Security Agreement, at or prior to the time for delivery of financial statements set forth in Section 5.01(a) and (b) of the Credit Agreement, each Grantor has agreed to deliver to the Collateral Agent a written supplement substantially in the form of this Supplement with respect to any additional Copyrights, Patents and Trademarks acquired by such Grantor after the Collateral Delivery Date.  The Grantors have identified on Schedule I, II and III hereto the additional Copyrights, Patents and Trademarks registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office acquired by such Grantors after the Collateral Delivery Date.  The undersigned Grantors are executing this Supplement in order to facilitate supplemental filings to be made by the Collateral Agent with the United States Copyright Office and the United States Patent and Trademark Office.

Accordingly, the Collateral Agent and the Grantors agree as follows:

SECTION 1.  (a) Schedule 1 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule I hereto, (b) Schedule 2 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule II hereto and (c) Schedule 3 of the Security Agreement is hereby supplemented, as applicable, by the information (if any) set forth in the Schedule III hereto.

SECTION 2.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Intellectual Property set forth in Schedules I, II and III hereto.  Each Grantor hereby represents and warrants that the information set forth on Schedules I, II and III hereto is true and correct in all material respects as of the date hereof.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the

Collateral Agent, the Equal and Ratable Debt Agents and the Company.  This Supplement shall become effective as to each Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Grantor and the Collateral Agent.

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 8.  Each Grantor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as Grantor

By:
Name:
Title:

BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule II

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

ANNEX B TO
THE SECURITY AGREEMENT

SUPPLEMENT NO. [  ], dated as of [                    ], to the SECURITY AGREEMENT dated as of [                      ], [          ] (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Kinder Morgan, Inc., a Delaware corporation (the “Company”), each of the Subsidiaries (as defined therein) of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, and the Company are referred to collectively as the “Grantors” and each, a “Grantor”) and Barclays Bank PLC, as Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein)

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.                                    The Grantors have entered into the Security Agreement in order to induce (i) the Lenders and the Issuing Banks (as defined in the Credit Agreement) to continue to make their respective Extensions of Credit to the Company under the Credit Agreement and (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary.

C.                                    Section 5.10 of the Credit Agreement and Section 8.13 of the Security Agreement provide that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of this Supplement.  Each undersigned Domestic Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce (i) the Lenders and the Issuing Banks to continue to make their respective Extensions of Credit to the Company and (ii) the Cash Management Banks and Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreement.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent, the Equal and Ratable Debt Agents and the Company.  This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4.  Each New Grantor hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Grantor, (b) set forth under its signature hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (c) as of the date hereof (i) Schedule II hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights registered or applied for with the United States Copyright Office, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents registered or applied for with the United States Patent and Trademark Office, (iii) Schedule IV hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 8.2 of the Security Agreement.

SECTION 9.  Each New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

, as New Grantor

By:
Name:
Title:

[INSERT INFORMATION FROM SECTION 4(b)]
BARCLAYS BANK PLC,
as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SUPPLEMENT NO. [    ] TO SECURITY AGREEMENT]

Schedule I

Location of Collateral

Schedule II

Copyrights

UNITED STATES COPYRIGHTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule III

Patents

UNITED STATES PATENTS:

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	DESCRIPTION	APPLICATION NUMBER

Schedule IV

Trademarks

UNITED STATES TRADEMARKS:

Registrations:

OWNER	TRADEMARK	REGISTRATION NUMBER

Applications:

OWNER	TRADEMARK	APPLICATION NUMBER

EXHIBIT 1.01-F-3

FORM OF COLLATERAL AGENCY AGREEMENT

among

KINDER MORGAN, INC.,

as the Company,

BARCLAYS BANK PLC,

as the Collateral Agent,

BARCLAYS BANK PLC,
as the Administrative Agent,

and

THE OTHER CREDIT PARTIES PARTY HERETO

Exhibit A                                     Permitted Refinancing Instruments Designation

Exhibit B                                     Additional Equal and Ratable Instruments Designation

i

This COLLATERAL AGENCY AGREEMENT dated as of [                    ], [      ] (this “Agreement”), is entered into by and among KINDER MORGAN, INC., a Delaware corporation (the “Company”), the other Credit Parties party hereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), and BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Credit Agreement (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Company is party to the Credit Agreement dated as of May [6], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Lenders (as defined in the Credit Agreement), the Administrative Agent, Barclays Bank PLC, Citibank, N.A. and JPMorgan Chase Bank, N.A., each as an Issuing Bank (as defined therein), Barclays Bank PLC, as the Swingline Lender (as defined therein) and the other agents and entities party thereto, pursuant to which, among other things, (a) the Lenders have severally agreed and will severally agree to make Loans (as defined in the Credit Agreement) to the Company and the Issuing Banks (as defined therein) have agreed and will agree to issue Letters of Credit (as defined therein) for the account of the Company (such Loans and Letters of Credit collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) certain Cash Management Banks or Hedge Banks (each as defined in the Credit Agreement) are permitted to enter into Cash Management Agreements and Hedge Agreements (each as defined in the Credit Agreement) which may at any time after and including the date hereof and prior to a subsequent Collateral Fall-Away Event be designated as Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement);

WHEREAS, pursuant to the Guarantee Agreement dated as of May [6], 2014 (as amended and restated on the date hereof, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) among each of the signatories listed on the signature pages thereto as a guarantor and each other entity that becomes a party thereto pursuant to the terms of the Guarantee (the “Guarantors” and individually, a “Guarantor”) and the Administrative Agent, each Guarantor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Administrative Agent for the benefit of the Equal and Ratable Debt Secured Parties (as defined below) and the Credit Agreement Secured Parties (as defined below) the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Equal and Ratable Debt Obligations (as defined below) and the Credit Agreement Obligations (as defined below);

WHEREAS, the Company and the other Credit Parties (as defined below) entered into that certain Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Grantors (as defined below) party thereto have agreed to secure all of the Equal and Ratable Debt Obligations and the Credit Agreement Obligations by granting to the Collateral Agent for the benefit of each Equal and Ratable Debt Secured Parties and the Credit Agreement Secured Parties a security interest in all of their respective right, title and interest in the Collateral (as defined therein);

WHEREAS, the Company and the other Credit Parties entered into that certain Pledge Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which the Pledgors (as defined below) party thereto have agreed to secure all of the Equal and Ratable Debt Obligations and the Credit Agreement Obligations by pledging to the Collateral Agent for the benefit of each of the Equal and Ratable Debt

1

Secured Parties and the Credit Agreement Secured Parties a security interest in all of their respective right, title and interest in the Collateral (as defined therein);

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Company to make valuable transfers to the Grantors (as defined below) in connection with the operation of their respective businesses;

WHEREAS, a Collateral Trigger Event (as defined in the Credit Agreement) has occurred and as a result thereof pursuant to Section 5.08 of the Credit Agreement, the Credit Parties party hereto shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, the indentures and credit facilities pursuant to which each series of notes or CDS Facilities constituting Equal and Ratable Debt existing as of the date hereof were issued or established restrict the ability of the Grantors to grant a security interest in the Collateral to secure the Credit Agreement Obligations, unless the Grantors grant an equal and ratable security interest in the Collateral to secure the obligations of the Grantors in respect thereof.

NOW, THEREFORE, in consideration of the premises and to induce (i) the Lenders and the Issuing Banks to continue to make their respective Extensions of Credit to the Company under the applicable Secured Obligation Documents (as defined below) to which they are a party and to permit the transactions contemplated thereby and (ii) each Cash Management Bank to enter into Secured Cash Management Agreements and each Hedge Bank to enter into Secured Hedge Agreements with the Company or any Restricted Subsidiary, the parties hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE 1
DEFINED TERMS

1.1                               RULES OF INTERPRETATION.  Unless otherwise provided herein, the rules of interpretation set forth in Section 1.05 of the Credit Agreement shall apply, mutatis mutandis, to this Agreement.

1.2                               DEFINED TERMS1.2.1          .

(a)                                 Unless otherwise defined herein, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings set forth for such terms in the Credit Agreement.

(b)                                 As used herein, the terms “Administrative Agent”, “Cash Management Banks”, “Credit Agreement Obligations”, “Credit Party”, “Default”, “E&R Debt Instruments”, “Equal and Ratable Debt”, “Equal and Ratable Debt Obligations”, “Equal and Ratable Debt Secured Parties”, “Existing Equal and Ratable Debt”, “Hedge Banks”, “Lenders”, “Letters of Credit”, “Lien”, “Loan Documents”, “Permitted Refinancing Instruments”, “Person”, “Restricted Subsidiary”, “Secured Cash Management Agreements”, “Secured Hedge Agreements”, “Subsidiary” and “UCC” shall have the meanings given to such terms in the Security Agreement.

(c)                                  Capitalized terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC.

2

(d)                                 The following terms when used herein, including the preamble and recitals hereto, shall have the following meanings:

“Act of the Secured Parties” shall mean, as to any matter, a direction in writing delivered to the Collateral Agent by or with the written consent of the Requisite Secured Parties, accompanied by written confirmation from the Administrative Agent as to the aggregate amount of Measured Obligations of consenting Credit Agreement Secured Parties represented by the Administrative Agent.

“Actionable Default” shall mean the occurrence of any Default under (and as defined in) the Credit Agreement.

“Additional Equal and Ratable Debt” shall have the meaning assigned to such term in the Credit Agreement, to the extent designated pursuant to an Additional Equal and Ratable Instruments Designation.

“Additional Equal and Ratable Debt Document” shall have the meaning assigned to such term in each Additional Equal and Ratable Instruments Designation, together with any guarantees or other documents associated therewith.

“Additional Equal and Ratable Instruments” shall mean any debt securities or CDS Facilities constituting Additional Equal and Ratable Debt that have been designated as “Additional Equal and Ratable Instruments” pursuant to Section 4.13 hereto.

“Additional Equal and Ratable Instruments Designation” shall have the meaning given in Section 4.13(a) hereto.

“Additional Equal and Ratable Instruments Effective Date” shall have the meaning given in Section 4.13(b) hereto.

“Additional Equal and Ratable Instruments Reaffirmation Agreement” shall have the meaning provided in Section 4.13(a) hereto.

“Agent” shall mean the Administrative Agent or the Collateral Agent, as applicable.

“Agreement” shall have the meaning given in the preamble hereto.

“Collateral” shall mean all collateral of the Grantors and Pledgors securing the Obligations pursuant to the Security Documents.

“Collateral Agent” shall have the meaning given in the preamble hereto.

“Company” shall have the meaning given in the preamble hereto.

“Credit Agreement” shall have the meaning provided in the recitals hereto.

“Credit Agreement Secured Parties” shall mean the “Secured Parties” as defined in the Credit Agreement.

“Event of Default” shall mean the occurrence of an Event of Default under (and as defined in) the Credit Agreement.

3

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“Grantors” shall mean the “Grantors” as defined in the Security Agreement.

“Guarantee” shall have the meaning provided in the recitals hereto.

“Guarantors” shall have the meaning assigned to such term in the recitals hereto.

“Indemnitee” shall mean the Collateral Agent and its directors, officers, employees, trustees, investment advisors and agents.

“Measured Obligations” shall mean, with respect to any Credit Agreement Secured Party on any day, without duplication, (i) the amount of all obligations constituting principal owed to such Credit Agreement Secured Party under the Credit Agreement, plus (ii) other than in connection with an exercise of remedies, the aggregate amount of all unfunded commitments of such Credit Agreement Secured Party under the Credit Agreement to extend credit which, when funded, would constitute Obligations, plus (iii) the face amount of all outstanding letters of credit whether or not then available or drawn in which such Credit Agreement Secured Party has a participation under the Credit Agreement. For the avoidance of doubt, the Measured Obligations of any Secured Party other than a Credit Agreement Secured Party shall be zero.

“Notice of Actionable Default” shall mean written notice, received by the Collateral Agent from the Administrative Agent stating that an Actionable Default has occurred and is continuing.

“Notice of Event of Default” shall mean written notice, received by the Collateral Agent from the Administrative Agent stating that an Event of Default has occurred and is continuing.

“Obligations” shall mean the collective reference to the Credit Agreement Obligations and the Equal and Ratable Debt Obligations.

“Permitted Refinancing Instruments Designation” shall have the meaning given in Section 4.12(a) hereto.

“Pledge Agreement” shall have the meaning provided in the recitals hereto.

“Pledgors” shall mean the “Pledgors” as defined in the Pledge Agreement.

“Refinancing Indebtedness” shall mean any Indebtedness incurred to replace, refinance or refund any Credit Agreement Obligations or any Equal and Ratable Debt, in each case, that is or may from time to time be incurred by any Credit Party in compliance with the terms of the Credit Agreement.

“Refinancing Indebtedness Agent” shall mean any trustee or any agent that has the role of administrative agent under a Refinancing Indebtedness Document.

“Refinancing Indebtedness Document” shall have the meaning assigned to such term in each Permitted Refinancing Instruments Designation, as applicable.

“Refinancing Instruments Effective Date” shall have the meaning given in Section

4

4.12(b) hereto.

“Refinancing Instruments Reaffirmation Agreement” shall have the meaning provided in Section 4.12(a) hereto.

“Requisite Secured Parties” shall mean, as of any date of determination, the Secured Parties (other than the Hedge Banks and Cash Management Banks) then holding at least a majority of the sum of the Measured Obligations under the Credit Agreement.

“Secured Obligation Documents” shall mean the Credit Agreement, E&R Debt Instruments, Secured Hedge Agreements, Secured Cash Management Agreements, and all other documents, instruments or agreements evidencing any Obligations (other than this Agreement and the Collateral Documents).

“Secured Parties” shall mean, collectively, the Credit Agreement Secured Parties and the Equal and Ratable Debt Secured Parties.

“Security Agreement” shall have the meaning provided in the recitals hereto.

ARTICLE 2
OBLIGATIONS AND POWERS OF COLLATERAL AGENT

2.1                               APPOINTMENT AND UNDERTAKINGS OF THE COLLATERAL AGENT.

(a)                                 Pursuant to Section 5.08 of the Credit Agreement, [Barclays Bank PLC](1) is hereby appointed the Collateral Agent hereunder by the Administrative Agent (on behalf of itself and each Lender).  By accepting the benefits hereof and of the Collateral Documents of which the following Secured Parties are a beneficiary, each of the Hedge Banks, the Cash Management Banks and the Equal and Ratable Debt Secured Parties hereby appoint Barclays Bank PLC as the Collateral Agent hereunder and under the other Collateral Documents and agrees to be bound by the terms hereof.

(b)                                 Subject to, and in accordance with, this Agreement, the Collateral Agent will, as Collateral Agent, for the benefit solely and exclusively of the present and future Secured Parties, in accordance with the terms of this Agreement:

(i)                                     accept, enter into, hold, maintain, administer and enforce all Collateral Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Collateral Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Collateral Documents;

(ii)                                  take all lawful and commercially reasonable actions permitted under the Collateral Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(1)  Note — To the extent Barclays Bank PLC remains Administrative Agent.

5

(iii)                               deliver and receive notices pursuant to this Agreement and the Collateral Documents;

(iv)                              sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Collateral Documents and its other interests, rights, powers and remedies;

(v)                                 remit as provided in Section 2.6 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Collateral Documents or any of its other interests, rights, powers or remedies;

(vi)                              execute and deliver supplements to the Collateral Documents and, upon receipt of any requisite consents set forth herein, amendments, in each case from time to time authorized pursuant to Section 4.1; provided that, in the case of any amendment requiring the direction of an Act of the Secured Parties, the Collateral Agent shall have received a certificate of an Authorized Officer of the Borrower as provided in Section 4.1(c) prior to delivering and executing such amendment; and

(vii)                           release any Lien granted to it by any Collateral Document upon any Collateral if and as required by Section 2.2.

(c)                                  The Collateral Agent hereby irrevocably undertakes and agrees, on the terms and conditions set forth in this Agreement, to act as a non-fiduciary collateral agent for the benefit exclusively of the present and future holders of Obligations, to enter into the Collateral Documents and to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies, in each case pursuant to the Collateral Documents and applicable law and to act as set forth in this Article 2 or as requested in any lawful directions given to it from time to time in respect of any matter relating to the foregoing by an Act of the Secured Parties.

(d)                                 Each Credit Party acknowledges and consents to the undertakings of the Collateral Agent set forth in Sections 2.1(b) and 2.1(c) and agrees to each of the other provisions of this Agreement applicable to it, as expressly noted thereby.

2.2                               RELEASE OR SUBORDINATION OF LIENS.

Notwithstanding anything to the contrary contained in the Secured Obligation Documents, the Collateral Agent will not release or consent to the release or subordination of any Lien granted by any Collateral Document, except (i) for a release of or the subordination of any Lien with respect to all or substantially all of the Collateral, upon the written direction of the Administrative Agent, (ii) for a release of or the subordination of any Lien with respect to less than all or substantially all of the Collateral, upon an Act of the Secured Parties, (iii) with respect to any Collateral, as required or permitted under the Credit Agreement (and any Collateral Documents related thereto), including upon the occurrence of a Collateral Fall-Away Event, provided that the Administrative Agent shall confirm in writing to the Collateral Agent that such release or subordination is permitted or required under the Credit Agreement, (iv) upon termination of this Agreement in accordance with Section 3.1 hereof or (v) as ordered pursuant to applicable law or a court of competent jurisdiction.

6

For the avoidance of doubt, if (i) the Credit Agreement (and any Collateral Document related thereto) provides for an automatic release of the Collateral Agent’s Lien over all or any part of the Collateral upon a disposition of such Collateral, (ii) such disposition complies with the terms of the Credit Agreement (and any Collateral Document related thereto) and (iii) upon such disposition, the Collateral Agent’s Lien over such Collateral would automatically be released under the Credit Agreement (and any Collateral Document related thereto), then such release shall be deemed permitted under this Agreement without the consent of the Collateral Agent, the Administrative Agent or any other Secured Party hereunder and the Collateral Agent shall be authorized to execute and deliver any acknowledgment or other document reasonably requested by the Company to evidence such automatic release.

2.3                               EVENT OF DEFAULT AND ACTIONABLE DEFAULT.

(a)                                 If the Collateral Agent at any time receives a Notice of Event of Default or a Notice of Actionable Default, it shall promptly deliver written notice thereof to the Administrative Agent.  Following receipt of a Notice of Event of Default or a Notice of Actionable Default, subject to Article 3, the Collateral Agent shall act, or decline to act, as directed by an Act of the Secured Parties, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Collateral Documents or applicable law.

(b)                                 Unless it has been directed to the contrary by an Act of the Secured Parties, the Collateral Agent in any event may (but shall not be obligated to) take or refrain from taking such action with respect to an Event of Default or an Actionable Default as it may deem advisable and in the best interest of the holders of Obligations.

2.4                               EQUAL AND RATABLE SHARING.

Notwithstanding (a) anything to the contrary contained in the Secured Obligation Documents, (b) the time, order or method of attachment of the Collateral Agent’s Liens, (c) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (d) the time of taking possession or control over any Collateral, (e) the rules for determining priority under the UCC or any other law governing relative priorities of the Secured Parties or (f) the time of the entering into of the Secured Obligation Documents or any extension of credit pursuant to the Secured Obligation Documents:

(i)                                     all Liens at any time granted to secure any Obligations will secure equally and ratably (based on the outstanding amounts of such Obligations of each such Secured Party) all of the Obligations and all other present and future Obligations; and

(ii)                                  all proceeds of Collateral encumbered by such Liens shall be allocated and distributed equally and ratably (based on the outstanding Obligations of each such Secured Party; provided, however, that in making such calculations, all Obligations owing to any Secured Party are first reduced by the fair market value of any additional assets or property of any Credit Party that secure Obligations arising under any hedge, swap or other derivative instruments permitted to be secured by additional Liens pursuant to Section 2.5 hereof), on account of the Obligations, in accordance with Section 2.6.

7

2.5                               NO SEPARATE COLLATERAL.

No Credit Party shall grant or permit any additional Liens on any asset or property to secure any Obligations owing to any Secured Party (other than Obligations arising under any hedge, swap or other derivative instruments) unless it has granted or concurrently grants a Lien on such asset or property to secure all other Obligations owing to each other Secured Party; provided that, notwithstanding the foregoing, a Credit Party may Cash Collateralize any Letters of Credit issued by any Issuing Bank to the extent required to do so pursuant to the Credit Agreement.  To the extent that the foregoing provision is not complied with for any reason, without limiting any other rights and remedies available to any Secured Party, any amounts received by or distributed to any Secured Party pursuant to or as a result of Liens granted in contravention of this Section 2.5 shall be received by such Secured Party in trust and promptly transferred to the Collateral Agent for distribution as “proceeds” of Collateral and to be applied in accordance with Section 2.6.

2.6                               APPLICATION OF PROCEEDS.

(a)                                 After the Collateral Agent’s exercise of any right or remedy with respect to any Collateral under any of the Collateral Documents, all such proceeds of Collateral received by the Collateral Agent shall be applied, together with (i) any insurance proceeds relating to or derived from the Collateral received by the Collateral Agent to the extent not otherwise applied or required to be applied or permitted to be retained by any Credit Party to be applied pursuant to the Loan Documents and (ii) any proceeds required to be delivered to the Collateral Agent by any other Secured Party pursuant to the terms hereof and the other Collateral Documents, in accordance with Section 5.4 of the Security Agreement and Section 12 of the Pledge Agreement.

(b)                                 For the purpose of this Section 2.6, “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or other enforcement of the Collateral Agent’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Obligations) or distributed in any bankruptcy case or insolvency or liquidation proceeding in respect of any claim upon any Obligation that is allowed or enforceable therein as a claim secured by Collateral pursuant to the Collateral Documents.  If any Secured Party collects or receives any proceeds from a foreclosure, collection or other enforcement or proceeds of any title or other insurance that should have been applied to the payment of the Obligations in accordance with Section 2.6(a) above, such Secured Party will forthwith deliver the same to the Collateral Agent, for the benefit of the Secured Parties, to be applied in accordance with Section 2.6(a).

2.7                               CALCULATION OF OBLIGATIONS AND MEASURED OBLIGATIONS.

The Administrative Agent hereby agrees that, upon request of the Collateral Agent, it shall promptly deliver a certificate to the Collateral Agent specifying, as of the requested date, the amount of any Obligations and the amount of any Measured Obligations held by the Credit Agreement Secured Parties.  If requested by the Collateral Agent, the Administrative Agent shall supply the Collateral Agent with reasonable supporting documentation to evidence the amount of such Obligations and Measured Obligations.

2.8                               THE COLLATERAL AGENT.

(a)                                 Each Secured Party, by accepting the benefits of this Agreement and each other Collateral Document to which it is a party or of which it is the beneficiary, irrevocably authorizes the Collateral Agent to take such action on such Secured Party’s behalf and to exercise such powers, rights and remedies hereunder and under the Collateral Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  The Collateral Agent shall have only those duties and

8

responsibilities that are expressly specified herein and in the Collateral Documents.  The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  The Collateral Agent shall not have, by reason hereof or any of the Collateral Documents, a fiduciary relationship in respect of any Secured Party or any Credit Party and nothing herein or any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the Collateral Documents except as expressly set forth herein or therein.

(b)                                 The Collateral Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Collateral Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Secured Parties or by or on behalf of any Secured Party to the Collateral Agent or any Secured Party in connection with the Collateral Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Collateral Documents or as to the existence or possible existence of any Actionable Default, Event of Default or Default or to make any disclosures with respect to the foregoing.

(c)                                  Neither the Collateral Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Secured Parties for any action taken or omitted by the Collateral Agent under or in connection with any of the Collateral Documents except to the extent caused by the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the Collateral Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have been instructed in respect thereof by an Act of the Secured Parties and, upon such instruction, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions.  Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder or under any of the Collateral Documents in accordance with an Act of the Secured Parties.

(d)                                 The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any Collateral Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 2.8 shall apply to any of the Affiliates of the Collateral Agent and shall apply to their respective activities in connection with the transactions contemplated hereby and by the Collateral Documents as well as activities as the Collateral Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 2.8 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were

9

named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Secured Parties and (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent.

(e)                                  Section 9.03 of the Credit Agreement is hereby incorporated into this Agreement mutatis mutandis and shall apply to the Collateral Agent in respect of any of its duties, obligations and rights hereunder or under any Collateral Documents.

(f)                                   The Administrative Agent agrees to indemnify the Collateral Agent, to the extent that the Collateral Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Collateral Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the Collateral Documents; provided, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(g)                                  No direction given to the Collateral Agent which imposes, or purports to impose, upon the Collateral Agent any obligation not set forth in or arising under this Agreement or any Collateral Document accepted or entered into by the Collateral Agent shall be binding upon the Collateral Agent.

(h)                                 No Secured Party or any other holder of Obligations shall have any responsibility or duty (except for any duties pursuant to Section 2.8(f) hereof) whatsoever in respect of the Collateral or the Collateral Documents or any other interest, right, power or remedy granted to or enforceable by the Collateral Agent, it being understood and agreed by the Collateral Agent and by each Credit Party that only the Collateral Agent shall be bound by, or liable for breach of, the obligations of the Collateral Agent set forth in or arising under the Collateral Documents, including all obligations imposed by law upon a secured party relating to the protection, maintenance, release or enforcement of any security interest in any Collateral or any other interest, right, power or remedy of the Collateral Agent.

(i)                                     The Collateral Agent may resign at any time by notifying the Administrative Agent and the Company.  Upon any such resignation, the Requisite Secured Parties with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Company (not to be unreasonably withheld or delayed) shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Requisite Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may (with the consent of the Company, not to be unreasonably withheld or delayed), on behalf of the Secured Parties, appoint a successor Collateral

10

Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank; provided that if such retiring Collateral Agent shall notify the Company and the Administrative Agent that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (y) all payments, communications and determinations provided to be made by, to or through such Collateral Agent shall instead be made by or to the Administrative Agent directly, until such time as the Requisite Secured Parties with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Company (not to be unreasonably withheld or delayed) appoint a successor Collateral Agent as provided for above in this paragraph.  Upon the acceptance of any appointment as a Collateral Agent hereunder by such a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After the Collateral Agent’s resignation hereunder, the provisions of Section 2.8(e) and (f) hereof and Section 8.06 and Section 9.03 of the Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a Collateral Agent.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, the retiring Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent in respect of the Collateral to the successor Collateral Agent.  After any retiring the Collateral Agent’s resignation or replacement hereunder as the Collateral Agent, the provisions of this Article 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.  Upon any such resignation, the former Collateral Agent shall take all steps reasonably necessary to assign the Liens and security interests in Collateral to the successor Collateral Agent and deliver any Collateral in its physical possession to the successor Collateral Agent.

(j)                                    Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty (i) as to any Collateral in its possession or control or in the possession or control of any agent or bailee, (ii) to derive or obtain any income thereon or (iii) as to preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(k)                                 The rights and powers granted herein to the Collateral Agent are powers coupled with an interest, and will neither be affected by the bankruptcy of any Credit Party nor by the lapse of time.

2.9                               DECISION-MAKING.

(a)                                 None of the Collateral Agent, the Administrative Agent, any Lender, any holder of the Equal and Ratable Debt or any other Secured Party may exercise or enforce any right, power or discretion, give any consent or any waiver, or make any determination under or in respect of any provisions of the Secured Obligation Documents or the Collateral Documents in violation of this Agreement.

11

(b)                                 If, at any time, (i) the Collateral Agent proposes to exercise any discretion conferred on it under the Collateral Documents or (ii) any party hereto in accordance with this Agreement notifies the Collateral Agent of a matter with respect to which it believes the Collateral Agent should exercise its discretion, then the Collateral Agent shall, as soon as practicable, notify the Administrative Agent of the matter in question specifying, if relevant, the manner in which the Collateral Agent proposes to exercise its relevant discretion.

(c)                                  The Administrative Agent shall, within 30 days after receipt of a written request therefor, provide a certificate to the Collateral Agent setting forth instructions for responding to the matter for which its instructions were sought by the Collateral Agent.

(d)                                 As to any matter not expressly provided for by this Agreement or the other Collateral Documents, the Collateral Agent will act or refrain from acting as directed by an Act of the Secured Parties and shall be fully protected and have no liability to any Secured Party for such course of action or inaction if the Collateral Agent relies on such Act of the Secured Parties, and any action taken or omitted to be taken pursuant to such Act of the Secured Parties shall be binding on the Secured Parties.

ARTICLE 3
TERMINATION OF AGREEMENT

This Agreement and the other Collateral Documents shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Credit Party party thereto and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the earlier to occur of (A) (i) all Credit Agreement Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full (or with respect to obligations under any Secured Hedge Agreement or any Secured Cash Management Agreement comprising such Credit Agreement Obligations, other arrangements satisfactory to the counterparties thereto), (ii) the commitments under the Credit Agreement shall be terminated, (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Issuing Bank) and (iv) the Company shall have delivered a certification from an Authorized Officer of the Company certifying as to clauses (i) through (iii) above or (B) a Collateral Fall-Away Event relating to and subsequent to the Collateral Trigger Event giving rise to this Agreement shall have occurred and the Company shall have delivered a certification from an Authorized Officer of the Company certifying as to the occurrence of such Collateral Fall-Away Event.  For the avoidance of doubt, this Agreement and the other Collateral Documents may terminate notwithstanding that any Equal and Ratable Debt Obligations remain outstanding.

ARTICLE 4
MISCELLANEOUS

4.1                               AMENDMENTS.

(a)                                 No amendment, waiver or supplement to the provisions of this Agreement will be effective without an Act of the Secured Parties together with the written approval of the Collateral Agent and the Administrative Agent; provided, however, that any amendment, waiver or supplement that would adversely affect the rights of the Company or any other Credit Party will also require the written consent of such Credit Party.

12

(b)                                 No amendment, waiver or supplement to the provisions of any Collateral Document will be effective without the written approval of the Collateral Agent acting as directed by an Act of the Secured Parties, except that:

(i)                                     any amendment or supplement that has the effect solely of:

(x)                                 adding or maintaining Collateral, securing Refinancing Indebtedness as provided in Sections 4.12 hereof, securing Additional Equal and Ratable Instruments as provided in Section 4.13 hereof or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein; or

(y)                                 providing for the assumption of any Credit Party’s obligations under any Secured Obligation Document or Collateral Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Credit Party to the extent not prohibited by the terms of the Credit Agreement;

will become effective when executed and delivered by the Company or any other applicable Credit Party thereto and the Collateral Agent;

(ii)  (x) the Collateral Agent and the Company may amend, modify or supplement any provision of this Agreement and any other Collateral Document to cure any ambiguity, omission, defect or inconsistency so long as such amendment, modification or supplement (A) does not adversely affect the rights or obligations of any Secured Party and (B) is permitted by the terms of the Credit Agreement (and the Loan Documents related thereto) and (y) to the extent the terms of any Loan Document expressly permit an amendment, modification or supplement of such Loan Document solely with the consent of the Collateral Agent and the Company (and without the consent of any other party), the Collateral Agent and the Company shall be permitted to enter into such amendment, modification or supplement in accordance with the terms of such Loan Document without the consent of any other party hereto;

(iii)                               no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Measured Obligations to vote its outstanding Measured Obligations as to any matter described as subject to an Act of Secured Parties (or amends the provisions of this Section 4.1(b)(iii) or the definition of “Act of the Secured Parties”) will become effective without the consent of the holders of a majority of the Measured Obligations under the Credit Agreement;

(iv)                              no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Measured Obligations

(x)                                 to share in the order of application described in Section 2.6 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described herein; or

(y)                                 to require that Liens securing Obligations be released only as set forth in the provisions described in Section 2.2,

will become effective without the consent of the holders of a majority of the Measured Obligations under the Credit Agreement to the extent the Credit Agreement Secured Parties are adversely affected thereby;

13

(v)                                 any amendment or supplement that would require consent from any other Secured Party pursuant to the terms of (i) Section 8.1 of the Security Agreement or (ii) Section 20 of the Pledge Agreement shall also require the written consent of the requisite parties specified therein; and

(vi)                              no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent will become effective without the written consent of the Collateral Agent.

(c)                                  On or prior to entering into any amendment of any Collateral Document that requires the direction of an Act of the Secured Parties, the Collateral Agent, upon request to the Company, will be entitled to receive an officers’ certificate of the Company stating that such amendment will comply with the terms of this Agreement; provided that in such certificate the Company shall be able to assume the accuracy of information provided to it by the Administrative Agent in respect of votes received in respect of such amendment.

4.2                               NOTICES.

Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Agent or the Administrative Agent:

Credit Contact:

Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Attention: [May Huang]

Facsimile: 212-526-5115

Telephone: 212-526-0787

Email:  [may.huang@barcap.com/]

LTMNY@barcap.com

with a copy to:

Post Close Operations/Administrative Contact:

Barclays Capital Services LLC

1301 Sixth Avenue

New York, NY 10019

Attention: [Andrea Lubinsky]

Facsimile: 917-522-0569

Telephone: 212-320-7741

Email: xraUSLoanOps5@BarclaysCapital.com /

[andrea.lubinsky@barcap.com]

If to the Company:

Kinder Morgan, Inc.

1001 Louisiana St., Suite 1000

Houston, TX  77002

Facsimile: (713) 445-8302

Attention: Anthony Ashley

14

If to a Credit Party (other than the Company):

c/o Kinder Morgan, Inc.

1001 Louisiana St., Suite 1000

Houston, TX  77002

Facsimile: (713) 445-8302

Attention: Anthony Ashley

Except as set forth herein, the Collateral Agent shall have no obligation to send a notice to any Secured Party.

Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Person shall be effective until received by such Person; provided, further, any such notice or other communication shall, at the request of any Agent, be provided to any sub-agent appointed pursuant to the Collateral Documents and designated by any such Agent from time to time.

Notices and other communications to Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent; provided that the foregoing shall not apply to notices to any Secured Party if such Secured Party has notified the Collateral Agent that it is incapable of receiving notices by electronic communication.  The Collateral Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.

4.3                               DELAY AND WAIVER.

No failure or delay on the part of the Collateral Agent or any Secured Party in the exercise of any power, right or privilege hereunder or under any Collateral Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to the Collateral Agent and each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the Secured Obligation Documents or any of the Collateral Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or

15

remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

4.4                               APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.5                               CONSENT TO JURISDICTION4.5.1                                 .

Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof (provided that the Collateral Agent reserves the right to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under any this Agreement or any other Collateral Document or the enforcement of any judgment in respect thereof);

(b)                                 consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 4.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto and each Credit Party (other than the Company) party hereto irrevocably authorizes and directs the Company to accept service on its behalf;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 4.5 any special, exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Company from its contractual obligations to indemnify the indemnitees specified in Section 9.03 of the Credit Agreement and Section 2.8(e) hereof with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Credit Party of its guarantee thereof.

4.6                               WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

16

4.7                               SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.8                               HEADINGS.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.9                               SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that no Credit Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (acting as directed by an Act of the Secured Parties) except pursuant to a transaction permitted by the Credit Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of any Agent and the Secured Parties and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

4.10                        ENTIRE AGREEMENT.

This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.  In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, any other Secured Obligation Document or any Collateral Document, the terms, conditions and provisions of this Agreement shall prevail.

4.11                        COUNTERPARTS.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Company.

4.12                        DESIGNATION OF PERMITTED REFINANCING INSTRUMENTS.

(a)                                 The Company may designate any Refinancing Indebtedness that is or may be incurred under any Refinancing Indebtedness Document as a “Permitted Refinancing Instrument” for purposes of this Agreement and the other Collateral Documents upon complying with the following conditions:

17

(i)                                     an Authorized Officer’s execution and delivery of a Permitted Refinancing Instruments Designation with respect to such Refinancing Indebtedness substantially in the form of Exhibit A attached hereto (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Permitted Refinancing Instruments Designation”), and the delivery of such executed Permitted Refinancing Instruments Designation to the Administrative Agent and the Collateral Agent; provided that the Company may only effect such designation by delivering to the Collateral Agent a Permitted Refinancing Instruments Designation that attaches as Exhibit 1 to such Permitted Refinancing Instruments Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Refinancing Instruments Reaffirmation Agreement”), which Refinancing Instruments Reaffirmation Agreement has been duly executed by the Company, each other Grantor and each Guarantor; and

(ii)                                  such Refinancing Indebtedness that is designated as a “Permitted Refinancing Instrument” pursuant to this Section 4.12 shall constitute “Refinancing Indebtedness”.

(b)                                 Upon satisfaction of the conditions in Section 4.12(a), any Refinancing Indebtedness that is or may be incurred under such Refinancing Indebtedness Document shall constitute a “Permitted Refinancing Instrument”. The date on which the foregoing conditions shall have been satisfied with respect to such Refinancing Indebtedness is herein called the “Refinancing Instruments Effective Date”.  Prior to the Refinancing Instruments Effective Date with respect to such Refinancing Indebtedness, all references herein and in the other Collateral Documents to Permitted Refinancing Instruments shall be deemed not to take into account such Refinancing Indebtedness, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness is not then so designated.  On and after the Refinancing Instruments Effective Date with respect to such Refinancing Indebtedness, all references herein to Permitted Refinancing Instruments shall be deemed to take into account such Refinancing Indebtedness Document, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Refinancing Indebtedness is then so designated.

(c)                                  With respect to any obligations in respect of Refinancing Indebtedness that is designated as a “Permitted Refinancing Instrument” after the date hereof, the Company and each of the other Grantors agrees (x) to take such actions (if any) as may from time to time reasonably be requested by the Collateral Agent or any Act of the Secured Parties and enter into such amendments, modifications and/or supplements to the then existing Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by Section 4.12(d) below) which may be entered into without the consent of any party hereto other than the Collateral Agent and the applicable Grantors, to ensure that the obligations in respect of such Permitted Refinancing Instrument are secured by, and entitled to the benefits of, the relevant Collateral Documents and any Lien on any Collateral to secure such obligations is a valid and perfected Lien (with the priority contemplated by the Collateral Documents), and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such amendments, modifications and/or supplements (and additional Collateral Documents); provided that such amendment, modification or supplement does not adversely affect the validity, perfection or priority of the Lien of the Collateral Agent and (y) otherwise to reasonably cooperate to effectuate a designation of Refinancing Indebtedness as a Permitted Refinancing Instrument pursuant to this Section 4.12 (including without limitation, if requested, by executing an acknowledgment of the

18

occurrence of any Refinancing Instruments Effective Date).  The Company and each other Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.12(c) or Section 4.12(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d)                                 Without limitation of the foregoing, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, agreements, collateral assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as reasonably be requested by the Collateral Agent or any Act of the Secured Parties from time to time in order to carry out more effectively the purposes of Section 4.12(c).

4.13                        DESIGNATION OF ADDITIONAL EQUAL AND RATABLE INSTRUMENTS.

(a)                                 The Company may designate any Additional Equal and Ratable Debt that is or may be incurred under any Additional Equal and Ratable Debt Document as an “Additional Equal and Ratable Instrument” for purposes of this Agreement and the other Collateral Documents upon complying with the following conditions:

(i)                                     an Authorized Officer’s execution and delivery of an Additional Equal and Ratable Instruments Designation with respect to such Additional Equal and Ratable Debt substantially in the form of Exhibit B attached hereto (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (a “Additional Equal and Ratable Instruments Designation”), and the delivery of such executed Additional Equal and Ratable Instruments Designation to the Administrative Agent and the Collateral Agent; provided that the Company may only effect such designation by delivering to the Collateral Agent an Additional Equal and Ratable Instruments Designation that attaches as Exhibit 1 to such Additional Equal and Ratable Instruments Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit B of this Agreement (with such changes as the Company and the Collateral Agent may agree to in their reasonable discretion) (an “Additional Equal and Ratable Instruments Reaffirmation Agreement”), which Additional Equal and Ratable Instruments Reaffirmation Agreement has been duly executed by the Company, each other Grantor and each Guarantor; and

(ii)                                  such Additional Equal and Ratable Debt that is designated as an “Additional Equal and Ratable Instrument” pursuant to this Section 4.13 shall constitute “Additional Equal and Ratable Debt” as defined herein.

(b)                                 Upon satisfaction of the conditions in Section 4.13(a), any Additional Equal and Ratable Debt that is or may be incurred under such Additional Equal and Ratable Debt Document shall constitute an “Additional Equal and Ratable Instrument”. The date on which the foregoing conditions shall have been satisfied with respect to such Additional Equal and Ratable Debt is herein called the “Additional Equal and Ratable Instruments Effective Date”.  Prior to the Additional Equal and Ratable Instruments Effective Date with respect to such Additional Equal and Ratable Debt, all references herein and in the other Collateral Documents to Additional Equal and Ratable Instruments shall be deemed not to take into account such Additional Equal and Ratable Debt, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Additional Equal and Ratable Debt is not then so designated.  On and after the Additional Equal and Ratable Instruments

19

Effective Date with respect to such Additional Equal and Ratable Debt, all references herein to Additional Equal and Ratable Instruments shall be deemed to take into account such Additional Equal and Ratable Debt Document, and the rights and obligations of the Collateral Agent shall be determined on the basis that such Additional Equal and Ratable Debt is then so designated.

(c)                                  With respect to any obligations in respect of Additional Equal and Ratable Debt that is designated as an “Additional Equal and Ratable Instrument” after the date hereof, the Company and each of the other Grantors agrees (x) to take such actions (if any) as may from time to time reasonably be requested by the Collateral Agent or any Act of the Secured Parties and enter into such amendments, modifications and/or supplements to the then existing Collateral Documents (or execute and deliver such additional Collateral Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by Section 4.13(d) below) which may be entered into without the consent of any party hereto other than the Collateral Agent and the applicable Grantors, to ensure that the obligations in respect of such Additional Equal and Ratable Instrument are secured by, and entitled to the benefits of, the relevant Collateral Documents and any Lien on any Collateral to secure such obligations is a valid and perfected Lien (with the priority contemplated by the Collateral Documents), and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such amendments, modifications and/or supplements (and additional Collateral Documents); provided that such amendment, modification or supplement does not adversely affect the validity, perfection or priority of the Lien of the Collateral Agent and (y) otherwise to reasonably cooperate to effectuate a designation of Additional Equal and Ratable Debt as an Additional Equal and Ratable Instrument pursuant to this Section 4.13 (including without limitation, if requested, by executing an acknowledgment of the occurrence of any Additional Equal and Ratable Instruments Effective Date).  The Company and each other Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 4.13(c) or Section 4.13(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d)                                 Without limitation of the foregoing, each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, agreements, collateral assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as reasonably be requested by the Collateral Agent or any Act of the Secured Parties from time to time in order to carry out more effectively the purposes of Section 4.13(c)

 [Remainder of page internationally left blank.]

20

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the date first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

KINDER MORGAN (DELAWARE), INC.

By:
Name:
Title:

EL PASO HOLDCO LLC

By:
Name:
Title:

EL PASO LLC

By:
Name:
Title:

EL PASO PIPELINE HOLDING COMPANY, L.L.C.

By:
Name:
Title:

[NAMES OF ANY OTHER CREDIT PARTIES]

By:
Name:
Title:

Signature page

BARCLAYS BANK PLC,
as the Collateral Agent

By:
Name:
Title:

BARCLAYS BANK PLC,
as the Administrative Agent

By:
Name:
Title:

Signature page

EXHIBIT A

to the Collateral Agency Agreement

PERMITTED REFINANCING INSTRUMENTS DESIGNATION

PERMITTED REFINANCING INSTRUMENTS DESIGNATION dated as of                    , 20    , (this “Designation”) by KINDER MORGAN, INC., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) dated as of [                    ], [            ] among the Company, the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) and the other secured parties party thereto.

Reference is made to that certain [insert name of Refinancing Indebtedness Document], dated as of                    , 20     (the “Refinancing Indebtedness Document”), among [list any applicable Credit Party], [list the Refinancing Indebtedness Agent], as [trustee][agent] (the “Refinancing Indebtedness Agent”) and certain other Refinancing Indebtedness Secured Parties (as defined below), pursuant to which the [Credit Parties](1) (as defined therein) incurred obligations thereunder.  “Refinancing Indebtedness Secured Parties” shall mean the Refinancing Indebtedness Agent, the noteholders, the lenders, the other agents or any other secured parties under the Refinancing Indebtedness Document together with any other secured party associated therewith whose liens are permitted by the definition of “Permitted Pari Liens” as defined in the Credit Agreement.

Section 4.12 of the Collateral Agency Agreement permits the Company to designate a Refinancing Indebtedness Document as a “Permitted Refinancing Instrument” under the Collateral Agency Agreement and the other Collateral Documents.  Accordingly:

Section 1.  Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Collateral Agent that:

(1)                                 the Refinancing Indebtedness incurred under the Refinancing Indebtedness Document that is designated as a “Permitted Refinancing Instrument” pursuant to this Designation constitutes “Refinancing Indebtedness”;

(2)                                 the principal amount of such Refinancing Indebtedness (or in the case of any revolving facility, letter of credit facility or similar facility, the aggregate commitments under such Refinancing Indebtedness Document) does not exceed the principal amount (or aggregate commitments) of the Original Indebtedness (as defined below) thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(3)                                 the direct and contingent obligors with respect to such Refinancing Indebtedness are not changed (other than in connection with the addition of guarantors pursuant to the terms of the Original Indebtedness, and as long as such additional guarantors also guarantee the Obligations);

(1)                                 Revise as appropriate to reflect correct defined term.

(4)                                 if such Refinancing Indebtedness constitutes a modification, replacement, refinancing, refunding, renewal or extension of all or part of the Equal and Ratable Debt and any guarantees thereof or any other Permitted Refinancing Instruments and any guarantees thereof that constituted Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinated to the Credit Agreement Obligations to substantially the same extent; and

(5)                                 all conditions set forth in Section 4.12 of the Collateral Agency Agreement with respect to the Refinancing Indebtedness have been satisfied.

For purposes of this Designation, “Original Indebtedness” shall mean the indebtedness that is modified, replaced, refinanced, refunded, renewed or extended pursuant to the Refinancing Indebtedness.

Section 2.  Designation of Refinancing Indebtedness Document.  The Company hereby designates such Refinancing Indebtedness that is or may be incurred under the Refinancing Indebtedness Document as a “Permitted Refinancing Instrument” under the Collateral Agency Agreement and the other Collateral Documents.

Section 3.  Miscellaneous. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Designation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

ii

IN WITNESS WHEREOF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 1 TO

PERMITTED REFINANCING INSTRUMENTS DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) dated as of [                    ], [        ] among KINDER MORGAN, INC., a Delaware corporation (the “Company”), the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) and the other secured parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of         , 20     in connection with a Permitted Refinancing Instruments Designation of even date herewith (the “Designation”).

Reaffirmation. Each of the undersigned hereby consents to the designation of the Refinancing Indebtedness as a Permitted Refinancing Instrument as set forth in the Designation and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Collateral Documents and Secured Obligation Documents to which it is party, and agrees that, notwithstanding such designations or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Collateral Document and Secured Obligation Documents to which it is a party, are not impaired and shall continue to be in full force and effect and such Refinancing Indebtedness Secured Parties (as defined in the Designation) shall be entitled to all of the benefits of the Collateral Documents and the applicable Secured Obligations Documents.

Miscellaneous Provisions.  Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Reaffirmation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors and guarantors]

By:
Name:
Title:

EXHIBIT B

to the Collateral Agency Agreement

ADDITIONAL EQUAL AND RATABLE INSTRUMENTS DESIGNATION

ADDITIONAL EQUAL AND RATABLE INSTRUMENTS DESIGNATION dated as of                    , 20    , (this “Designation”) by KINDER MORGAN, INC., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) dated as of [                ], [        ] among the Company, the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) and the other secured parties party thereto.

Reference is made to that certain [insert name of Additional Equal and Ratable Debt Document], dated as of                    , 20     (the “Additional Equal and Ratable Document”), among [list any applicable Credit Party], [list the Additional Equal and Ratable Indebtedness Agent], as [trustee][agent] (the “Additional Equal and Ratable Indebtedness Agent”) and certain other Additional Equal and Ratable Debt Secured Parties (as defined below), pursuant to which the [Credit Parties](1) (as defined therein) incurred obligations thereunder.  “Additional Equal and Ratable Debt Secured Parties” shall mean the Additional Equal and Ratable Debt Agent, the lenders, the noteholders, the other agents or any other secured parties under the Additional Equal and Ratable Debt Document together with any other secured party associated therewith whose Liens are permitted by the definition of “Permitted Pari Liens” as defined in the Credit Agreement.

Section 4.13 of the Collateral Agency Agreement permits the Company to designate an Additional Equal and Ratable Debt as an “Additional Equal and Ratable Instrument” under the Collateral Agency Agreement and the other Collateral Documents.  Accordingly:

Section 1.  Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Collateral Agent that:

(1)                                 the Additional Equal and Ratable Indebtedness incurred under the Additional Equal and Ratable Debt Document that is designated as an “Additional Equal and Ratable Instrument” pursuant to this Designation constitutes “Additional Equal and Ratable Debt” as defined in the Collateral Agency Agreement; and

(2)                             all conditions set forth in Section 4.13 of the Collateral Agency Agreement with respect to the Additional Equal and Ratable Debt have been satisfied.

Section 2.  Designation of Additional Equal and Ratable Document.  The Company hereby designates such Additional Equal and Ratable Debt that is or may be incurred under the Additional Equal and Ratable Debt Document as an “Additional Equal and Ratable Instrument” under the Collateral Agency Agreement and the other Collateral Documents.

Section 3.  Miscellaneous. Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Designation rather than to the Collateral Agency Agreement).

(1)                                 Revise as appropriate to reflect correct defined term.

[Remainder of page intentionally left blank.]

ii

IN WITNESS WHEREOF, the undersigned has caused this Designation to be duly executed by its duly authorized officer or other representative, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 1 TO

ADDITIONAL EQUAL AND RATABLE INSTRUMENTS DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Collateral Agency Agreement”) dated as of [                  ], [        ] among KINDER MORGAN, INC., a Delaware corporation (the “Company”), the other Credit Parties party thereto, BARCLAYS BANK PLC, as the collateral agent for the Secured Parties (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”), BARCLAYS BANK PLC, as administrative agent on behalf of the lenders under the Credit Agreement (as defined in the Collateral Agency Agreement) (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) and the other secured parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of         , 20     in connection with an Additional Equal and Ratable Instruments Designation of even date herewith (the “Designation”).

Reaffirmation. Each of the undersigned hereby consents to the designation of the Additional Equal and Ratable Debt as an Additional Equal and Ratable Instrument as set forth in the Designation and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Collateral Documents and Secured Obligation Documents to which it is party, and agrees that, notwithstanding such designations or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Collateral Document and Secured Obligation Documents to which it is a party, are not impaired and shall continue to be in full force and effect and such Additional Equal and Ratable Debt Secured Parties (as defined in the Designation) shall be entitled to all of the benefits of the Collateral Documents and the applicable Secured Obligations Documents.

Miscellaneous Provisions.  Sections 4.4 through 4.11 of the Collateral Agency Agreement are incorporated herein, mutatis mutandis (to apply to this Reaffirmation rather than to the Collateral Agency Agreement).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors and guarantors]

By:
Name:
Title:

EXHIBIT 1.01-F-4

FORM OF AGREED OPINION

[Delivered seperately to the Administrative Agent and Lenders.]

EXHIBIT 1.01-G

FORM OF
AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE(1)

This Affiliated Lender Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](2) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](3) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](4) hereunder are several and not joint.](5)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities(6) of Term Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and

(1)                                 Note: This Form of Affiliated Lender Assignment and Acceptance is not applicable to any assignee that is an investment fund managed or advised by Affiliates of the Borrower (other than the Borrower and its Subsidiaries) that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of its business with respect to which any Affiliate does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; use Form of Assignment and Acceptance (see Exhibit 1.01-A).

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(3)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(4)                                 Select as appropriate.

(5)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

(6)                                 Include all applicable subfacilities.

obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

2.                                      Assignee[s]:

                                                                                                                                                and is an Affiliated Lender.

3.                                      Borrower:                                          Kinder Morgan, Inc.

4.                                      Administrative Agent:                         Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Credit Agreement, dated as of May 6, 2014, among Kinder Morgan, Inc., the Lenders from time to time parties thereto, Barclays Bank PLC, as Administrative Agent, the Issuing Banks named therein and the other parties named therein

6.                                      Assigned Interest[s]:

Assignor[s](7)	Assignee[s](8)	Aggregate Amount of Term Loan Commitments/ Term Loans for all Lenders(9)	Amount of Term Loan Commitments/ Term Loans Assigned	Percentage Assigned of Term Loan Commitments/ Term Loans(10)		CUSIP Number

		$	$		%
		$	$		%
		$	$		%

[7.          Trade Date:          ](11)

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(7)                                 List each Assignor, as appropriate.

(8)                                 List each Assignee, as appropriate.

(9)                                 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(10)                          Set forth, to at least 9 decimals, as a percentage of the Term Loan Commitments/Term Loans of all Lenders thereunder.

(11)                          To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

8.             Additional Representations and Covenants of [Affiliated Lender].  [The][Each] Affiliated Lender represents and warrants that (a) it is an Affiliated Lender; and (b) to the best of such Affiliated Lender’s knowledge after due inquiry, as of the Effective Date, after giving effect to this Assignment and Assumption, the aggregate principal amount of the Term Loans held by all Affiliated Lenders does not exceed 25% of the total principal amount outstanding under the Term Facility at the time of such purported assignment. By executing this Assignment and Assumption, each Affiliated Lender agrees to be bound by the terms of Section 9.05(a)(v) of the Credit Agreement in accordance with its terms.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR[S](12)

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE[S](13)

[NAME OF ASSIGNEE]

By:

Title:

(12)                          Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(13)                          Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and](14) Accepted:

Barclays Bank PLC, as
Administrative Agent

By:
Title:

[Consented to: Kinder Morgan, Inc.

By:
Title:](15)

(14)                          Insert for the Administrative Agent when its consent is required under the Credit Agreement.

(15)                          Insert for the Borrower when its consent is required under the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the paragraph following Section 9.05(a)(vii) and Section 9.05(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05(a)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest and (vii) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 2.16 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.

3.1.         In accordance with Sections 9.04 and 9.05 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Acceptance, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement with a Credit Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Acceptance, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Acceptance covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 thereof).

3.2.         This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT 2.03

FORM OF BORROWING REQUEST

Dated

Barclays Bank PLC,

as Administrative Agent

745 Seventh Avenue

New York, New York, 10019

Attn:  May Huang

Ladies and Gentlemen:

This Borrowing Request is delivered to you by Kinder Morgan, Inc. (the “Borrower”), a Delaware corporation, under Section 2.03 of the Credit Agreement dated as of May 6, 2014 (as further restated, amended, modified, supplemented and in effect, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, and the other parties thereto.

1.             The Borrower hereby requests that the Lenders make a [Term] [Revolving Credit] [Swingline](1) Loan or Loans in the aggregate principal amount of $                            .(2)

2.             The Borrower hereby requests that the [Term] [Revolving Credit] [Swingline] Loan be made on the following Business Day:                                 .(3)

3.             The Borrower hereby requests that the Borrowing be [an ABR Borrowing] [a Eurodollar Borrowing]. (4)

4.             In the case of a Eurodollar Borrowing, the initial Interest Period shall be [one week](5) [one month] [two months] [three months] [six months] [twelve months](6).

5.             The Borrower hereby requests that the funds of the [Term] [Revolving Credit] [Swingline] Loans be disbursed to the bank account identified in the most recent Notice of Account Designation delivered to the Administrative Agent.

6.             After giving effect to the requested Revolving Credit Loans, the aggregate Revolving Credit Exposures, outstanding as of the date hereof (including the requested Revolving Credit Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

(1)                                 Items 3 and 4 are not to be completed with respect to requests for Swingline Loans.

(2)                                 Complete with an amount in accordance with Section 2.03 of the Credit Agreement.

(3)                                 Complete in accordance with Section 2.03 of the Credit Agreement. The date of such Borrowing shall be the Closing Date in the case of Term Loans, a Business Day in the case of Revolving Credit Loans and the same Business Day in the case of Swingline Loans if such Borrowing Request is delivered no later than 12:00 noon New York, New York, such Business Day.

(4)                                 If no election as to Type of Borrowing is made, the Requested Borrowing shall be an ABR Borrowing.

(5)                                 Only to the extent LIBOR for such Interest Period is quoted by Bloomberg or a similar customary reporting service as of any date of determination.

(6)                                 Only if agreed to by all Lenders.

7.             All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this            day of                               ,             .

KINDER MORGAN, INC.

By:

Name:

Title:

EXHIBIT 2.05

FORM OF LETTER OF CREDIT REQUEST

Dated

Barclays Bank PLC,

as Administrative Agent and Issuing Bank

745 Seventh Avenue

New York, New York, 10019

Attn:  May Huang

and

[Name and address of Issuing Bank,

if the Issuing Bank is not Barclays Bank PLC]

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you by Kinder Morgan, Inc., (the “Company”), a Delaware corporation, under Section 2.05 of the Credit Agreement dated as of May 6, 2014 (as further restated, amended, modified, supplemented, and in effect from time to time, the “Credit Agreement”), by and among the Company, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, and the other parties named therein.

The Company hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the “Proposed Letter of Credit”) as required by Section 2.05(e) of the Credit Agreement.  The Proposed Letter of Credit must be issued:

on or before                                         ,            (1)

for the benefit of                             whose address is

In the amount of $

having an expiry date of                                 ,          (2)

attached hereto is any special language to be incorporated into the Proposed Letter of Credit.

or

The Company hereby refers to Letter of Credit Number                            (the “Existing Letter of Credit”) which has an existing expiry date of                               .  The Company hereby requests

(1)                                 Must be a date not earlier than five Business Days after notice is given to the Issuing Bank.

(2)                                 May include requirement for automatic extension provision but, in any event must comply with Section 2.05(f) of the Credit Agreement.

that [the expiry date of the Expiring Letter of Credit be extended to                           . (2)] [the Existing Letter of Credit be amended.] [the Existing Letter of Credit be renewed. (3)]

1.                                      After giving effect to the Proposed Letter of Credit, (i) the LC Exposure for all Letters of Credit issued by such Issuing Bank does not exceed such Issuing Bank’s Letter of Credit Commitment at such time, (ii) the total LC Exposure does not exceed the LC Sublimit and (iii) the total Revolving Credit Exposure does not exceed the Total Revolving Credit Commitment.

2.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

The undersigned hereby certifies that:

1.                                      The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (unless such representation and warranty expressly relates to an earlier date and except if such representation and warranty was qualified by materiality in Article IV of the Credit Agreement, in which case such representation and warranty shall be true and correct in all respects after giving effect to such qualification as set forth in Article IV of the Credit Agreement); and

2.                                      No Default or Event of Default has occurred and is continuing on the date hereof or would result from the issuance of the Letter of Credit requested hereby.

[Remainder of page intentionally left blank]

(3)                                 If an amendment, describe the proposed amendment.

IN WITNESS WHEREOF, the undersigned have executed this Letter of Credit Request this            day of                               ,           .

KINDER MORGAN, INC.,
as the Company

Name:

Title:

EXHIBIT 2.06

NOTICE OF ACCOUNT DESIGNATION

Dated as of:  May 6, 2014

Barclays Bank PLC,

as Administrative Agent

745 Seventh Avenue

New York, New York 10019

Attention:  May Huang

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you by Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.06 of the Credit Agreement dated as of May 6, 2014 (as amended, restated, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time parties thereto, Barclays Bank PLC, Citibank N.A. and JPMorgan Chase Bank, N.A. as Issuing Banks and Barclays Bank PLC, as Administrative Agent for the Lenders (the “Administrative Agent”).

1.                                      The Administrative Agent is hereby authorized to disburse all Loan proceeds (other than Loan Proceeds as of the Closing Date) into the following account:

Name of Bank: Wells Fargo Bank

ABA Routing Number: 121000248

Account Number: 1010918554

2.                                      This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.                                      Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the            day of                         , 2014.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 2.07

FORM OF INTEREST ELECTION REQUEST

Date:  [                    ], 20[    ]

Barclays Bank PLC

as Administrative Agent

745 Seventh Avenue

New York, New York 10019

Attention:  May Huang

Facsimile:  (212) 526-5115

Re:                             Kinder Morgan, Inc. — Interest Election Request

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of May 6, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent, and the other parties thereto from time to time. Capitalized terms used but not otherwise defined in this Interest Election Request shall have the meanings assigned to such terms in the Credit Agreement.

1.                                      Interest Election Request.  This Interest Election Request relates to the Borrower’s election to (i) continue a Eurodollar Borrowing, (ii) convert a Eurodollar Borrowing or (iii) convert a Base Rate Borrowing on [              ] (the “Interest Election Date”), as indicated below (check each that applies):

☐                                   Continuation of Eurodollar Borrowing.

Pursuant to Section 2.07 of the Credit Agreement, this Interest Election Request confirms our written election on the date hereof to continue the following outstanding Borrowing comprised of Eurodollar Loans on the Interest Election Date, as follows:

(A)	Expiration date of current Interest Period:

(B)	Aggregate amount of outstanding Borrowing:

(C)	Aggregate amount to be continued as Eurodollar Loans:

(D)	Elected Interest Period:

☐                                   Conversion of Eurodollar Borrowing.

Pursuant to Section 2.07 of the Credit Agreement, this Interest Election Request confirms our written election on the date hereof to convert the following outstanding Borrowing comprised of Eurodollar Loans to Borrowing(s) comprised of ABR Loans on the Interest Election Date, as follows:

(A)	Expiration date of current Interest Period:

(B)	Aggregate amount of outstanding Borrowing:

(C)	Aggregate amount to be converted to ABR Loans:

☐                                   Conversion of Base Rate Borrowing.

Pursuant to Section 2.07 of the Credit Agreement, this Interest Election Request confirms our written election on the date hereof that the following outstanding Borrowing comprised of ABR Loans be converted to a Borrowing comprised of Eurodollar Loans on the Interest Election Date, as follows:

(A)	Date of Conversion:

(B)	Aggregate amount of outstanding Borrowing:

(C)	Aggregate amount to be converted to Eurodollar Loans:

(D)	Elected Interest Period:

2.                                      Certifications.  The Borrower hereby represents and warrants to the Lenders that, as of the date of this Interest Election Request and after giving effect to the continuations or conversions being requested under Section 1 hereof, no Default or Event of Default has occurred and is continuing.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request as of the date first written above.

KINDER MORGAN, INC.

By:
Name:
Title:

EXHIBIT 2.10

[FORM OF PREPAYMENT NOTICE]

PREPAYMENT NOTICE

Date:             ,

To:                             Barclays Bank PLC,
                                                as Administrative Agent

745 Seventh Avenue
                                                New York, NY 10019

Attention: May Huang

Facsimile: (212) 526-5115

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 6, 2014 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Agreement”; the terms defined therein being used herein as therein defined), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, Barclays Bank PLC, JPMorgan Chase Bank, N.A. and Citibank, N.A. as Issuing Banks, and the other parties thereto.  All capitalized terms used but not defined herein have the meanings assigned in the Agreement.

This Prepayment Notice is delivered to you pursuant to Section 2.10 of the Agreement.  The Borrower hereby gives notice of a prepayment of Loans as follows:

1.                                      (select Class of Loans)

☐  Term Loans

☐  Revolving Credit Loans

☐  Swingline Loans

2.                                      (select Type(s) of Loans)

☐  ABR Loans in the aggregate principal amount of $                .

☐  Eurodollar Loans with an Interest Period ending             , 201     in the aggregate principal amount of $                .

3.                                      On                     , 201     (a Business Day).

Kinder Morgan, Inc.

By:
Name:
Title:

EXHIBIT 2.16-A

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 6, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Kinder Morgan, Inc., a Delaware corporation, the lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent for the lenders.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-United States person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the three calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
Date:

EXHIBIT 2.16-B

Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 6, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Kinder Morgan, Inc., a Delaware corporation, the lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent for the lenders.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-United States person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the three calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

EXHIBIT 2.16-C

Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 6, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Kinder Morgan, Inc., a Delaware corporation, the lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent for the lenders.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the three calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:

EXHIBIT 2.16-D

Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 6, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Kinder Morgan, Inc., a Delaware corporation, the lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent for the lenders.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the three calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
Date:

EXHIBIT 2.22

FORM OF NEW LOAN INCREASE JOINDER

NEW LOAN INCREASE JOINDER, dated as of [                        ], 201[  ] (this “Agreement”), by and among [NEW REVOLVING LOAN LENDERS] (each, a “New Revolving Loan Lender” and, collectively, the “New Revolving Loan Lenders”), Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and Barclays Bank PLC, as Administrative Agent in such capacity (the “Administrative Agent”).

R E C I T A L S

WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 6, 2014 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Barclays Bank PLC, Citibank, N.A. and JPMorgan Chase Bank, N.A., as Issuing Banks, Barclays Bank PLC as Administrative Agent, and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Revolving Credit Commitments by, among other things, entering into one or more New Loan Increase Joinders with New Revolving Loan Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Revolving Loan Lender party hereto hereby agrees to commit to provide its respective New Revolving Credit Commitment, as set forth opposite its name on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Revolving Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Revolving Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Revolving Loan Lender.

Each New Revolving Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.             Proposed Increase to Revolving Facility.  This Agreement represents the Borrower’s request to increase the Revolving Facility pursuant to Section 2.22 of the Credit Agreement through New Revolving Credit Commitments from the New Revolving Loan Lenders as follows (the “Proposed Revolving Credit Commitment Increase”):

(a) Business Day of Proposed Revolving Credit Commitment Increase:               ,           (the “Increased Amount Date”)

(b) Amount of Proposed Revolving Credit Commitment Increase: $                              (1)

2.             [Acknowledgment and Agreement.  Each New Revolving Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Revolving Loans that such New Revolving Loan Lender shall become a “Revolving Credit Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Revolving Credit Lender thereunder.](2)

3.             Credit Agreement Governs.  Except as set forth in this Agreement, the New Revolving Credit Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.             Borrower’s Certifications.  By its execution of this Agreement, the undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies that:

i.                                          The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (unless such representation and warranty expressly relates to an earlier date and except if such representation and warranty was qualified by materiality in Article IV of the Credit Agreement, in which case such representation and warranty shall be true and correct in all respects after giving effect to such qualification as set forth in Article IV of the Credit Agreement); and

ii.                                       No Default or Event of Default exists on such Increased Amount Date before or after giving effect to such New Revolving Credit Commitments.

5.             Borrower Covenants.  By its execution of this Agreement, Borrower hereby covenants that:

i.                                          Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Revolving Credit Commitments;

ii.                                       Borrower shall deliver or cause to be delivered the following legal opinions and documents: [                      ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

iii.                                    Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance on a Pro Forma Basis with the financial tests described in Section 6.07 of the Credit Agreement as of the Increased Amount Date and as of the last day of the most recent determination period, after giving

(1)                                 Amount not to exceed $250,000,000 in the aggregate with all other New Revolving Credit Commitments.

(2)                                 Insert bracketed language if the lending institution is not already a Revolving Credit Lender.

effect to such New Revolving Credit Commitments (assuming for the purposes of such calculation that any New Revolving Credit Commitments are fully drawn) and other customary and appropriate Pro Forma Adjustments, including any acquisitions or dispositions after the beginning of the relevant determination period and prior to or simultaneous with the effectiveness of such New Revolving Credit Commitments.

6.                                      Security.  If the Obligations are secured pursuant to the terms of the Credit Agreement, such New Revolving Credit Commitments will share pari passu in the collateral included in the Agreed Security Package.

7.             Consents.  The Administrative Agent, the Swingline Lender and the Issuing Banks have consented to each New Revolving Loan Lender that was not a Revolving Credit Lender under the Credit Agreement prior to the date hereof.

8.             Notice.  For purposes of the Credit Agreement, the initial notice address of each New Revolving Loan Lender that is not a Revolving Credit Lender under the Credit Agreement shall be as set forth below its signature below.

9.             Tax Forms.  For each relevant New Revolving Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Revolving Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 2.16(g) of the Credit Agreement.

10.          Recordation of the New Revolving Credit Commitments.  Upon execution and delivery hereof, the Administrative Agent will record the New Revolving Credit Commitments made by each New Revolving Loan Lender in the Register.

11.          Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12.          Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13.          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.          Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

15.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this New Loan Increase Joinder as of [                              ,           ].

[NEW REVOLVING LOAN LENDER]

By:
Name:
Title:

[Notice Address:
Attention:
Telephone:
Facsimile:](3)

KINDER MORGAN, INC.

By:
Name:
Title:

(3)                                 Insert notice information if such New Revolving Loan Lender is not a Revolving Credit Lender under the Credit Agreement.

Consented to by:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

SCHEDULE A
TO NEW LOAN JOINDER

Name of New Revolving Loan Lender	New Revolving Credit Commitment Amount
[ ]	$
[ ]	$
Total: $

EXHIBIT 5.01

FORM OF COMPLIANCE CERTIFICATE

[            ,         ]

To:                             The Lenders party to the Credit Agreement

referred to below and Barclays Bank PLC

as Administrative Agent thereunder

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of May 6, 2014 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto (the “Lenders”) and Barclays Bank PLC, as Administrative Agent for the Lenders (the “Administrative Agent”).

The undersigned hereby certifies that he or she is the                                                          of the Borrower, and that as such he or she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Credit Agreement, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

1. Attached hereto as Annex A are the reasonably detailed calculations required to establish whether the Borrower is in compliance with the requirements of Section 6.07 of the Credit Agreement as of the date of the financial statements delivered herewith;

2. There does not exist an Event of Default or Default as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, setting forth the details and the action taken or proposed to be taken with respect thereto by the Borrower;

                                                3. The ratio of Consolidated Indebtedness to Consolidated EBITDA is             :1.

 [Remainder of page intentionally left blank]

The foregoing certifications, together with the computations set forth in Annex A hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of [          ], 20[    ] pursuant to Section 5.01 of the Credit Agreement.

KINDER MORGAN, INC.

By:

Name:

Title: [ ](1)

(1)                                 Insert title of applicable financial or accounting officer.

Annex A
to Compliance Certificate

FOR THE FISCAL YEAR ENDING [                ], 20[    ]

1.   CONSOLIDATED EBITDA(2)

(i)    all amounts the Borrower receives in cash directly or indirectly from Unrestricted Subsidiaries or any other Persons not consolidated with the Borrower during such period in the form of dividends or other distributions during such applicable period; provided that any such cash dividends or distributions actually received by the Borrower within 45 days after the last day of any fiscal quarter and attributable to operations of such Unrestricted Subsidiary and its consolidated Subsidiaries or such other Person not consolidated with the Borrower during the immediately preceding fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received by the Borrower (including when the Consolidated EBITDA for any period that includes such later fiscal quarter is measured); plus

$[ , ,	]

(ii)

(x)   to the extent the stock price for Capital Stock of KMR of the class received is quoted on a nationally recognized stock exchange, the fair market value of any dividend or distribution paid in kind by KMR directly or indirectly to the Borrower in the form of Capital Stock of KMR during such period that has not been Disposed of by the Borrower, which fair market value shall be determined by reference to the last quoted market price for Capital Stock of KMR as of market close on the date of distribution of such Capital Stock of KMR, provided that any such dividends or distributions actually received by the Borrower within 45 days after the last day of any fiscal quarter and attributable to operations of KMP and its consolidated Subsidiaries during the immediately preceding fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received by the Borrower (including when the Consolidated EBITDA for any period that includes such later fiscal quarter is measured); plus, without duplication,

$[ , ,	]

(y)   the net cash proceeds received during such period by the Borrower from the Disposition of Capital Stock of KMR that was received by the Borrower as a dividend or distribution paid in kind by KMR during such period, provided that any such net cash proceeds actually received by the Borrower within 45 days after the last day of any fiscal quarter and attributable to the Disposition of such Capital Stock of KMR shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received by the Borrower (including when the Consolidated EBITDA for any period that includes such later fiscal quarter is measured); plus

$[ , ,	]

(2)  Notwithstanding, (a) Consolidated EBITDA for any period will not include (and if included pursuant to  the calculations set forth below, will be adjusted to exclude) any (i) extraordinary, unusual or non-recurring gains or losses from asset sales, (ii) extraordinary, unusual or non-recurring gains, losses, charges, or costs from the operating activities or results of the Borrower and its Restricted Subsidiaries, and (iii) non-cash items of revenues or expense; and (b) Consolidated EBITDA shall be calculated after giving Pro Forma Effect to acquisitions of any Person, property, business or asset (to the extent not subsequently sold, transferred, abandoned or otherwise disposed) and any sale, transfer, abandonment or other disposition of any Person, property, business or asset made by the Borrower or any Restricted Subsidiary during such period (except that no Pro Forma Effect shall be given to any Specified Drop Down Dispositions made by the Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary).

(iii)

(x)   operating income of the Borrower and its Restricted Subsidiaries for  such  period (which, for the avoidance of doubt, shall not include any amounts included pursuant to clause (i) and (ii) above), calculated on a consolidated basis in accordance with GAAP; minus$[      ,      ,      ]

	$[ , ,	]

(y)   operating expenses, including operating lease expense and general and administrative expenses, of the Borrower and its Restricted Subsidiaries for such period to the extent not already deducted in the calculation of operating income, determined in each case, on a consolidated basis in accordance with GAAP.

	$[ , ,	]
equals
Consolidated EBITDA	$[ , ,	]

2. Consolidated Indebtedness

(i)

(x) all indebtedness of such Person for borrowed money actually owing by the Borrower and the Restricted Subsidiaries on such date to the extent appearing on the consolidated balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP); plus

(y) the principal component of all Capital Lease Obligations actually owing by the Borrower and the Restricted Subsidiaries on such date to the extent appearing on the consolidated balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capital Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP); plus

(z) all Guarantees in respect of Indebtedness of any Person other than the Borrower or any Restricted Subsidiary; minus

	$[ , ,	]

(ii)

(x) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date, plus

(y) Cash Equivalents of the Borrower and the Restricted Subsidiaries as at such date,

in the case of each of clauses (x) and (y), to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party.

	$[ , ,	]

For the avoidance of doubt, “Consolidated Indebtedness” shall include only those liabilities under Contingent Residual Indemnity Agreements that would be required under the loss contingency recognition principles in FASB ASC 450-20-25 to be reflected as “debt” (or any like classification) on the consolidated balance sheet of the Borrower on the date of determination.

Consolidated Indebtedness

3. RATIO OF CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA

(i) Consolidated Indebtedness	$[ , ,	]
divided by
(ii) Consolidated EBITDA	$[ , ,	]
equals
Ratio of Consolidated Indebtedness to Consolidated EBITDA	[	]